FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226943-02

Benchmark 2019-B10

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226943) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter, (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

 Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property
Loan	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(3)(8)	or ARD Balance($)(8)	Type(4)(5)	Type(4)
Loan	1	3 Columbus Circle(2)(33)	6.5%	1	JPMCB/GACC	75,000,000	75,000,000	75,000,000	Office	CBD
Loan	2	3 Park Avenue(2)(35)(36)	5.2%	1	CREFI	60,000,000	60,000,000	60,000,000	Office	CBD
Loan	3	Saint Louis Galleria(2)(34)	5.2%	1	GACC	60,000,000	60,000,000	54,672,291	Retail	Super Regional Mall
Loan	4	ARC Apartments(2)(33)	5.2%	1	CREFI/GACC	60,000,000	60,000,000	60,000,000	Multifamily	High Rise
Loan	5	9800 Wilshire(32)	4.8%	1	GACC	55,000,000	55,000,000	55,000,000	Office	CBD
Loan	6	5202 Ben White	3.7%	1	GACC	43,000,000	43,000,000	43,000,000	Office	Suburban
Loan	7	101 California(2)(33)(35)	3.5%	1	JPMCB	40,000,000	40,000,000	40,000,000	Office	CBD
Loan	8	Soho Beach House(2)(34)(36)	3.5%	1	CREFI	40,000,000	40,000,000	40,000,000	Mixed Use	Hospitality/Other
Loan	9	Pace Gallery HQ(2)	3.5%	1	CREFI	40,000,000	40,000,000	40,000,000	Mixed Use	Office/Gallery
Loan	10	AT580 Multi	3.3%	1	GACC	38,500,000	38,500,000	36,831,945	Multifamily	Mid Rise
Loan	11	Tailor Lofts	3.3%	1	JPMCB	38,000,000	38,000,000	34,976,999	Multifamily	Student Housing
Loan	12	Embassy Suites Scottsdale(34)	3.1%	1	GACC	35,500,000	35,500,000	35,500,000	Hospitality	Full Service
Loan	13	Flight(34)	2.9%	1	JPMCB	33,200,000	33,163,800	27,203,935	Office	CBD
Loan	14	The Crossing at Katy Ranch	2.7%	1	JPMCB	31,100,000	31,100,000	31,100,000	Multifamily	Garden
Loan	15	Dollar General Portfolio(34)	2.5%	33	GACC	29,200,000	29,200,000	26,250,922	Retail	Single Tenant
Property	15.01	Dollar General-Afton, NY	0.1%	1	GACC	1,073,823	1,073,823		Retail	Single Tenant
Property	15.02	Dollar General-Rogers City, MI	0.1%	1	GACC	1,015,778	1,015,778		Retail	Single Tenant
Property	15.03	Dollar General-Oakman, AL	0.1%	1	GACC	1,015,778	1,015,778		Retail	Single Tenant
Property	15.04	Dollar General-Attalla, AL	0.1%	1	GACC	979,501	979,501		Retail	Single Tenant
Property	15.05	Dollar General-Greenbush, MN	0.1%	1	GACC	979,501	979,501		Retail	Single Tenant
Property	15.06	Dollar General-Opelika, AL	0.1%	1	GACC	979,501	979,501		Retail	Single Tenant
Property	15.07	Dollar General-Ishpeming, MI	0.1%	1	GACC	954,106	954,106		Retail	Single Tenant
Property	15.08	Dollar General-Lisman, AL	0.1%	1	GACC	935,967	935,967		Retail	Single Tenant
Property	15.09	Dollar General-Verbena, AL	0.1%	1	GACC	921,456	921,456		Retail	Single Tenant
Property	15.10	Dollar General-Appleton, MN	0.1%	1	GACC	921,456	921,456		Retail	Single Tenant
Property	15.11	Dollar General-New York Mills, MN	0.1%	1	GACC	906,945	906,945		Retail	Single Tenant
Property	15.12	Dollar General-Barry, IL	0.1%	1	GACC	906,945	906,945		Retail	Single Tenant
Property	15.13	Dollar General-Thomaston, AL	0.1%	1	GACC	899,689	899,689		Retail	Single Tenant
Property	15.14	Dollar General-Coffeen, IL	0.1%	1	GACC	885,178	885,178		Retail	Single Tenant
Property	15.15	Dollar General-Payson, IL	0.1%	1	GACC	870,667	870,667		Retail	Single Tenant
Property	15.16	Dollar General-Garden City, AL	0.1%	1	GACC	870,667	870,667		Retail	Single Tenant
Property	15.17	Dollar General-Red Lake Falls, MN	0.1%	1	GACC	870,667	870,667		Retail	Single Tenant
Property	15.18	Dollar General-West Point, IA	0.1%	1	GACC	856,156	856,156		Retail	Single Tenant
Property	15.19	Dollar General-Backus, MN	0.1%	1	GACC	856,156	856,156		Retail	Single Tenant
Property	15.20	Dollar General-Erskine, MN	0.1%	1	GACC	848,900	848,900		Retail	Single Tenant
Property	15.21	Dollar General-Athens, AL	0.1%	1	GACC	841,645	841,645		Retail	Single Tenant
Property	15.22	Dollar General-Cullman, AL	0.1%	1	GACC	834,389	834,389		Retail	Single Tenant
Property	15.23	Dollar General-Pellston, MI	0.1%	1	GACC	834,389	834,389		Retail	Single Tenant

A-1-1

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property
Loan	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(3)(8)	or ARD Balance($)(8)	Type(4)(5)	Type(4)
Property	15.24	Dollar General-Clinton, AL	0.1%	1	GACC	827,134	827,134		Retail	Single Tenant
Property	15.25	Dollar General-Sebeka, MN	0.1%	1	GACC	827,134	827,134		Retail	Single Tenant
Property	15.26	Dollar General-Detroit, AL	0.1%	1	GACC	819,878	819,878		Retail	Single Tenant
Property	15.27	Dollar General-Larchwood, IA	0.1%	1	GACC	819,878	819,878		Retail	Single Tenant
Property	15.28	Dollar General-New Market, AL	0.1%	1	GACC	819,878	819,878		Retail	Single Tenant
Property	15.29	Dollar General-Ramer, AL	0.1%	1	GACC	819,878	819,878		Retail	Single Tenant
Property	15.30	Dollar General-Pansey, AL	0.1%	1	GACC	812,623	812,623		Retail	Single Tenant
Property	15.31	Dollar General-Pennington, AL	0.1%	1	GACC	812,623	812,623		Retail	Single Tenant
Property	15.32	Dollar General-Waterloo, AL	0.1%	1	GACC	812,623	812,623		Retail	Single Tenant
Property	15.33	Dollar General-Arab, AL	0.1%	1	GACC	769,089	769,089		Retail	Single Tenant
Loan	16	Tulsa Office Portfolio(2)	2.5%	9	CREFI	28,675,000	28,646,290	23,772,858	Office	Various
Property	16.01	Exchange Tower	0.6%	1	CREFI	6,936,787	6,929,842		Office	Suburban
Property	16.02	Towne Center	0.5%	1	CREFI	5,390,370	5,384,973		Office	Suburban
Property	16.03	Two Memorial Place	0.4%	1	CREFI	4,683,436	4,678,747		Office	CBD
Property	16.04	Triad Center I	0.2%	1	CREFI	2,385,901	2,383,513		Office	Suburban
Property	16.05	Corporate Place	0.2%	1	CREFI	2,385,901	2,383,513		Office	Suburban
Property	16.06	The 51 Yale Building	0.2%	1	CREFI	2,341,718	2,339,373		Office	Suburban
Property	16.07	Commerce Tower	0.2%	1	CREFI	1,899,884	1,897,982		Office	Suburban
Property	16.08	Riverbridge Office	0.1%	1	CREFI	1,458,051	1,456,591		Office	Suburban
Property	16.09	Three Memorial Place	0.1%	1	CREFI	1,192,951	1,191,756		Office	Suburban
Loan	17	Sharon Park Apartments	2.4%	1	CREFI	27,500,000	27,500,000	24,261,276	Multifamily	Garden
Loan	18	Spring Hollow Apartments(36)	2.3%	1	CREFI	27,000,000	27,000,000	23,951,320	Multifamily	Garden
Loan	19	Atrium Two(2)(35)	2.2%	1	GACC	25,500,000	25,500,000	21,568,341	Office	CBD
Loan	20	The Landing Apartments(36)	2.1%	1	GACC	24,000,000	24,000,000	22,198,902	Multifamily	Garden
Loan	21	Union Bay Apartments(36)	1.9%	1	GACC	21,700,000	21,700,000	21,700,000	Multifamily	Mid Rise
Loan	22	Baywood San Mateo(32)	1.8%	1	CREFI	21,000,000	21,000,000	21,000,000	Mixed Use	Office/Retail
Loan	23	Liberty Station Retail(2)	1.7%	1	JPMCB	20,000,000	20,000,000	20,000,000	Retail	Anchored
Loan	24	166 Geary Street	1.7%	1	JPMCB	19,000,000	19,000,000	16,441,450	Office	CBD
Loan	25	Vie Portfolio(2)	1.5%	6	JPMCB	17,500,000	17,500,000	17,500,000	Multifamily	Various
Property	25.01	University Downs	0.4%	1	JPMCB	4,761,226	4,761,226		Multifamily	Student Housing
Property	25.02	Ella Lofts	0.3%	1	JPMCB	3,491,411	3,491,411		Multifamily	Student Housing
Property	25.03	University View	0.3%	1	JPMCB	3,331,233	3,331,233		Multifamily	Student Housing
Property	25.04	Colonie	0.2%	1	JPMCB	2,206,507	2,206,507		Multifamily	Garden
Property	25.05	Hillcrest Oakwood	0.2%	1	JPMCB	2,186,775	2,186,775		Multifamily	Student Housing
Property	25.06	Southgate	0.1%	1	JPMCB	1,522,849	1,522,849		Multifamily	Student Housing
Loan	26	Roanoke Crossing Shopping Center	1.4%	1	JPMCB	16,580,000	16,580,000	15,261,921	Retail	Shadow Anchored

A-1-2

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property
Loan	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(3)(8)	or ARD Balance($)(8)	Type(4)(5)	Type(4)
Loan	27	Texas Marriott & Hilton Portfolio	1.4%	2	CREFI	16,550,000	16,534,024	13,786,044	Hospitality	Extended Stay
Property	27.01	Homewood Suites Brownsville	0.7%	1	CREFI	8,275,000	8,267,012		Hospitality	Extended Stay
Property	27.02	Residence Inn Laredo	0.7%	1	CREFI	8,275,000	8,267,012		Hospitality	Extended Stay
Loan	28	Homewood Suites Philadelphia - Valley Forge	1.3%	1	JPMCB	15,300,000	15,284,121	12,623,321	Hospitality	Extended Stay
Loan	29	Hilton Garden Inn - Valley Forge	1.3%	1	JPMCB	15,300,000	15,284,121	12,623,321	Hospitality	Select Service
Loan	30	AC Marriott Downtown Tucson(2)	1.3%	1	GACC	15,000,000	15,000,000	13,386,224	Hospitality	Limited Service
Loan	31	Atlantic Gardens	1.3%	1	CREFI	15,000,000	15,000,000	15,000,000	Mixed Use	Multifamily/Retail
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	1.3%	1	GACC	14,900,000	14,900,000	14,900,000	Hospitality	Limited Service
Loan	33	Compass Self Storage PA & FL Portfolio	1.3%	2	CREFI	14,450,000	14,450,000	12,807,324	Self Storage	Self Storage
Property	33.01	Compass Self Storage Spring Hill	0.7%	1	CREFI	7,600,000	7,600,000		Self Storage	Self Storage
Property	33.02	Route 8 Self Storage	0.6%	1	CREFI	6,850,000	6,850,000		Self Storage	Self Storage
Loan	34	Meridian Tower	1.1%	1	GACC	13,250,000	13,201,684	10,879,259	Office	Suburban
Loan	35	69 Clinton & 28 East 13th Street Portfolio	1.1%	2	CREFI	12,400,000	12,400,000	12,400,000	Mixed Use	Multifamily/Retail
Property	35.01	69 Clinton Street	0.6%	1	CREFI	7,140,000	7,140,000		Mixed Use	Multifamily/Retail
Property	35.02	28 East 13th Street	0.5%	1	CREFI	5,260,000	5,260,000		Mixed Use	Multifamily/Retail
Loan	36	8401 Melrose	1.0%	1	GACC	12,000,000	11,992,288	10,713,599	Retail	Anchored
Loan	37	Huntsville Self Storage Portfolio	1.0%	3	CREFI	11,600,000	11,600,000	10,336,467	Self Storage	Self Storage
Property	37.01	Hampton Cove	0.5%	1	CREFI	5,850,000	5,850,000		Self Storage	Self Storage
Property	37.02	Safe & Secure	0.3%	1	CREFI	3,750,000	3,750,000		Self Storage	Self Storage
Property	37.03	Mt. Carmel & Bell Factory	0.2%	1	CREFI	2,000,000	2,000,000		Self Storage	Self Storage
Loan	38	Rosemont Commons Fee	1.0%	1	CREFI	11,000,000	11,000,000	11,000,000	Land	Retail
Loan	39	Walgreens - MA & NH	0.9%	2	JPMCB	10,700,000	10,700,000	9,435,634	Retail	Single Tenant
Property	39.01	Walgreens - MA	0.5%	1	JPMCB	5,488,961	5,488,961		Retail	Single Tenant
Property	39.02	Walgreens - NH	0.5%	1	JPMCB	5,211,039	5,211,039		Retail	Single Tenant
Loan	40	116 University Place	0.8%	1	JPMCB	9,550,000	9,550,000	9,550,000	Retail	Single Tenant
Loan	41	Massman Ina Portfolio	0.8%	2	GACC	8,700,000	8,677,391	7,124,024	Various	Various
Property	41.01	Massman Drive	0.6%	1	GACC	6,682,609	6,665,242		Industrial	Warehouse
Property	41.02	West Ina Road	0.2%	1	GACC	2,017,391	2,012,149		Retail	Unanchored
Loan	42	Colony Retail	0.7%	1	JPMCB	8,100,000	8,100,000	7,202,389	Retail	Shadow Anchored
Loan	43	161 Court Street	0.6%	1	CREFI	7,400,000	7,400,000	7,400,000	Mixed Use	Multifamily/Retail
Loan	44	First Colony Self Storage	0.5%	1	CREFI	5,350,000	5,350,000	5,350,000	Self Storage	Self Storage
Loan	45	I-10 & Haden Shopping Center	0.3%	1	JPMCB	4,000,000	3,995,799	3,294,856	Retail	Shadow Anchored
Loan	46	South Port Apartments	0.3%	1	CREFI	3,700,000	3,690,844	3,059,476	Multifamily	Garden

A-1-3

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Interest	Original	Remaining	Original	Remaining		First
			Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity
Loan	ID	Property Name	Rate(6)	Fee Rate(7)	Basis	Maturity or ARD	Maturity or ARD	Term(8)	Term(8)	Date	Date	or ARD Date
Loan	1	3 Columbus Circle(2)(33)	3.91400%	0.0161%	Actual/360	120	119	0	0	03/12/2019	04/11/2019	03/11/2029
Loan	2	3 Park Avenue(2)(35)(36)	4.75000%	0.0148%	Actual/360	120	116	0	0	11/30/2018	01/06/2019	12/06/2028
Loan	3	Saint Louis Galleria(2)(34)	4.99677083333333%	0.0161%	Actual/360	120	115	360	360	11/01/2018	12/01/2018	11/01/2028
Loan	4	ARC Apartments(2)(33)	4.13052%	0.0161%	Actual/360	60	59	0	0	02/08/2019	04/01/2019	03/01/2024
Loan	5	9800 Wilshire(32)	5.15000%	0.0261%	Actual/360	120	118	0	0	01/25/2019	03/06/2019	02/06/2029
Loan	6	5202 Ben White	4.83000%	0.0161%	Actual/360	120	119	0	0	02/13/2019	04/06/2019	03/06/2029
Loan	7	101 California(2)(33)(35)	3.85000%	0.0148%	Actual/360	120	119	0	0	02/25/2019	04/06/2019	03/06/2029
Loan	8	Soho Beach House(2)(34)(36)	5.34000%	0.0161%	Actual/360	59	58	0	0	02/27/2019	04/06/2019	02/06/2024
Loan	9	Pace Gallery HQ(2)	5.15000%	0.0161%	Actual/360	120	118	0	0	01/23/2019	03/06/2019	02/06/2029
Loan	10	AT580 Multi	5.13000%	0.0161%	Actual/360	60	58	360	360	01/23/2019	03/06/2019	02/06/2024
Loan	11	Tailor Lofts	4.87000%	0.0336%	Actual/360	120	119	360	360	02/21/2019	04/01/2019	03/01/2029
Loan	12	Embassy Suites Scottsdale(34)	5.91507042%	0.0161%	Actual/360	120	118	0	0	01/11/2019	03/06/2019	02/06/2029
Loan	13	Flight(34)	4.89000%	0.0361%	Actual/360	120	119	360	359	02/05/2019	04/01/2019	03/01/2029
Loan	14	The Crossing at Katy Ranch	4.80100%	0.0361%	Actual/360	120	119	0	0	02/26/2019	04/01/2019	03/01/2029
Loan	15	Dollar General Portfolio(34)	5.15746575%	0.0161%	Actual/360	120	117	360	360	12/17/2018	02/06/2019	01/06/2029
Property	15.01	Dollar General-Afton, NY
Property	15.02	Dollar General-Rogers City, MI
Property	15.03	Dollar General-Oakman, AL
Property	15.04	Dollar General-Attalla, AL
Property	15.05	Dollar General-Greenbush, MN
Property	15.06	Dollar General-Opelika, AL
Property	15.07	Dollar General-Ishpeming, MI
Property	15.08	Dollar General-Lisman, AL
Property	15.09	Dollar General-Verbena, AL
Property	15.10	Dollar General-Appleton, MN
Property	15.11	Dollar General-New York Mills, MN
Property	15.12	Dollar General-Barry, IL
Property	15.13	Dollar General-Thomaston, AL
Property	15.14	Dollar General-Coffeen, IL
Property	15.15	Dollar General-Payson, IL
Property	15.16	Dollar General-Garden City, AL
Property	15.17	Dollar General-Red Lake Falls, MN
Property	15.18	Dollar General-West Point, IA
Property	15.19	Dollar General-Backus, MN
Property	15.20	Dollar General-Erskine, MN
Property	15.21	Dollar General-Athens, AL
Property	15.22	Dollar General-Cullman, AL
Property	15.23	Dollar General-Pellston, MI

A-1-4

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Interest	Original	Remaining	Original	Remaining		First
			Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity
Loan	ID	Property Name	Rate(6)	Fee Rate(7)	Basis	Maturity or ARD	Maturity or ARD	Term(8)	Term(8)	Date	Date	or ARD Date
Property	15.24	Dollar General-Clinton, AL
Property	15.25	Dollar General-Sebeka, MN
Property	15.26	Dollar General-Detroit, AL
Property	15.27	Dollar General-Larchwood, IA
Property	15.28	Dollar General-New Market, AL
Property	15.29	Dollar General-Ramer, AL
Property	15.30	Dollar General-Pansey, AL
Property	15.31	Dollar General-Pennington, AL
Property	15.32	Dollar General-Waterloo, AL
Property	15.33	Dollar General-Arab, AL
Loan	16	Tulsa Office Portfolio(2)	5.25000%	0.0161%	Actual/360	120	119	360	359	02/26/2019	04/06/2019	03/06/2029
Property	16.01	Exchange Tower
Property	16.02	Towne Center
Property	16.03	Two Memorial Place
Property	16.04	Triad Center I
Property	16.05	Corporate Place
Property	16.06	The 51 Yale Building
Property	16.07	Commerce Tower
Property	16.08	Riverbridge Office
Property	16.09	Three Memorial Place
Loan	17	Sharon Park Apartments	4.84000%	0.0161%	Actual/360	120	119	360	360	02/26/2019	04/06/2019	03/06/2029
Loan	18	Spring Hollow Apartments(36)	5.10000%	0.0436%	Actual/360	120	118	360	360	02/06/2019	03/06/2019	02/06/2029
Loan	19	Atrium Two(2)(35)	5.05900%	0.0336%	Actual/360	120	116	360	360	11/27/2018	01/06/2019	12/06/2028
Loan	20	The Landing Apartments(36)	5.19000%	0.0361%	Actual/360	120	118	360	360	01/11/2019	03/06/2019	02/06/2029
Loan	21	Union Bay Apartments(36)	5.00000%	0.0161%	Actual/360	120	118	0	0	01/31/2019	03/06/2019	02/06/2029
Loan	22	Baywood San Mateo(32)	4.95000%	0.0261%	Actual/360	120	119	0	0	02/19/2019	04/06/2019	03/06/2029
Loan	23	Liberty Station Retail(2)	5.23000%	0.0361%	Actual/360	120	116	0	0	11/15/2018	01/01/2019	12/01/2028
Loan	24	166 Geary Street	5.00000%	0.0161%	Actual/360	120	119	360	360	02/22/2019	04/01/2019	03/01/2029
Loan	25	Vie Portfolio(2)	5.15000%	0.0161%	Actual/360	120	118	0	0	01/28/2019	03/01/2019	02/01/2029
Property	25.01	University Downs
Property	25.02	Ella Lofts
Property	25.03	University View
Property	25.04	Colonie
Property	25.05	Hillcrest Oakwood
Property	25.06	Southgate
Loan	26	Roanoke Crossing Shopping Center	4.87000%	0.0161%	Actual/360	120	118	360	360	01/18/2019	03/01/2019	02/01/2029

A-1-5

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Interest	Original	Remaining	Original	Remaining		First
			Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity
Loan	ID	Property Name	Rate(6)	Fee Rate(7)	Basis	Maturity or ARD	Maturity or ARD	Term(8)	Term(8)	Date	Date	or ARD Date
Loan	27	Texas Marriott & Hilton Portfolio	5.40000%	0.0161%	Actual/360	120	119	360	359	02/19/2019	04/06/2019	03/06/2029
Property	27.01	Homewood Suites Brownsville
Property	27.02	Residence Inn Laredo
Loan	28	Homewood Suites Philadelphia - Valley Forge	5.10000%	0.0436%	Actual/360	120	119	360	359	02/07/2019	04/01/2019	03/01/2029
Loan	29	Hilton Garden Inn - Valley Forge	5.10000%	0.0436%	Actual/360	120	119	360	359	02/07/2019	04/01/2019	03/01/2029
Loan	30	AC Marriott Downtown Tucson(2)	5.38000%	0.0148%	Actual/360	120	117	360	360	12/19/2018	02/06/2019	01/06/2029
Loan	31	Atlantic Gardens	4.79000%	0.0161%	Actual/360	120	119	0	0	02/07/2019	04/06/2019	03/06/2029
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	4.85000%	0.0161%	Actual/360	120	118	0	0	01/17/2019	03/06/2019	02/06/2029
Loan	33	Compass Self Storage PA & FL Portfolio	5.06000%	0.0636%	Actual/360	120	118	360	360	02/06/2019	03/06/2019	02/06/2029
Property	33.01	Compass Self Storage Spring Hill
Property	33.02	Route 8 Self Storage
Loan	34	Meridian Tower	4.96000%	0.0536%	Actual/360	120	117	360	357	12/20/2018	02/06/2019	01/06/2029
Loan	35	69 Clinton & 28 East 13th Street Portfolio	4.98000%	0.0161%	Actual/360	120	119	0	0	02/21/2019	04/06/2019	03/06/2029
Property	35.01	69 Clinton Street
Property	35.02	28 East 13th Street
Loan	36	8401 Melrose	4.40000%	0.0161%	Actual/360	120	119	480	479	02/11/2019	04/06/2019	03/06/2029
Loan	37	Huntsville Self Storage Portfolio	5.30000%	0.0161%	Actual/360	120	119	360	360	02/08/2019	04/06/2019	03/06/2029
Property	37.01	Hampton Cove
Property	37.02	Safe & Secure
Property	37.03	Mt. Carmel & Bell Factory
Loan	38	Rosemont Commons Fee	4.85000%	0.0161%	Actual/360	120	119	0	0	02/15/2019	04/06/2019	03/06/2029
Loan	39	Walgreens - MA & NH	4.82000%	0.0161%	Actual/360	120	119	360	360	02/25/2019	04/01/2019	03/01/2029
Property	39.01	Walgreens - MA
Property	39.02	Walgreens - NH
Loan	40	116 University Place	5.10000%	0.0161%	Actual/360	120	119	0	0	02/05/2019	04/01/2019	03/01/2029
Loan	41	Massman Ina Portfolio	4.88000%	0.0161%	Actual/360	120	118	360	358	01/29/2019	03/06/2019	02/06/2029
Property	41.01	Massman Drive
Property	41.02	West Ina Road
Loan	42	Colony Retail	5.20000%	0.0161%	Actual/360	120	119	360	360	02/27/2019	04/01/2019	03/01/2029
Loan	43	161 Court Street	5.06000%	0.0161%	Actual/360	120	119	0	0	02/08/2019	04/06/2019	03/06/2029
Loan	44	First Colony Self Storage	4.41000%	0.0161%	Actual/360	120	118	0	0	02/01/2019	03/06/2019	02/06/2029
Loan	45	I-10 & Haden Shopping Center	5.05000%	0.0561%	Actual/360	120	119	360	359	02/19/2019	04/01/2019	03/01/2029
Loan	46	South Port Apartments	5.18000%	0.1236%	Actual/360	120	118	360	358	01/18/2019	03/06/2019	02/06/2029

A-1-6

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Pari Passu	Pari Passu
					Monthly	Annual	Companion Loan	Companion Loan	Remaining
			ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash
Loan	ID	Property Name	(Yes/No)	Maturity Date	Service($)(8)(9)	Service($)(8)(9)	Service($)(8)	Service($)(8)	Period	Lockbox(11)	Management(12)
Loan	1	3 Columbus Circle(2)(33)	No	03/11/2029	248,023	2,976,271	1,372,392	16,468,699	119	Hard	In Place
Loan	2	3 Park Avenue(2)(35)(36)	No	12/06/2028	240,799	2,889,583	489,624	5,875,486	116	Hard	Springing
Loan	3	Saint Louis Galleria(2)(34)	No	11/01/2028	329,576	3,954,909	988,727	11,864,728	55	Hard	Springing
Loan	4	ARC Apartments(2)(33)	No	03/01/2024	209,394	2,512,733	122,147	1,465,761	59	Soft (Residential); Hard (Retail)	Springing
Loan	5	9800 Wilshire(32)	No	02/06/2029	239,320	2,871,840			118	Hard	Springing
Loan	6	5202 Ben White	No	03/06/2029	175,479	2,105,746			119	Hard	Springing
Loan	7	101 California(2)(33)(35)	No	03/06/2029	130,116	1,561,389	1,584,159	19,009,910	119	Hard	Springing
Loan	8	Soho Beach House(2)(34)(36)	No	02/06/2024	180,472	2,165,667	67,677	812,125	58	Hard	In Place
Loan	9	Pace Gallery HQ(2)	No	02/06/2029	174,051	2,088,611	217,564	2,610,764	118	Springing Hard	Springing
Loan	10	AT580 Multi	No	02/06/2024	209,746	2,516,951			22	Soft	Springing
Loan	11	Tailor Lofts	No	03/01/2029	200,984	2,411,806			59	Springing Soft	Springing
Loan	12	Embassy Suites Scottsdale(34)	No	02/06/2029	177,418	2,129,015			118	Hard	Springing
Loan	13	Flight(34)	No	03/01/2029	176,000	2,111,994			0	Hard	In Place
Loan	14	The Crossing at Katy Ranch	No	03/01/2029	126,154	1,513,849			119	Soft	Springing
Loan	15	Dollar General Portfolio(34)	Yes	01/06/2033	155,927	1,871,123			33	Hard	In Place
Property	15.01	Dollar General-Afton, NY
Property	15.02	Dollar General-Rogers City, MI
Property	15.03	Dollar General-Oakman, AL
Property	15.04	Dollar General-Attalla, AL
Property	15.05	Dollar General-Greenbush, MN
Property	15.06	Dollar General-Opelika, AL
Property	15.07	Dollar General-Ishpeming, MI
Property	15.08	Dollar General-Lisman, AL
Property	15.09	Dollar General-Verbena, AL
Property	15.10	Dollar General-Appleton, MN
Property	15.11	Dollar General-New York Mills, MN
Property	15.12	Dollar General-Barry, IL
Property	15.13	Dollar General-Thomaston, AL
Property	15.14	Dollar General-Coffeen, IL
Property	15.15	Dollar General-Payson, IL
Property	15.16	Dollar General-Garden City, AL
Property	15.17	Dollar General-Red Lake Falls, MN
Property	15.18	Dollar General-West Point, IA
Property	15.19	Dollar General-Backus, MN
Property	15.20	Dollar General-Erskine, MN
Property	15.21	Dollar General-Athens, AL
Property	15.22	Dollar General-Cullman, AL
Property	15.23	Dollar General-Pellston, MI

A-1-7

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Pari Passu	Pari Passu
					Monthly	Annual	Companion Loan	Companion Loan	Remaining
			ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash
Loan	ID	Property Name	(Yes/No)	Maturity Date	Service($)(8)(9)	Service($)(8)(9)	Service($)(8)	Service($)(8)	Period	Lockbox(11)	Management(12)
Property	15.24	Dollar General-Clinton, AL
Property	15.25	Dollar General-Sebeka, MN
Property	15.26	Dollar General-Detroit, AL
Property	15.27	Dollar General-Larchwood, IA
Property	15.28	Dollar General-New Market, AL
Property	15.29	Dollar General-Ramer, AL
Property	15.30	Dollar General-Pansey, AL
Property	15.31	Dollar General-Pennington, AL
Property	15.32	Dollar General-Waterloo, AL
Property	15.33	Dollar General-Arab, AL
Loan	16	Tulsa Office Portfolio(2)	No	03/06/2029	158,344	1,900,133	110,441	1,325,289	0	Hard	Springing
Property	16.01	Exchange Tower
Property	16.02	Towne Center
Property	16.03	Two Memorial Place
Property	16.04	Triad Center I
Property	16.05	Corporate Place
Property	16.06	The 51 Yale Building
Property	16.07	Commerce Tower
Property	16.08	Riverbridge Office
Property	16.09	Three Memorial Place
Loan	17	Sharon Park Apartments	No	03/06/2029	144,949	1,739,383			35	Springing Soft	Springing
Loan	18	Spring Hollow Apartments(36)	No	02/06/2029	146,596	1,759,157			34	Springing Soft	Springing
Loan	19	Atrium Two(2)(35)	No	12/06/2028	137,810	1,653,726	162,130	1,945,560	8	Hard	Springing
Loan	20	The Landing Apartments(36)	No	02/06/2029	131,638	1,579,661			58	Hard	Springing
Loan	21	Union Bay Apartments(36)	No	02/06/2029	91,672	1,100,069			118	Springing Soft	Springing
Loan	22	Baywood San Mateo(32)	No	03/06/2029	87,828	1,053,938			119	Springing Hard	Springing
Loan	23	Liberty Station Retail(2)	No	12/01/2028	88,377	1,060,528	428,630	5,143,560	116	Hard	Springing
Loan	24	166 Geary Street	No	03/01/2029	101,996	1,223,953			23	Hard	Springing
Loan	25	Vie Portfolio(2)	No	02/01/2029	76,147	913,767	251,873	3,022,481	118	Hard	In Place
Property	25.01	University Downs
Property	25.02	Ella Lofts
Property	25.03	University View
Property	25.04	Colonie
Property	25.05	Hillcrest Oakwood
Property	25.06	Southgate
Loan	26	Roanoke Crossing Shopping Center	No	02/01/2029	87,692	1,052,309			58	Springing Hard	Springing

A-1-8

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Pari Passu	Pari Passu
					Monthly	Annual	Companion Loan	Companion Loan	Remaining
			ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash
Loan	ID	Property Name	(Yes/No)	Maturity Date	Service($)(8)(9)	Service($)(8)(9)	Service($)(8)	Service($)(8)	Period	Lockbox(11)	Management(12)
Loan	27	Texas Marriott & Hilton Portfolio	No	03/06/2029	92,933	1,115,200			0	Springing Hard	Springing
Property	27.01	Homewood Suites Brownsville
Property	27.02	Residence Inn Laredo
Loan	28	Homewood Suites Philadelphia - Valley Forge	No	03/01/2029	83,071	996,856			0	Springing Hard	Springing
Loan	29	Hilton Garden Inn - Valley Forge	No	03/01/2029	83,071	996,856			0	Springing Hard	Springing
Loan	30	AC Marriott Downtown Tucson(2)	No	01/06/2029	84,042	1,008,509	140,071	1,680,849	33	Springing Hard	Springing
Loan	31	Atlantic Gardens	No	03/06/2029	60,707	728,479			119	Springing Hard	Springing
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	No	02/06/2029	61,057	732,687			118	Hard	Springing
Loan	33	Compass Self Storage PA & FL Portfolio	No	02/06/2029	78,101	937,218			34	Springing Soft	Springing
Property	33.01	Compass Self Storage Spring Hill
Property	33.02	Route 8 Self Storage
Loan	34	Meridian Tower	No	01/06/2029	70,805	849,664			0	Hard	Springing
Loan	35	69 Clinton & 28 East 13th Street Portfolio	No	03/06/2029	52,175	626,097			119	Soft (Residential); Hard (Retail)	Springing
Property	35.01	69 Clinton Street
Property	35.02	28 East 13th Street
Loan	36	8401 Melrose	No	03/06/2029	53,179	638,143			0	Springing Hard	Springing
Loan	37	Huntsville Self Storage Portfolio	No	03/06/2029	64,415	772,984			35	Springing Soft	Springing
Property	37.01	Hampton Cove
Property	37.02	Safe & Secure
Property	37.03	Mt. Carmel & Bell Factory
Loan	38	Rosemont Commons Fee	No	03/06/2029	45,076	540,910			119	Hard	Springing
Loan	39	Walgreens - MA & NH	No	03/01/2029	56,269	675,223			35	Hard	Springing
Property	39.01	Walgreens - MA
Property	39.02	Walgreens - NH
Loan	40	116 University Place	No	03/01/2029	41,151	493,815			119	Hard	Springing
Loan	41	Massman Ina Portfolio	No	02/06/2029	46,068	552,810			0	Hard	Springing
Property	41.01	Massman Drive
Property	41.02	West Ina Road
Loan	42	Colony Retail	No	03/01/2029	44,478	533,736			35	Springing Hard	Springing
Loan	43	161 Court Street	No	03/06/2029	31,637	379,641			119	Springing Hard	Springing
Loan	44	First Colony Self Storage	No	02/06/2029	19,934	239,212			118	Springing Soft	Springing
Loan	45	I-10 & Haden Shopping Center	No	03/01/2029	21,595	259,143			0	Springing Hard	Springing
Loan	46	South Port Apartments	No	02/06/2029	20,271	243,257			0	Springing Soft	Springing

A-1-9

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Crossed								FIRREA	Cut-Off
			With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV
Loan	ID	Property Name	Other Loans	Borrower	NOI DSCR(8)(9)(13)	NCF DSCR(8)(9)(13)	Period(15)	Date	Value ($)(16)	As-of Date(16)	(Yes/No)	Ratio(10)(13)(16)
Loan	1	3 Columbus Circle(2)(33)	No	No	3.11x	2.91x	0	11	1,080,000,000	01/01/2019	Yes	45.4%
Loan	2	3 Park Avenue(2)(35)(36)	No	No	2.08x	1.84x	0	6	505,000,000	10/25/2018	Yes	36.0%
Loan	3	Saint Louis Galleria(2)(34)	No	No	1.72x	1.67x	1 (Once per year)	1	465,600,000	09/24/2018	Yes	51.5%
Loan	4	ARC Apartments(2)(33)	No	No	3.50x	3.48x	5	1	297,000,000	11/09/2018	Yes	32.0%
Loan	5	9800 Wilshire(32)	No	No	1.52x	1.52x	0	6	103,400,000	01/03/2019	Yes	53.2%
Loan	6	5202 Ben White	No	Yes - A	2.01x	1.98x	0	6	68,500,000	04/01/2019	Yes	62.8%
Loan	7	101 California(2)(33)(35)	No	No	3.28x	3.22x	0	6	1,466,000,000	11/13/2018	Yes	35.9%
Loan	8	Soho Beach House(2)(34)(36)	No	No	5.17x	4.75x	0	6	214,000,000	11/01/2018	Yes	25.7%
Loan	9	Pace Gallery HQ(2)	No	No	1.73x	1.62x	0	6	180,000,000	05/01/2019	Yes	50.0%
Loan	10	AT580 Multi	No	No	1.45x	1.43x	0	6	51,800,000	11/19/2018	Yes	74.3%
Loan	11	Tailor Lofts	No	No	1.45x	1.42x	0	1	60,300,000	12/19/2018	Yes	63.0%
Loan	12	Embassy Suites Scottsdale(34)	No	No	1.99x	1.64x	0	6	70,400,000	11/20/2018	Yes	50.4%
Loan	13	Flight(34)	No	No	1.90x	1.82x	0	1	63,100,000	11/19/2018	Yes	52.6%
Loan	14	The Crossing at Katy Ranch	No	No	1.86x	1.82x	5	1	51,980,000	02/01/2019	Yes	59.8%
Loan	15	Dollar General Portfolio(34)	No	No	1.42x	1.40x	0	6	40,245,000	Various	Yes	72.6%
Property	15.01	Dollar General-Afton, NY							1,480,000	11/07/2018	Yes
Property	15.02	Dollar General-Rogers City, MI							1,400,000	11/08/2018	Yes
Property	15.03	Dollar General-Oakman, AL							1,400,000	11/09/2018	Yes
Property	15.04	Dollar General-Attalla, AL							1,350,000	11/09/2018	Yes
Property	15.05	Dollar General-Greenbush, MN							1,350,000	11/08/2018	Yes
Property	15.06	Dollar General-Opelika, AL							1,350,000	11/08/2018	Yes
Property	15.07	Dollar General-Ishpeming, MI							1,315,000	11/08/2018	Yes
Property	15.08	Dollar General-Lisman, AL							1,290,000	11/10/2018	Yes
Property	15.09	Dollar General-Verbena, AL							1,270,000	11/08/2018	Yes
Property	15.10	Dollar General-Appleton, MN							1,270,000	11/10/2018	Yes
Property	15.11	Dollar General-New York Mills, MN							1,250,000	11/10/2018	Yes
Property	15.12	Dollar General-Barry, IL							1,250,000	11/06/2018	Yes
Property	15.13	Dollar General-Thomaston, AL							1,240,000	11/10/2018	Yes
Property	15.14	Dollar General-Coffeen, IL							1,220,000	11/06/2018	Yes
Property	15.15	Dollar General-Payson, IL							1,200,000	11/06/2018	Yes
Property	15.16	Dollar General-Garden City, AL							1,200,000	11/09/2018	Yes
Property	15.17	Dollar General-Red Lake Falls, MN							1,200,000	11/08/2018	Yes
Property	15.18	Dollar General-West Point, IA							1,180,000	11/09/2018	Yes
Property	15.19	Dollar General-Backus, MN							1,180,000	11/08/2018	Yes
Property	15.20	Dollar General-Erskine, MN							1,170,000	11/08/2018	Yes
Property	15.21	Dollar General-Athens, AL							1,160,000	11/09/2018	Yes
Property	15.22	Dollar General-Cullman, AL							1,150,000	11/09/2018	Yes
Property	15.23	Dollar General-Pellston, MI							1,150,000	11/08/2018	Yes

A-1-10

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Crossed								FIRREA	Cut-Off
			With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV
Loan	ID	Property Name	Other Loans	Borrower	NOI DSCR(8)(9)(13)	NCF DSCR(8)(9)(13)	Period(15)	Date	Value ($)(16)	As-of Date(16)	(Yes/No)	Ratio(10)(13)(16)
Property	15.24	Dollar General-Clinton, AL							1,140,000	11/10/2018	Yes
Property	15.25	Dollar General-Sebeka, MN							1,140,000	11/10/2018	Yes
Property	15.26	Dollar General-Detroit, AL							1,130,000	11/09/2018	Yes
Property	15.27	Dollar General-Larchwood, IA							1,130,000	11/10/2018	Yes
Property	15.28	Dollar General-New Market, AL							1,130,000	11/09/2018	Yes
Property	15.29	Dollar General-Ramer, AL							1,130,000	11/08/2018	Yes
Property	15.30	Dollar General-Pansey, AL							1,120,000	11/16/2018	Yes
Property	15.31	Dollar General-Pennington, AL							1,120,000	11/10/2018	Yes
Property	15.32	Dollar General-Waterloo, AL							1,120,000	11/10/2018	Yes
Property	15.33	Dollar General-Arab, AL							1,060,000	11/09/2018	Yes
Loan	16	Tulsa Office Portfolio(2)	No	No	1.96x	1.62x	0	6	67,400,000	12/12/2018	Yes	72.1%
Property	16.01	Exchange Tower							15,700,000	12/12/2018	Yes
Property	16.02	Towne Center							12,200,000	12/12/2018	Yes
Property	16.03	Two Memorial Place							10,600,000	12/12/2018	Yes
Property	16.04	Triad Center I							7,900,000	12/12/2018	Yes
Property	16.05	Corporate Place							5,400,000	12/12/2018	Yes
Property	16.06	The 51 Yale Building							5,300,000	12/12/2018	Yes
Property	16.07	Commerce Tower							4,300,000	12/12/2018	Yes
Property	16.08	Riverbridge Office							3,300,000	12/12/2018	Yes
Property	16.09	Three Memorial Place							2,700,000	12/12/2018	Yes
Loan	17	Sharon Park Apartments	No	No	1.54x	1.43x	0	6	41,300,000	01/17/2019	Yes	66.6%
Loan	18	Spring Hollow Apartments(36)	No	No	1.35x	1.27x	0	6	38,500,000	01/01/2022	Yes	70.1%
Loan	19	Atrium Two(2)(35)	No	Yes - B	1.76x	1.52x	0	6	76,000,000	10/11/2018	Yes	73.0%
Loan	20	The Landing Apartments(36)	No	No	1.22x	1.20x	0	6	32,200,000	12/11/2018	Yes	74.5%
Loan	21	Union Bay Apartments(36)	No	No	1.41x	1.39x	0	6	34,250,000	12/05/2018	Yes	63.4%
Loan	22	Baywood San Mateo(32)	No	No	1.61x	1.54x	0	6	34,500,000	01/09/2019	Yes	60.9%
Loan	23	Liberty Station Retail(2)	No	No	1.51x	1.45x	0	1	170,000,000	10/01/2018	Yes	68.8%
Loan	24	166 Geary Street	No	No	1.27x	1.23x	0	1	25,800,000	09/01/2019	Yes	73.6%
Loan	25	Vie Portfolio(2)	No	No	1.90x	1.90x	0	1	120,600,000	Various	Yes	62.5%
Property	25.01	University Downs							34,500,000	11/28/2018	Yes
Property	25.02	Ella Lofts							22,300,000	11/27/2018	Yes
Property	25.03	University View							21,600,000	12/03/2018	Yes
Property	25.04	Colonie							15,500,000	12/04/2018	Yes
Property	25.05	Hillcrest Oakwood							17,200,000	12/05/2018	Yes
Property	25.06	Southgate							9,500,000	12/04/2018	Yes
Loan	26	Roanoke Crossing Shopping Center	No	No	1.58x	1.49x	5	1	24,900,000	12/19/2018	Yes	66.6%

A-1-11

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Crossed								FIRREA	Cut-Off
			With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV
Loan	ID	Property Name	Other Loans	Borrower	NOI DSCR(8)(9)(13)	NCF DSCR(8)(9)(13)	Period(15)	Date	Value ($)(16)	As-of Date(16)	(Yes/No)	Ratio(10)(13)(16)
Loan	27	Texas Marriott & Hilton Portfolio	No	No	1.99x	1.79x	0	6	24,300,000	Various	Yes	68.0%
Property	27.01	Homewood Suites Brownsville							12,200,000	01/04/2019	Yes
Property	27.02	Residence Inn Laredo							12,100,000	01/07/2021	Yes
Loan	28	Homewood Suites Philadelphia - Valley Forge	No	Yes - C	1.84x	1.84x	0	1	22,500,000	12/01/2018	Yes	67.9%
Loan	29	Hilton Garden Inn - Valley Forge	No	Yes - C	1.69x	1.69x	0	1	22,500,000	12/01/2018	Yes	67.9%
Loan	30	AC Marriott Downtown Tucson(2)	No	No	1.85x	1.70x	0	6	59,420,000	11/13/2018	Yes	67.3%
Loan	31	Atlantic Gardens	No	Yes - A	1.68x	1.64x	0	6	27,600,000	12/21/2018	Yes	54.3%
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	No	No	2.80x	2.51x	0	6	25,500,000	12/07/2018	Yes	58.4%
Loan	33	Compass Self Storage PA & FL Portfolio	No	No	1.47x	1.45x	0	6	23,500,000	Various	Yes	61.5%
Property	33.01	Compass Self Storage Spring Hill							12,800,000	12/11/2018	Yes
Property	33.02	Route 8 Self Storage							10,700,000	12/13/2018	Yes
Loan	34	Meridian Tower	No	Yes - B	1.82x	1.58x	0	6	18,000,000	09/01/2019	Yes	73.3%
Loan	35	69 Clinton & 28 East 13th Street Portfolio	No	No	1.40x	1.39x	0	6	20,600,000	01/17/2019	Yes	60.2%
Property	35.01	69 Clinton Street							12,000,000	01/17/2019	Yes
Property	35.02	28 East 13th Street							8,600,000	01/17/2019	Yes
Loan	36	8401 Melrose	No	No	2.55x	2.55x	0	6	36,500,000	12/14/2018	Yes	32.9%
Loan	37	Huntsville Self Storage Portfolio	No	No	1.30x	1.25x	0	6	19,650,000	12/19/2018	Yes	57.0%
Property	37.01	Hampton Cove							11,150,000	12/19/2018	Yes
Property	37.02	Safe & Secure							5,050,000	12/19/2018	Yes
Property	37.03	Mt. Carmel & Bell Factory							3,450,000	12/19/2018	Yes
Loan	38	Rosemont Commons Fee	No	No	1.77x	1.77x	0	6	16,200,000	01/10/2019	Yes	67.9%
Loan	39	Walgreens - MA & NH	No	No	1.39x	1.39x	0	1	15,400,000	Various	Yes	69.5%
Property	39.01	Walgreens - MA							7,900,000	12/28/2018	Yes
Property	39.02	Walgreens - NH							7,500,000	01/02/2019	Yes
Loan	40	116 University Place	No	No	1.58x	1.57x	0	1	14,700,000	10/11/2018	Yes	65.0%
Loan	41	Massman Ina Portfolio	No	No	1.69x	1.53x	0	6	13,800,000	Various	Yes	62.9%
Property	41.01	Massman Drive							10,600,000	12/12/2018	Yes
Property	41.02	West Ina Road							3,200,000	12/04/2018	Yes
Loan	42	Colony Retail	No	No	1.84x	1.76x	0	1	14,300,000	01/11/2019	Yes	56.6%
Loan	43	161 Court Street	No	No	1.43x	1.42x	0	6	12,000,000	12/20/2018	Yes	61.7%
Loan	44	First Colony Self Storage	No	No	4.10x	4.06x	0	6	16,800,000	01/03/2019	Yes	31.8%
Loan	45	I-10 & Haden Shopping Center	No	No	1.54x	1.48x	0	1	5,950,000	01/21/2019	Yes	67.2%
Loan	46	South Port Apartments	No	No	1.61x	1.47x	0	6	6,200,000	12/20/2018	Yes	59.5%

A-1-12

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			LTV Ratio at
Loan	ID	Property Name	Maturity or ARD(13)(16)	Address	City	County	State	Zip Code
Loan	1	3 Columbus Circle(2)(33)	45.4%	3 Columbus Circle	New York	New York	NY	10019
Loan	2	3 Park Avenue(2)(35)(36)	36.0%	3 Park Avenue	New York	New York	NY	10016
Loan	3	Saint Louis Galleria(2)(34)	47.0%	1155 Saint Louis Galleria	Saint Louis	Saint Louis	MO	63117
Loan	4	ARC Apartments(2)(33)	32.0%	30-02 39th Avenue	Long Island City	Queens	NY	11101
Loan	5	9800 Wilshire(32)	53.2%	9800 Wilshire Boulevard and 121 South Spalding Drive	Beverly Hills	Los Angeles	CA	90212
Loan	6	5202 Ben White	62.8%	5202 East Ben White Boulevard	Austin	Travis	TX	78741
Loan	7	101 California(2)(33)(35)	35.9%	101 California Street	San Francisco	San Francisco	CA	94111
Loan	8	Soho Beach House(2)(34)(36)	25.7%	4385 Collins Avenue	Miami Beach	Miami-Dade	FL	33140
Loan	9	Pace Gallery HQ(2)	50.0%	540 West 25th Street	New York	New York	NY	10001
Loan	10	AT580 Multi	71.1%	580 Walnut Street	Cincinnati	Hamilton	OH	45202
Loan	11	Tailor Lofts	58.0%	315 South Peoria Street	Chicago	Cook	IL	60607
Loan	12	Embassy Suites Scottsdale(34)	50.4%	5001 North Scottsdale Road	Scottsdale	Maricopa	AZ	85250
Loan	13	Flight(34)	43.1%	3575 Ringsby Court	Denver	Denver	CO	80216
Loan	14	The Crossing at Katy Ranch	59.8%	24949 Katy Ranch Road	Katy	Harris	TX	77494
Loan	15	Dollar General Portfolio(34)	65.2%	Various	Various	Various	Various	Various
Property	15.01	Dollar General-Afton, NY		311 Main Street	Afton	Chenango	NY	13730
Property	15.02	Dollar General-Rogers City, MI		103 South Bradley Highway	Rogers City	Presque Isle	MI	49779
Property	15.03	Dollar General-Oakman, AL		10604 Main Street	Oakman	Walker	AL	35579
Property	15.04	Dollar General-Attalla, AL		3022 Noccalula Parkway	Attalla	Etowah	AL	35954
Property	15.05	Dollar General-Greenbush, MN		147 State Highway 32 South	Greenbush	Roseau	MN	56726
Property	15.06	Dollar General-Opelika, AL		15297 Alabama Highway 51	Opelika	Lee	AL	36804
Property	15.07	Dollar General-Ishpeming, MI		22 South Westwood Drive	Ishpeming	Marquette	MI	49849
Property	15.08	Dollar General-Lisman, AL		4020 Broad Street	Lisman	Choctaw	AL	36904
Property	15.09	Dollar General-Verbena, AL		6127 County Road 24	Verbena	Chilton	AL	36091
Property	15.10	Dollar General-Appleton, MN		2210 Highway 7 Southwest	Appleton	Swift	MN	56208
Property	15.11	Dollar General-New York Mills, MN		115 North Boardman Avenue North	New York Mills	Otter Tail	MN	56567
Property	15.12	Dollar General-Barry, IL		35 Kendall Avenue	Barry	Pike	IL	62312
Property	15.13	Dollar General-Thomaston, AL		201 Chestnut Street	Thomaston	Marengo	AL	36783
Property	15.14	Dollar General-Coffeen, IL		702 West Main Street	Coffeen	Montgomery	IL	62017
Property	15.15	Dollar General-Payson, IL		211 East State Street	Payson	Adams	IL	62360
Property	15.16	Dollar General-Garden City, AL		105 2nd Street Southwest	Garden City	Cullman	AL	35070
Property	15.17	Dollar General-Red Lake Falls, MN		803 Dow Avenue Southeast	Red Lake Falls	Red Lake	MN	56750
Property	15.18	Dollar General-West Point, IA		2347 County Road 103	West Point	Lee	IA	52656
Property	15.19	Dollar General-Backus, MN		542 State Highway 371 Northwest	Backus	Cass	MN	56435
Property	15.20	Dollar General-Erskine, MN		209 Highway 2	Erskine	Polk	MN	56535
Property	15.21	Dollar General-Athens, AL		28091 Wooley Springs Road	Athens	Limestone	AL	35613
Property	15.22	Dollar General-Cullman, AL		32655 Alabama Highway 91	Cullman	Cullman	AL	35055
Property	15.23	Dollar General-Pellston, MI		87 South US Highway 31	Pellston	Emmet	MI	49769

A-1-13

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			LTV Ratio at
Loan	ID	Property Name	Maturity or ARD(13)(16)	Address	City	County	State	Zip Code
Property	15.24	Dollar General-Clinton, AL		129 Alabama Highway 39	Clinton	Greene	AL	35448
Property	15.25	Dollar General-Sebeka, MN		307 5th Street Southwest	Sebeka	Wadena	MN	56477
Property	15.26	Dollar General-Detroit, AL		65563 Highway 17	Detroit	Lamar	AL	35552
Property	15.27	Dollar General-Larchwood, IA		1430 Iowa Highway 9	Larchwood	Lyon	IA	51241
Property	15.28	Dollar General-New Market, AL		9415 Moores Mill Road	New Market	Madison	AL	35761
Property	15.29	Dollar General-Ramer, AL		30 Johnny Shirley Road	Ramer	Montgomery	AL	36069
Property	15.30	Dollar General-Pansey, AL		88 Curtis Mixon Road	Gordon	Houston	AL	36343
Property	15.31	Dollar General-Pennington, AL		5336 Main Street	Pennington	Choctaw	AL	36916
Property	15.32	Dollar General-Waterloo, AL		8299 County Road 8	Waterloo	Lauderdale	AL	35677
Property	15.33	Dollar General-Arab, AL		5975 County Road 1763	Arab	Cullman	AL	35016
Loan	16	Tulsa Office Portfolio(2)	59.9%	Various	Tulsa	Tulsa	OK	Various
Property	16.01	Exchange Tower		4500 South Garnett Road	Tulsa	Tulsa	OK	74146
Property	16.02	Towne Center		10810-10830 East 45th Street	Tulsa	Tulsa	OK	74146
Property	16.03	Two Memorial Place		8023 East 63rd Place	Tulsa	Tulsa	OK	74133
Property	16.04	Triad Center I		7666 East 61st Street	Tulsa	Tulsa	OK	74133
Property	16.05	Corporate Place		5800 East Skelly Drive	Tulsa	Tulsa	OK	74135
Property	16.06	The 51 Yale Building		5110 South Yale Avenue	Tulsa	Tulsa	OK	74135
Property	16.07	Commerce Tower		5801 East 41st Street	Tulsa	Tulsa	OK	74135
Property	16.08	Riverbridge Office		1323 East 71st Street	Tulsa	Tulsa	OK	74136
Property	16.09	Three Memorial Place		7615 East 63rd Place	Tulsa	Tulsa	OK	74133
Loan	17	Sharon Park Apartments	58.7%	5600 Chimney Rock Road	Houston	Harris	TX	77081
Loan	18	Spring Hollow Apartments(36)	62.2%	5987 Thunder Hollow Drive	Toledo	Lucas	OH	43615
Loan	19	Atrium Two(2)(35)	61.8%	221 East Fourth Street	Cincinnati	Hamilton	OH	45202
Loan	20	The Landing Apartments(36)	68.9%	4800 East Interstate 240 Service Road	Oklahoma City	Oklahoma	OK	73135
Loan	21	Union Bay Apartments(36)	63.4%	526 Yale Avenue North	Seattle	King	WA	98109
Loan	22	Baywood San Mateo(32)	60.9%	333-345 South B Street	San Mateo	San Mateo	CA	94401
Loan	23	Liberty Station Retail(2)	68.8%	2401, 2445 & 2495 Truxtun Road, 2850 Womble Road, 2400 Historic Decatur, 2881 Roosevelt Road, 2816, 2863 & 2965 Historic Decatur Road, 2860 & 2865 Sims Road, 2855 Perry Road, 2750 Dewey Road and 2556, 2560, 2588 Laning Road	San Diego	San Diego	CA	92106
Loan	24	166 Geary Street	63.7%	166 Geary Street	San Francisco	San Francisco	CA	94108
Loan	25	Vie Portfolio(2)	62.5%	Various	Various	Various	Various	Various
Property	25.01	University Downs		120 15th Street	Tuscaloosa	Tuscaloosa	AL	35401
Property	25.02	Ella Lofts		817 Chestnut Street	San Marcos	Hays	TX	78666
Property	25.03	University View		2190 Northwest 4th Court	Boca Raton	Palm Beach	FL	33431
Property	25.04	Colonie		7 Bristol Court	Amherst	Erie	NY	14228
Property	25.05	Hillcrest Oakwood		1101 Fuller Avenue & 19700 14 Mile Road	Big Rapids	Mecosta	MI	49307
Property	25.06	Southgate		801 A Southgate Drive	State College	Centre	PA	16801
Loan	26	Roanoke Crossing Shopping Center	61.3%	1200-1224 North Highway 377 and 101-113 & 121 East Highway 114	Roanoke	Denton	TX	76262

A-1-14

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			LTV Ratio at
Loan	ID	Property Name	Maturity or ARD(13)(16)	Address	City	County	State	Zip Code
Loan	27	Texas Marriott & Hilton Portfolio	56.7%	Various	Various	Various	TX	Various
Property	27.01	Homewood Suites Brownsville		3759 North Expressway	Brownsville	Cameron	TX	78520
Property	27.02	Residence Inn Laredo		310 Lost Oaks Boulevard	Laredo	Webb	TX	78041
Loan	28	Homewood Suites Philadelphia - Valley Forge	56.1%	681 Shannondell Boulevard	Audubon	Montgomery	PA	19403
Loan	29	Hilton Garden Inn - Valley Forge	56.1%	500 Cresson Boulevard	Phoenixville	Montgomery	PA	19460
Loan	30	AC Marriott Downtown Tucson(2)	60.1%	151 East Broadway Boulevard & 256-278 East Congress Street	Tucson	Pima	AZ	85701
Loan	31	Atlantic Gardens	54.3%	525-541 Atlantic Avenue	Brooklyn	Kings	NY	11217
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	58.4%	125 South Festival Drive	Anaheim	Orange	CA	92808
Loan	33	Compass Self Storage PA & FL Portfolio	54.5%	Various	Various	Various	Various	Various
Property	33.01	Compass Self Storage Spring Hill		10161 County Line Road	Spring Hill	Hernando	FL	34608
Property	33.02	Route 8 Self Storage		5301 North Pioneer Road	Gibsonia	Allegheny	PA	15044
Loan	34	Meridian Tower	60.4%	10201 North Illinois Street	Indianapolis	Hamilton	IN	46290
Loan	35	69 Clinton & 28 East 13th Street Portfolio	60.2%	Various	New York	New York	NY	Various
Property	35.01	69 Clinton Street		69 Clinton Street	New York	New York	NY	10002
Property	35.02	28 East 13th Street		28 East 13th Street	New York	New York	NY	10003
Loan	36	8401 Melrose	29.4%	8401 Melrose Avenue	Los Angeles	Los Angeles	CA	90069
Loan	37	Huntsville Self Storage Portfolio	52.6%	Various	Various	Madison	AL	Various
Property	37.01	Hampton Cove		7250 US-431	Owens Cross Road	Madison	AL	35763
Property	37.02	Safe & Secure		1542 Winchester Road Northeast	Huntsville	Madison	AL	35811
Property	37.03	Mt. Carmel & Bell Factory		753 Homer Nance Road and 2746 Winchester Road	Huntsville	Madison	AL	35811
Loan	38	Rosemont Commons Fee	67.9%	3750 West Market Street	Fairlawn	Summit	OH	44333
Loan	39	Walgreens - MA & NH	61.3%	Various	Various	Various	Various	Various
Property	39.01	Walgreens - MA		328 Rhode Island Avenue	Fall River	Bristol	MA	02721
Property	39.02	Walgreens - NH		131 Nashua Road	Londonderry	Rockingham	NH	03053
Loan	40	116 University Place	65.0%	116 University Place	New York	New York	NY	10003
Loan	41	Massman Ina Portfolio	51.6%	Various	Various	Various	Various	Various
Property	41.01	Massman Drive		660 Massman Drive	Nashville	Davidson	TN	37210
Property	41.02	West Ina Road		3662 West Ina Road	Tucson	Pima	AZ	85741
Loan	42	Colony Retail	50.4%	5651 Sam Rayburn Tollway	The Colony	Denton	TX	75056
Loan	43	161 Court Street	61.7%	161 Court Street	Brooklyn	Kings	NY	11201
Loan	44	First Colony Self Storage	31.8%	16615 Lexington Boulevard	Sugar Land	Fort Bend	TX	77479
Loan	45	I-10 & Haden Shopping Center	55.4%	13740 East Freeway	Houston	Harris	TX	77015
Loan	46	South Port Apartments	49.3%	9371 Mansfield Road	Shreveport	Caddo	LA	71118

A-1-15

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Net	Units	Loan per Net
			Year	Year	Rentable Area	of	Rentable Area	Prepayment Provisions
Loan	ID	Property Name	Built	Renovated	(SF/Units/Rooms)(4)	Measure	(SF/Units/Rooms) $(4)(13)	(# of payments)(17)(18)(19)
Loan	1	3 Columbus Circle(2)(33)	1927	2010-2013	753,713	Sq. Ft.	650	L(25), D(90), O(5)
Loan	2	3 Park Avenue(2)(35)(36)	1977	2001	667,446	Sq. Ft.	273	L(28), D(85), O(7)
Loan	3	Saint Louis Galleria(2)(34)	1986	2011	465,695	Sq. Ft.	515	L(29), D(86), O(5)
Loan	4	ARC Apartments(2)(33)	2017	NAP	428	Units	221,963	L(25), D(31), O(4)
Loan	5	9800 Wilshire(32)	1958	2014	56,968	Sq. Ft.	965	L(26), D(89), O(5)
Loan	6	5202 Ben White	1984	2017-2019	244,630	Sq. Ft.	176	L(25), D(91), O(4)
Loan	7	101 California(2)(33)(35)	1983	2004	1,251,483	Sq. Ft.	421	L(25), YM(88), O(7)
Loan	8	Soho Beach House(2)(34)(36)	1942	2010	49	Rooms	1,122,449	L(25), DorYM1(30), O(4)
Loan	9	Pace Gallery HQ(2)	2018	NAP	74,563	Sq. Ft.	1,207	L(26), DorYM1(91), O(3)
Loan	10	AT580 Multi	1973	2015-2017	179	Units	215,084	L(26), D(30), O(4)
Loan	11	Tailor Lofts	1915, 1920	2010	441	Beds	86,168	L(25), YM1(92), O(3)
Loan	12	Embassy Suites Scottsdale(34)	1980, 1984, 2000	2016	312	Rooms	113,782	L(26), D(89), O(5)
Loan	13	Flight(34)	2018	NAP	137,047	Sq. Ft.	242	L(25), YM1(92), O(3)
Loan	14	The Crossing at Katy Ranch	2015	NAP	318	Units	97,799	L(25), YM1(91), O(4)
Loan	15	Dollar General Portfolio(34)	Various	NAP	294,777	Sq. Ft.	99	L(27), D(88), O(5)
Property	15.01	Dollar General-Afton, NY	2018	NAP	9,002	Sq. Ft.	119
Property	15.02	Dollar General-Rogers City, MI	2018	NAP	9,026	Sq. Ft.	113
Property	15.03	Dollar General-Oakman, AL	2018	NAP	10,640	Sq. Ft.	95
Property	15.04	Dollar General-Attalla, AL	2018	NAP	9,100	Sq. Ft.	108
Property	15.05	Dollar General-Greenbush, MN	2018	NAP	9,100	Sq. Ft.	108
Property	15.06	Dollar General-Opelika, AL	2018	NAP	9,230	Sq. Ft.	106
Property	15.07	Dollar General-Ishpeming, MI	2018	NAP	9,100	Sq. Ft.	105
Property	15.08	Dollar General-Lisman, AL	2018	NAP	9,026	Sq. Ft.	104
Property	15.09	Dollar General-Verbena, AL	2018	NAP	9,196	Sq. Ft.	100
Property	15.10	Dollar General-Appleton, MN	2016	NAP	9,328	Sq. Ft.	99
Property	15.11	Dollar General-New York Mills, MN	2016	NAP	9,100	Sq. Ft.	100
Property	15.12	Dollar General-Barry, IL	2016	NAP	9,122	Sq. Ft.	99
Property	15.13	Dollar General-Thomaston, AL	2018	NAP	9,100	Sq. Ft.	99
Property	15.14	Dollar General-Coffeen, IL	2018	NAP	9,100	Sq. Ft.	97
Property	15.15	Dollar General-Payson, IL	2018	NAP	9,014	Sq. Ft.	97
Property	15.16	Dollar General-Garden City, AL	2018	NAP	9,100	Sq. Ft.	96
Property	15.17	Dollar General-Red Lake Falls, MN	2016	NAP	9,100	Sq. Ft.	96
Property	15.18	Dollar General-West Point, IA	2018	NAP	9,100	Sq. Ft.	94
Property	15.19	Dollar General-Backus, MN	2016	NAP	9,328	Sq. Ft.	92
Property	15.20	Dollar General-Erskine, MN	2016	NAP	9,328	Sq. Ft.	91
Property	15.21	Dollar General-Athens, AL	2018	NAP	9,100	Sq. Ft.	92
Property	15.22	Dollar General-Cullman, AL	2018	NAP	9,100	Sq. Ft.	92
Property	15.23	Dollar General-Pellston, MI	2018	NAP	9,100	Sq. Ft.	92

A-1-16

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Net	Units	Loan per Net
			Year	Year	Rentable Area	of	Rentable Area	Prepayment Provisions
Loan	ID	Property Name	Built	Renovated	(SF/Units/Rooms)(4)	Measure	(SF/Units/Rooms) $(4)(13)	(# of payments)(17)(18)(19)
Property	15.24	Dollar General-Clinton, AL	2018	NAP	7,512	Sq. Ft.	110
Property	15.25	Dollar General-Sebeka, MN	2018	NAP	7,489	Sq. Ft.	110
Property	15.26	Dollar General-Detroit, AL	2018	NAP	7,489	Sq. Ft.	109
Property	15.27	Dollar General-Larchwood, IA	2018	NAP	7,489	Sq. Ft.	109
Property	15.28	Dollar General-New Market, AL	2018	NAP	9,100	Sq. Ft.	90
Property	15.29	Dollar General-Ramer, AL	2016	NAP	9,332	Sq. Ft.	88
Property	15.30	Dollar General-Pansey, AL	2018	NAP	7,500	Sq. Ft.	108
Property	15.31	Dollar General-Pennington, AL	2016	NAP	9,123	Sq. Ft.	89
Property	15.32	Dollar General-Waterloo, AL	2018	NAP	9,100	Sq. Ft.	89
Property	15.33	Dollar General-Arab, AL	2016	NAP	9,203	Sq. Ft.	84
Loan	16	Tulsa Office Portfolio(2)	Various	Various	1,026,650	Sq. Ft.	47	L(25), D(91), O(4)
Property	16.01	Exchange Tower	1981	2000	166,612	Sq. Ft.	71
Property	16.02	Towne Center	1980	NAP	189,450	Sq. Ft.	48
Property	16.03	Two Memorial Place	1982	NAP	135,346	Sq. Ft.	59
Property	16.04	Triad Center I	1982	NAP	138,708	Sq. Ft.	29
Property	16.05	Corporate Place	1973	2009-2012	118,817	Sq. Ft.	34
Property	16.06	The 51 Yale Building	1984	NAP	72,197	Sq. Ft.	55
Property	16.07	Commerce Tower	1981	NAP	96,359	Sq. Ft.	33
Property	16.08	Riverbridge Office	1984	NAP	66,448	Sq. Ft.	37
Property	16.09	Three Memorial Place	1982	NAP	42,713	Sq. Ft.	47
Loan	17	Sharon Park Apartments	1971	NAP	636	Units	43,239	L(25), D(91), O(4)
Loan	18	Spring Hollow Apartments(36)	1985	NAP	506	Units	53,360	L(26), D(90), O(4)
Loan	19	Atrium Two(2)(35)	1984	2009-2018	655,863	Sq. Ft.	85	L(28), D(88), O(4)
Loan	20	The Landing Apartments(36)	2017	NAP	252	Units	95,238	L(26), D(90), O(4)
Loan	21	Union Bay Apartments(36)	1994	2017	74	Units	293,243	L(26), D(89), O(5)
Loan	22	Baywood San Mateo(32)	1930	2017-2018	25,506	Sq. Ft.	823	L(25), D(91), O(4)
Loan	23	Liberty Station Retail(2)	1923, 1932, 1942, 2007	2007, 2009	327,704	Sq. Ft.	357	L(25), YM1(3), DorYM1(89), O(3)
Loan	24	166 Geary Street	1907	2017	34,343	Sq. Ft.	553	L(37), YM1(79), O(4)
Loan	25	Vie Portfolio(2)	Various	NAP	1,799	Beds	41,904	L(25), YM1(92), O(3)
Property	25.01	University Downs	2011	NAP	430	Beds	47,698
Property	25.02	Ella Lofts	2016	NAP	252	Beds	59,683
Property	25.03	University View	2009	NAP	165	Beds	86,970
Property	25.04	Colonie	1973	NAP	184	Beds	51,658
Property	25.05	Hillcrest Oakwood	1969, 2002	NAP	616	Beds	15,292
Property	25.06	Southgate	1969	NAP	152	Beds	43,158
Loan	26	Roanoke Crossing Shopping Center	2003	NAP	78,572	Sq. Ft.	211	L(25), YM1(92), O(3)

A-1-17

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Net	Units	Loan per Net
			Year	Year	Rentable Area	of	Rentable Area	Prepayment Provisions
Loan	ID	Property Name	Built	Renovated	(SF/Units/Rooms)(4)	Measure	(SF/Units/Rooms) $(4)(13)	(# of payments)(17)(18)(19)
Loan	27	Texas Marriott & Hilton Portfolio	Various	Various	195	Rooms	84,790	L(25), D(92), O(3)
Property	27.01	Homewood Suites Brownsville	2000	2016-2017	86	Rooms	96,128
Property	27.02	Residence Inn Laredo	2005	2015	109	Rooms	75,844
Loan	28	Homewood Suites Philadelphia - Valley Forge	2005	NAP	123	Rooms	124,261	L(25), YM1(92), O(3)
Loan	29	Hilton Garden Inn - Valley Forge	2012	NAP	135	Rooms	113,216	L(25), YM1(92), O(3)
Loan	30	AC Marriott Downtown Tucson(2)	1916-1928, 2017	2017	136	Rooms	294,118	L(27), D(89), O(4)
Loan	31	Atlantic Gardens	1900-1915	NAP	24	Units	625,000	L(25), D(91), O(4)
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	2002	2017	128	Rooms	116,406	L(24), YM1(91), O(5)
Loan	33	Compass Self Storage PA & FL Portfolio	Various	Various	186,825	Sq. Ft.	77	L(26), D(90), O(4)
Property	33.01	Compass Self Storage Spring Hill	2004	2016	95,085	Sq. Ft.	80
Property	33.02	Route 8 Self Storage	1999	NAP	91,740	Sq. Ft.	75
Loan	34	Meridian Tower	1991	2005	142,970	Sq. Ft.	92	L(27), D(89), O(4)
Loan	35	69 Clinton & 28 East 13th Street Portfolio	Various	Various	18	Units	688,889	L(25), D(91), O(4)
Property	35.01	69 Clinton Street	1920	2017	16	Units	446,250
Property	35.02	28 East 13th Street	1899	2018	2	Units	2,630,000
Loan	36	8401 Melrose	1940	1988	5,850	Sq. Ft.	2,050	L(25), D(90), O(5)
Loan	37	Huntsville Self Storage Portfolio	Various	Various	378,035	Sq. Ft.	31	L(25), D(91), O(4)
Property	37.01	Hampton Cove	2001	2018	233,730	Sq. Ft.	25
Property	37.02	Safe & Secure	2005	NAP	85,255	Sq. Ft.	44
Property	37.03	Mt. Carmel & Bell Factory	2003	2006	59,050	Sq. Ft.	34
Loan	38	Rosemont Commons Fee	1992	NAP	483,688	Sq. Ft.	23	L(25), DorYM1(91), O(4)
Loan	39	Walgreens - MA & NH	2007	NAP	27,123	Sq. Ft.	394	L(25), YM1(91), O(4)
Property	39.01	Walgreens - MA	2007	NAP	14,820	Sq. Ft.	370
Property	39.02	Walgreens - NH	2007	NAP	12,303	Sq. Ft.	424
Loan	40	116 University Place	2018	NAP	2,626	Sq. Ft.	3,637	L(25), YM1(92), O(3)
Loan	41	Massman Ina Portfolio	Various	Various	179,517	Sq. Ft.	48	L(26), D(89), O(5)
Property	41.01	Massman Drive	1968-1990	2009	170,600	Sq. Ft.	39
Property	41.02	West Ina Road	1999	NAP	8,917	Sq. Ft.	226
Loan	42	Colony Retail	2016	NAP	89,826	Sq. Ft.	90	L(25), YM1(91), O(4)
Loan	43	161 Court Street	1910	2018	7,700	Sq. Ft.	961	L(25), D(91), O(4)
Loan	44	First Colony Self Storage	2003	NAP	61,338	Sq. Ft.	87	L(26), D(90), O(4)
Loan	45	I-10 & Haden Shopping Center	2013	NAP	15,605	Sq. Ft.	256	L(25), YM1(91), O(4)
Loan	46	South Port Apartments	1967	NAP	113	Units	32,662	L(26), D(90), O(4)

A-1-18

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Second Most	Second	Second	Second	Third Most
			Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating
Loan	ID	Property Name	Statements Date	EGI ($)	Expenses($)	NOI($)(14)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date
Loan	1	3 Columbus Circle(2)(33)	12/31/2018	57,324,235	17,233,200	40,091,035	12/31/2017	50,952,874	16,254,125	34,698,749	12/31/2016
Loan	2	3 Park Avenue(2)(35)(36)	09/30/2018	32,390,743	16,631,958	15,758,785	12/31/2017	34,088,864	16,566,079	17,522,785	12/31/2016
Loan	3	Saint Louis Galleria(2)(34)	08/31/2018	37,310,336	10,000,986	27,309,350	12/31/2017	37,193,781	10,197,175	26,996,606	12/31/2016
Loan	4	ARC Apartments(2)(33)	12/31/2018	10,707,119	3,235,350	7,471,768
Loan	5	9800 Wilshire(32)
Loan	6	5202 Ben White	12/31/2018	1,550,538	408,328	1,142,210
Loan	7	101 California(2)(33)(35)	12/31/2018	85,549,925	28,987,593	56,562,332	12/31/2017	79,428,927	28,767,057	50,661,870	12/31/2016
Loan	8	Soho Beach House(2)(34)(36)	01/31/2019	46,662,860	31,363,350	15,299,510	12/31/2018	45,890,188	31,128,533	14,761,655	12/31/2017
Loan	9	Pace Gallery HQ(2)
Loan	10	AT580 Multi	11/30/2018	3,712,698	1,411,016	2,301,682	12/31/2017	2,147,494	1,103,290	1,044,204
Loan	11	Tailor Lofts	12/31/2018	5,900,148	2,489,702	3,410,447	12/31/2017	5,561,516	2,278,140	3,283,376	12/31/2016
Loan	12	Embassy Suites Scottsdale(34)	11/30/2018	18,380,183	13,996,516	4,383,667	12/31/2017	17,173,188	13,027,703	4,145,485
Loan	13	Flight(34)
Loan	14	The Crossing at Katy Ranch	12/31/2018	5,386,288	2,652,070	2,734,218
Loan	15	Dollar General Portfolio(34)
Property	15.01	Dollar General-Afton, NY
Property	15.02	Dollar General-Rogers City, MI
Property	15.03	Dollar General-Oakman, AL
Property	15.04	Dollar General-Attalla, AL
Property	15.05	Dollar General-Greenbush, MN
Property	15.06	Dollar General-Opelika, AL
Property	15.07	Dollar General-Ishpeming, MI
Property	15.08	Dollar General-Lisman, AL
Property	15.09	Dollar General-Verbena, AL
Property	15.10	Dollar General-Appleton, MN
Property	15.11	Dollar General-New York Mills, MN
Property	15.12	Dollar General-Barry, IL
Property	15.13	Dollar General-Thomaston, AL
Property	15.14	Dollar General-Coffeen, IL
Property	15.15	Dollar General-Payson, IL
Property	15.16	Dollar General-Garden City, AL
Property	15.17	Dollar General-Red Lake Falls, MN
Property	15.18	Dollar General-West Point, IA
Property	15.19	Dollar General-Backus, MN
Property	15.20	Dollar General-Erskine, MN
Property	15.21	Dollar General-Athens, AL
Property	15.22	Dollar General-Cullman, AL
Property	15.23	Dollar General-Pellston, MI

A-1-19

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Second Most	Second	Second	Second	Third Most
			Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating
Loan	ID	Property Name	Statements Date	EGI ($)	Expenses($)	NOI($)(14)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date
Property	15.24	Dollar General-Clinton, AL
Property	15.25	Dollar General-Sebeka, MN
Property	15.26	Dollar General-Detroit, AL
Property	15.27	Dollar General-Larchwood, IA
Property	15.28	Dollar General-New Market, AL
Property	15.29	Dollar General-Ramer, AL
Property	15.30	Dollar General-Pansey, AL
Property	15.31	Dollar General-Pennington, AL
Property	15.32	Dollar General-Waterloo, AL
Property	15.33	Dollar General-Arab, AL
Loan	16	Tulsa Office Portfolio(2)	12/31/2018	11,312,549	6,012,315	5,300,234	12/31/2017	10,452,885	5,486,205	4,966,680	12/31/2016
Property	16.01	Exchange Tower	12/31/2018	2,393,416	936,961	1,456,455	12/31/2017	2,506,920	881,766	1,625,154	12/31/2016
Property	16.02	Towne Center	12/31/2018	2,048,143	932,734	1,115,409	12/31/2017	1,633,705	822,707	810,998	12/31/2016
Property	16.03	Two Memorial Place	12/31/2018	1,411,403	858,166	553,237	12/31/2017	1,036,488	823,873	212,615	12/31/2016
Property	16.04	Triad Center I	12/31/2018	1,194,633	865,734	328,899	12/31/2017	1,149,436	767,818	381,619	12/31/2016
Property	16.05	Corporate Place	12/31/2018	1,305,353	708,640	596,712	12/31/2017	1,330,196	622,305	707,891	12/31/2016
Property	16.06	The 51 Yale Building	12/31/2018	854,326	423,807	430,519	12/31/2017	701,114	344,654	356,460	12/31/2016
Property	16.07	Commerce Tower	12/31/2018	975,310	581,863	393,448	12/31/2017	1,026,071	581,335	444,736	12/31/2016
Property	16.08	Riverbridge Office	12/31/2018	581,708	431,784	149,924	12/31/2017	511,533	384,278	127,255	12/31/2016
Property	16.09	Three Memorial Place	12/31/2018	548,257	272,624	275,632	12/31/2017	557,422	257,470	299,952	12/31/2016
Loan	17	Sharon Park Apartments	12/31/2018	5,604,971	2,784,682	2,820,289	12/31/2017	5,489,175	3,027,757	2,461,418	12/31/2016
Loan	18	Spring Hollow Apartments(36)	11/30/2018	4,805,726	2,419,969	2,385,757	12/31/2017	4,779,451	2,346,631	2,432,821	12/31/2016
Loan	19	Atrium Two(2)(35)	T-9 9/30/2018 Ann.	11,943,668	7,197,972	4,745,695	12/31/2017	12,168,329	6,499,840	5,668,489	12/31/2016
Loan	20	The Landing Apartments(36)	11/30/2018	2,580,276	1,095,437	1,484,838
Loan	21	Union Bay Apartments(36)	01/31/2019	1,836,947	607,075	1,229,872	12/31/2017	1,114,442	555,162	559,280
Loan	22	Baywood San Mateo(32)
Loan	23	Liberty Station Retail(2)	08/31/2018	12,739,202	3,686,770	9,052,432	12/31/2017	11,752,629	4,101,991	7,650,638	12/31/2016
Loan	24	166 Geary Street	12/31/2018	1,546,322	750,669	795,653	12/31/2017	1,448,252	818,789	629,463	12/31/2016
Loan	25	Vie Portfolio(2)	11/30/2018	13,586,159	7,115,991	6,470,169	12/31/2017	13,378,333	6,992,088	6,386,245
Property	25.01	University Downs	11/30/2018	3,049,129	1,607,767	1,441,362	12/31/2017	2,876,657	1,512,019	1,364,638	12/31/2016
Property	25.02	Ella Lofts	11/30/2018	2,337,613	1,303,198	1,034,415	12/31/2017	2,197,392	1,370,080	827,312
Property	25.03	University View	11/30/2018	2,080,571	884,453	1,196,119	12/31/2017	2,099,249	899,281	1,199,969	12/31/2016
Property	25.04	Colonie	11/30/2018	2,031,485	1,139,488	891,997	12/31/2017	1,894,396	1,035,972	858,424	12/31/2016
Property	25.05	Hillcrest Oakwood	11/30/2018	2,309,819	1,355,036	954,783	12/31/2017	2,538,342	1,340,980	1,197,363	12/31/2016
Property	25.06	Southgate	11/30/2018	1,777,542	826,049	951,493	12/31/2017	1,772,297	833,758	938,540	12/31/2016
Loan	26	Roanoke Crossing Shopping Center	12/31/2018	2,017,732	455,887	1,561,845	12/31/2017	2,030,452	426,383	1,604,069	12/31/2016

A-1-20

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Second Most	Second	Second	Second	Third Most
			Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating
Loan	ID	Property Name	Statements Date	EGI ($)	Expenses($)	NOI($)(14)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date
Loan	27	Texas Marriott & Hilton Portfolio	12/31/2018	5,552,087	3,226,357	2,325,730	12/31/2017	5,412,428	3,357,479	2,054,949	12/31/2016
Property	27.01	Homewood Suites Brownsville	12/31/2018	2,640,382	1,457,221	1,183,161	12/31/2017	2,592,345	1,587,066	1,005,279	12/31/2016
Property	27.02	Residence Inn Laredo	12/31/2018	2,911,705	1,769,136	1,142,569	12/31/2017	2,820,083	1,770,413	1,049,670	12/31/2016
Loan	28	Homewood Suites Philadelphia - Valley Forge	12/31/2018	5,356,423	3,581,086	1,775,337	12/31/2017	5,121,525	3,487,837	1,633,688	12/31/2016
Loan	29	Hilton Garden Inn - Valley Forge	12/31/2018	6,112,505	4,476,217	1,636,288	12/31/2017	5,701,810	4,451,468	1,250,342	12/31/2016
Loan	30	AC Marriott Downtown Tucson(2)	01/31/2019	9,896,897	3,841,585	6,055,312
Loan	31	Atlantic Gardens	11/30/2018	1,452,892	316,905	1,135,987	12/31/2017	1,391,347	347,609	1,043,738	12/31/2016
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	10/31/2018	5,203,099	3,128,913	2,074,186	12/31/2017	4,833,584	2,957,713	1,875,871	12/31/2016
Loan	33	Compass Self Storage PA & FL Portfolio	12/31/2018	2,070,458	643,274	1,427,184	12/31/2017	1,960,317	602,165	1,358,152	12/31/2016
Property	33.01	Compass Self Storage Spring Hill	12/31/2018	1,104,933	374,376	730,557	12/31/2017	983,690	348,249	635,441	12/31/2016
Property	33.02	Route 8 Self Storage	12/31/2018	965,525	268,898	696,627	12/31/2017	976,627	253,917	722,710	12/31/2016
Loan	34	Meridian Tower	11/30/2018	2,253,301	1,529,286	724,015	12/31/2017	2,516,216	1,344,467	1,171,749	12/31/2016
Loan	35	69 Clinton & 28 East 13th Street Portfolio
Property	35.01	69 Clinton Street	12/31/2018	587,482	150,847	436,635	12/31/2017	492,780	150,552	342,228
Property	35.02	28 East 13th Street
Loan	36	8401 Melrose	12/31/2018	1,608,014	109,135	1,498,880	12/31/2017	1,527,706	106,884	1,420,822	12/31/2016
Loan	37	Huntsville Self Storage Portfolio	12/31/2018	1,491,423	446,455	1,044,968	12/31/2017	1,485,856	417,325	1,068,530	12/31/2016
Property	37.01	Hampton Cove	12/31/2018	747,992	213,145	534,847	12/31/2017	745,360	196,605	548,755	12/31/2016
Property	37.02	Safe & Secure	12/31/2018	457,102	160,210	296,892	12/31/2017	458,156	150,810	307,346	12/31/2016
Property	37.03	Mt. Carmel & Bell Factory	12/31/2018	286,329	73,100	213,229	12/31/2017	282,340	69,910	212,430	12/31/2016
Loan	38	Rosemont Commons Fee
Loan	39	Walgreens - MA & NH
Property	39.01	Walgreens - MA
Property	39.02	Walgreens - NH
Loan	40	116 University Place
Loan	41	Massman Ina Portfolio	12/31/2018	1,208,927	188,422	1,020,504	12/31/2017	1,207,600	268,580	939,020
Property	41.01	Massman Drive
Property	41.02	West Ina Road
Loan	42	Colony Retail
Loan	43	161 Court Street
Loan	44	First Colony Self Storage	11/30/2018	1,363,955	381,477	982,478	12/31/2017	1,341,819	376,707	965,112	12/31/2016
Loan	45	I-10 & Haden Shopping Center	12/31/2018	513,145	120,146	393,000	12/31/2017	446,817	99,486	347,331	12/31/2016
Loan	46	South Port Apartments	11/30/2018	784,979	394,917	390,062	12/31/2017	777,499	431,535	345,964	12/31/2016

A-1-21

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Third	Third	Third
			Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Loan	ID	Property Name	EGI($)	Expenses($)	NOI($)	Debt Yield(10)(13)	Debt Yield(10)(13)	Revenue($)	EGI($)	Expenses($)	NOI ($)(14)	Reserves($)
Loan	1	3 Columbus Circle(2)(33)	50,161,202	14,968,652	35,192,550	12.3%	11.5%	81,003,011	79,416,007	18,918,555	60,497,452	150,743
Loan	2	3 Park Avenue(2)(35)(36)	33,730,904	15,156,539	18,574,365	10.0%	8.8%	41,242,129	34,812,941	16,549,901	18,263,040	222,521
Loan	3	Saint Louis Galleria(2)(34)	37,373,498	10,525,998	26,847,500	11.3%	11.0%	38,782,454	37,642,385	10,481,622	27,160,764	116,424
Loan	4	ARC Apartments(2)(33)				14.7%	14.6%	17,962,305	17,317,388	3,379,417	13,937,971	107,773
Loan	5	9800 Wilshire(32)				7.9%	7.9%	5,934,678	5,542,368	1,182,667	4,359,701	4,557
Loan	6	5202 Ben White				9.8%	9.7%	7,519,779	7,143,790	2,917,088	4,226,703	61,158
Loan	7	101 California(2)(33)(35)	68,835,502	27,535,387	41,300,115	12.8%	12.6%	106,148,164	98,039,071	30,562,252	67,476,820	187,722
Loan	8	Soho Beach House(2)(34)(36)	39,786,166	28,616,452	11,169,714	28.0%	25.7%	46,662,860	46,662,860	31,272,205	15,390,655	1,252,503
Loan	9	Pace Gallery HQ(2)				9.0%	8.5%	10,910,718	10,365,183	2,258,718	8,106,464	14,913
Loan	10	AT580 Multi				9.5%	9.3%	5,033,228	4,813,161	1,170,767	3,642,393	45,000
Loan	11	Tailor Lofts	5,196,734	2,376,037	2,820,697	9.2%	9.0%	6,215,373	5,917,478	2,422,854	3,494,624	66,150
Loan	12	Embassy Suites Scottsdale(34)				11.9%	9.8%	18,380,183	18,380,183	14,150,559	4,229,624	735,207
Loan	13	Flight(34)				12.1%	11.6%	6,191,121	5,956,888	1,953,133	4,003,756	27,409
Loan	14	The Crossing at Katy Ranch				9.1%	8.9%	6,184,558	5,483,062	2,663,278	2,819,784	63,600
Loan	15	Dollar General Portfolio(34)				9.1%	9.0%	3,060,517	2,907,491	246,064	2,661,428	44,217
Property	15.01	Dollar General-Afton, NY
Property	15.02	Dollar General-Rogers City, MI
Property	15.03	Dollar General-Oakman, AL
Property	15.04	Dollar General-Attalla, AL
Property	15.05	Dollar General-Greenbush, MN
Property	15.06	Dollar General-Opelika, AL
Property	15.07	Dollar General-Ishpeming, MI
Property	15.08	Dollar General-Lisman, AL
Property	15.09	Dollar General-Verbena, AL
Property	15.10	Dollar General-Appleton, MN
Property	15.11	Dollar General-New York Mills, MN
Property	15.12	Dollar General-Barry, IL
Property	15.13	Dollar General-Thomaston, AL
Property	15.14	Dollar General-Coffeen, IL
Property	15.15	Dollar General-Payson, IL
Property	15.16	Dollar General-Garden City, AL
Property	15.17	Dollar General-Red Lake Falls, MN
Property	15.18	Dollar General-West Point, IA
Property	15.19	Dollar General-Backus, MN
Property	15.20	Dollar General-Erskine, MN
Property	15.21	Dollar General-Athens, AL
Property	15.22	Dollar General-Cullman, AL
Property	15.23	Dollar General-Pellston, MI

A-1-22

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Third	Third	Third
			Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Loan	ID	Property Name	EGI($)	Expenses($)	NOI($)	Debt Yield(10)(13)	Debt Yield(10)(13)	Revenue($)	EGI($)	Expenses($)	NOI ($)(14)	Reserves($)
Property	15.24	Dollar General-Clinton, AL
Property	15.25	Dollar General-Sebeka, MN
Property	15.26	Dollar General-Detroit, AL
Property	15.27	Dollar General-Larchwood, IA
Property	15.28	Dollar General-New Market, AL
Property	15.29	Dollar General-Ramer, AL
Property	15.30	Dollar General-Pansey, AL
Property	15.31	Dollar General-Pennington, AL
Property	15.32	Dollar General-Waterloo, AL
Property	15.33	Dollar General-Arab, AL
Loan	16	Tulsa Office Portfolio(2)	10,991,953	5,212,572	5,779,381	13.0%	10.7%	15,963,332	12,461,215	6,126,333	6,334,882	228,247
Property	16.01	Exchange Tower	2,352,857	821,302	1,531,555			2,653,623	2,548,593	1,021,410	1,527,183	22,508
Property	16.02	Towne Center	1,770,290	840,411	929,879			2,688,389	2,151,138	1,006,660	1,144,477	33,035
Property	16.03	Two Memorial Place	1,091,583	682,684	408,899			2,511,982	2,152,254	853,133	1,299,122	16,626
Property	16.04	Triad Center I	1,473,370	761,277	712,093			2,241,498	1,165,754	760,972	404,783	41,782
Property	16.05	Corporate Place	1,184,426	591,580	592,846			1,577,237	1,178,393	748,320	430,073	21,995
Property	16.06	The 51 Yale Building	761,223	342,534	418,689			1,284,440	1,197,724	413,719	784,005	17,333
Property	16.07	Commerce Tower	1,040,905	556,832	484,073			1,324,315	1,037,602	619,174	418,428	18,908
Property	16.08	Riverbridge Office	713,607	374,887	338,720			947,109	474,539	420,825	53,713	30,096
Property	16.09	Three Memorial Place	603,692	241,066	362,626			734,739	555,219	282,121	273,098	25,964
Loan	17	Sharon Park Apartments	5,167,876	2,892,408	2,275,468	9.8%	9.0%	6,058,064	5,604,971	2,918,823	2,686,149	199,704
Loan	18	Spring Hollow Apartments(36)	4,691,459	2,304,465	2,386,994	8.8%	8.3%	5,690,720	4,805,726	2,436,794	2,368,932	126,500
Loan	19	Atrium Two(2)(35)	12,894,620	6,736,249	6,158,371	11.4%	9.8%	14,680,241	13,696,665	7,346,080	6,350,584	131,523
Loan	20	The Landing Apartments(36)				8.1%	7.9%	3,310,481	3,120,793	1,185,808	1,934,986	39,564
Loan	21	Union Bay Apartments(36)				7.2%	7.1%	2,267,607	2,169,908	616,189	1,553,719	18,500
Loan	22	Baywood San Mateo(32)				8.1%	7.8%	2,395,374	2,275,605	580,431	1,695,174	5,101
Loan	23	Liberty Station Retail(2)	10,987,815	3,287,760	7,700,055	8.0%	7.7%	14,729,621	13,968,591	4,609,164	9,359,427	49,156
Loan	24	166 Geary Street	1,575,428	981,434	593,994	8.2%	7.9%	2,475,073	2,298,813	748,993	1,549,819	6,869
Loan	25	Vie Portfolio(2)				9.9%	9.9%	16,313,642	14,645,085	7,184,664	7,460,421
Property	25.01	University Downs	2,693,850	1,547,351	1,146,499			3,790,998	3,272,908	1,644,794	1,628,114
Property	25.02	Ella Lofts						2,736,061	2,618,742	1,297,787	1,320,955
Property	25.03	University View	1,843,263	731,969	1,111,294			2,273,260	2,073,686	944,946	1,128,740
Property	25.04	Colonie	1,802,935	1,043,676	759,258			2,286,737	2,178,431	1,141,712	1,036,719
Property	25.05	Hillcrest Oakwood	2,641,755	1,399,344	1,242,411			3,372,905	2,806,637	1,354,872	1,451,765
Property	25.06	Southgate	1,677,611	870,073	807,538			1,853,681	1,694,681	800,553	894,128
Loan	26	Roanoke Crossing Shopping Center	1,820,076	377,945	1,442,131	10.0%	9.5%	2,319,970	2,130,066	468,504	1,661,561	11,786

A-1-23

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Third	Third	Third
			Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Loan	ID	Property Name	EGI($)	Expenses($)	NOI($)	Debt Yield(10)(13)	Debt Yield(10)(13)	Revenue($)	EGI($)	Expenses($)	NOI ($)(14)	Reserves($)
Loan	27	Texas Marriott & Hilton Portfolio	4,949,618	3,214,559	1,735,059	13.4%	12.1%	5,552,087	5,552,087	3,335,941	2,216,145	222,083
Property	27.01	Homewood Suites Brownsville	2,280,606	1,511,853	768,753			2,640,382	2,640,382	1,535,624	1,104,757	105,615
Property	27.02	Residence Inn Laredo	2,669,012	1,702,706	966,306			2,911,705	2,911,705	1,800,317	1,111,388	116,468
Loan	28	Homewood Suites Philadelphia - Valley Forge	5,362,201	3,686,865	1,675,336	12.0%	12.0%	5,484,560	5,484,560	3,653,998	1,830,562
Loan	29	Hilton Garden Inn - Valley Forge	5,880,265	4,473,922	1,406,343	11.0%	11.0%	6,112,505	6,112,505	4,430,475	1,682,030
Loan	30	AC Marriott Downtown Tucson(2)				12.5%	11.5%	8,888,063	8,888,063	3,903,484	4,984,579	312,490
Loan	31	Atlantic Gardens	1,047,595	321,294	726,301	8.2%	8.0%	1,693,541	1,604,443	380,643	1,223,801	8,127
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	5,278,027	3,032,176	2,245,851	13.8%	12.4%	5,203,099	5,203,099	3,153,525	2,049,574	208,124
Loan	33	Compass Self Storage PA & FL Portfolio	1,823,374	587,163	1,236,211	9.5%	9.4%	2,478,084	2,070,458	692,783	1,377,675	20,584
Property	33.01	Compass Self Storage Spring Hill	901,479	332,032	569,447			1,409,621	1,104,933	375,813	729,120	11,410
Property	33.02	Route 8 Self Storage	921,895	255,132	666,764			1,068,464	965,525	316,970	648,555	9,174
Loan	34	Meridian Tower	2,590,385	1,281,397	1,308,988	11.7%	10.2%	3,068,975	2,809,944	1,262,080	1,547,864	12,094
Loan	35	69 Clinton & 28 East 13th Street Portfolio				7.0%	7.0%	1,222,785	1,166,113	292,086	874,027	4,924
Property	35.01	69 Clinton Street						718,785	676,513	174,339	502,174	4,189
Property	35.02	28 East 13th Street						504,000	489,600	117,747	371,853	735
Loan	36	8401 Melrose	1,529,507	112,125	1,417,382	13.6%	13.6%	2,024,811	1,930,583	304,233	1,626,350	761
Loan	37	Huntsville Self Storage Portfolio	1,490,786	411,031	1,079,755	9.0%	8.6%	2,048,390	1,491,423	485,332	1,006,091	37,804
Property	37.01	Hampton Cove	755,181	192,857	562,324			1,130,682	747,992	252,185	495,807	23,373
Property	37.02	Safe & Secure	457,153	150,883	306,270			545,416	457,102	144,366	312,736	8,526
Property	37.03	Mt. Carmel & Bell Factory	278,452	67,291	211,161			372,291	286,329	88,781	197,548	5,905
Loan	38	Rosemont Commons Fee				8.7%	8.7%	976,000	976,000	19,520	956,480
Loan	39	Walgreens - MA & NH				8.7%	8.7%	984,091	954,569	19,091	935,477
Property	39.01	Walgreens - MA
Property	39.02	Walgreens - NH
Loan	40	116 University Place				8.2%	8.1%	949,091	920,618	141,593	779,025	394
Loan	41	Massman Ina Portfolio				10.7%	9.8%	1,197,350	1,137,483	205,558	931,925	38,323
Property	41.01	Massman Drive
Property	41.02	West Ina Road
Loan	42	Colony Retail				12.1%	11.6%	1,686,656	1,602,323	620,438	981,886	-31,526
Loan	43	161 Court Street				7.3%	7.3%	656,200	628,274	84,389	543,885	1,390
Loan	44	First Colony Self Storage	1,319,867	394,605	925,262	18.3%	18.2%	1,482,028	1,363,955	383,434	980,521	9,201
Loan	45	I-10 & Haden Shopping Center	474,689	134,945	339,744	10.0%	9.6%	582,588	553,459	153,126	400,333	-2,751
Loan	46	South Port Apartments	765,862	384,185	381,677	10.6%	9.7%	875,217	784,979	392,393	392,586	33,900

A-1-24

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease
Loan	ID	Property Name	TI/LC($)	NCF ($)	Interest	Expiration(20)	Extension Terms(20)	Largest Tenant(21)(24)(25)	SF	Expiration(23)
Loan	1	3 Columbus Circle(2)(33)	3,752,630	56,594,080	Fee Simple			Young & Rubicam, Inc.	375,236	08/31/2033
Loan	2	3 Park Avenue(2)(35)(36)	1,950,188	16,090,332	Fee Simple			Houghton Mifflin Harcourt	101,821	12/31/2027
Loan	3	Saint Louis Galleria(2)(34)	560,043	26,484,297	Fee Simple			Galleria 6 Cinemas	19,624	08/31/2023
Loan	4	ARC Apartments(2)(33)		13,830,198	Fee Simple			NAP	NAP	NAP
Loan	5	9800 Wilshire(32)		4,355,143	Fee Simple			Spring Place	42,820	06/30/2028
Loan	6	5202 Ben White		4,165,545	Fee Simple			City of Austin	196,768	03/31/2026
Loan	7	101 California(2)(33)(35)	1,047,309	66,241,788	Fee Simple			Merrill Lynch	121,986	10/31/2022
Loan	8	Soho Beach House(2)(34)(36)		14,138,153	Fee Simple			NAP	NAP	NAP
Loan	9	Pace Gallery HQ(2)	455,343	7,636,208	Fee Simple			The Pace Gallery LLC	74,563	12/14/2038
Loan	10	AT580 Multi		3,597,393	Fee Simple			NAP	NAP	NAP
Loan	11	Tailor Lofts		3,428,474	Fee Simple			NAP	NAP	NAP
Loan	12	Embassy Suites Scottsdale(34)		3,494,417	Fee Simple			NAP	NAP	NAP
Loan	13	Flight(34)	137,047	3,839,299	Fee Simple			BOA Technology Inc.	87,787	06/30/2025
Loan	14	The Crossing at Katy Ranch		2,756,184	Fee Simple			NAP	NAP	NAP
Loan	15	Dollar General Portfolio(34)		2,617,211	Fee Simple
Property	15.01	Dollar General-Afton, NY			Fee Simple			Dollar General	9,002	09/30/2033
Property	15.02	Dollar General-Rogers City, MI			Fee Simple			Dollar General	9,026	02/28/2033
Property	15.03	Dollar General-Oakman, AL			Fee Simple			Dollar General	10,640	05/31/2033
Property	15.04	Dollar General-Attalla, AL			Fee Simple			Dollar General	9,100	06/30/2033
Property	15.05	Dollar General-Greenbush, MN			Fee Simple			Dollar General	9,100	08/31/2033
Property	15.06	Dollar General-Opelika, AL			Fee Simple			Dollar General	9,230	05/31/2033
Property	15.07	Dollar General-Ishpeming, MI			Fee Simple			Dollar General	9,100	08/31/2033
Property	15.08	Dollar General-Lisman, AL			Fee Simple			Dollar General	9,026	10/31/2033
Property	15.09	Dollar General-Verbena, AL			Fee Simple			Dollar General	9,196	10/31/2033
Property	15.10	Dollar General-Appleton, MN			Fee Simple			Dollar General	9,328	09/30/2031
Property	15.11	Dollar General-New York Mills, MN			Fee Simple			Dollar General	9,100	08/31/2031
Property	15.12	Dollar General-Barry, IL			Fee Simple			Dollar General	9,122	08/31/2031
Property	15.13	Dollar General-Thomaston, AL			Fee Simple			Dollar General	9,100	11/30/2033
Property	15.14	Dollar General-Coffeen, IL			Fee Simple			Dollar General	9,100	10/31/2033
Property	15.15	Dollar General-Payson, IL			Fee Simple			Dollar General	9,014	11/30/2033
Property	15.16	Dollar General-Garden City, AL			Fee Simple			Dollar General	9,100	10/31/2033
Property	15.17	Dollar General-Red Lake Falls, MN			Fee Simple			Dollar General	9,100	08/31/2031
Property	15.18	Dollar General-West Point, IA			Fee Simple			Dollar General	9,100	12/31/2033
Property	15.19	Dollar General-Backus, MN			Fee Simple			Dollar General	9,328	09/30/2031
Property	15.20	Dollar General-Erskine, MN			Fee Simple			Dollar General	9,328	07/31/2031
Property	15.21	Dollar General-Athens, AL			Fee Simple			Dollar General	9,100	06/30/2033
Property	15.22	Dollar General-Cullman, AL			Fee Simple			Dollar General	9,100	09/30/2033
Property	15.23	Dollar General-Pellston, MI			Fee Simple			Dollar General	9,100	11/30/2033

A-1-25

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease
Loan	ID	Property Name	TI/LC($)	NCF ($)	Interest	Expiration(20)	Extension Terms(20)	Largest Tenant(21)(24)(25)	SF	Expiration(23)
Property	15.24	Dollar General-Clinton, AL			Fee Simple			Dollar General	7,512	10/31/2033
Property	15.25	Dollar General-Sebeka, MN			Fee Simple			Dollar General	7,489	11/30/2033
Property	15.26	Dollar General-Detroit, AL			Fee Simple			Dollar General	7,489	08/31/2033
Property	15.27	Dollar General-Larchwood, IA			Fee Simple			Dollar General	7,489	12/31/2033
Property	15.28	Dollar General-New Market, AL			Fee Simple			Dollar General	9,100	10/31/2033
Property	15.29	Dollar General-Ramer, AL			Fee Simple			Dollar General	9,332	08/31/2031
Property	15.30	Dollar General-Pansey, AL			Fee Simple			Dollar General	7,500	11/30/2033
Property	15.31	Dollar General-Pennington, AL			Fee Simple			Dollar General	9,123	10/31/2031
Property	15.32	Dollar General-Waterloo, AL			Fee Simple			Dollar General	9,100	11/30/2033
Property	15.33	Dollar General-Arab, AL			Fee Simple			Dollar General	9,203	09/30/2031
Loan	16	Tulsa Office Portfolio(2)	887,866	5,218,769	Fee Simple
Property	16.01	Exchange Tower	181,822	1,322,853	Fee Simple			QPS	57,937	09/30/2023
Property	16.02	Towne Center	109,470	1,001,972	Fee Simple			Tulsa Pain Consultants	22,719	08/31/2023
Property	16.03	Two Memorial Place	175,232	1,107,264	Fee Simple			Finance of America Reverse	18,140	02/28/2025
Property	16.04	Triad Center I	102,316	260,685	Fee Simple			Kivell Rayment & Francis	11,862	12/31/2020
Property	16.05	Corporate Place	85,571	322,508	Fee Simple			OK Employment Security	13,000	MTM
Property	16.06	The 51 Yale Building	87,148	679,525	Fee Simple			GSA/Department of Veteran Affairs	12,650	05/31/2028
Property	16.07	Commerce Tower	85,039	314,480	Fee Simple			PPM Global Resources	9,745	03/31/2021
Property	16.08	Riverbridge Office	24,176	-559	Fee Simple			Bravo Natural Resources, LLC	17,303	04/30/2019
Property	16.09	Three Memorial Place	37,092	210,042	Fee Simple			GSA/DEA	9,566	01/22/2028
Loan	17	Sharon Park Apartments		2,486,445	Fee Simple			NAP	NAP	NAP
Loan	18	Spring Hollow Apartments(36)		2,242,432	Fee Simple			NAP	NAP	NAP
Loan	19	Atrium Two(2)(35)	757,040	5,462,022	Fee Simple			Cincinnati Bell	239,943	09/30/2030
Loan	20	The Landing Apartments(36)		1,895,422	Fee Simple			NAP	NAP	NAP
Loan	21	Union Bay Apartments(36)	2,791	1,532,428	Fee Simple			NAP	NAP	NAP
Loan	22	Baywood San Mateo(32)	62,375	1,627,698	Fee Simple			Fossil	15,025	03/31/2026
Loan	23	Liberty Station Retail(2)	327,704	8,982,567	Fee Simple/Leasehold	12/31/2070	None	VONS Companies	51,839	10/31/2027
Loan	24	166 Geary Street	34,343	1,508,608	Fee Simple			WeWork	12,500	05/31/2029
Loan	25	Vie Portfolio(2)		7,460,421	Fee Simple
Property	25.01	University Downs		1,628,114	Fee Simple			NAP	NAP	NAP
Property	25.02	Ella Lofts		1,320,955	Fee Simple			NAP	NAP	NAP
Property	25.03	University View		1,128,740	Fee Simple			NAP	NAP	NAP
Property	25.04	Colonie		1,036,719	Fee Simple			NAP	NAP	NAP
Property	25.05	Hillcrest Oakwood		1,451,765	Fee Simple			NAP	NAP	NAP
Property	25.06	Southgate		894,128	Fee Simple			NAP	NAP	NAP
Loan	26	Roanoke Crossing Shopping Center	78,572	1,571,203	Fee Simple			Eminence Dance Complex, LLC	5,760	12/31/2021

A-1-26

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease
Loan	ID	Property Name	TI/LC($)	NCF ($)	Interest	Expiration(20)	Extension Terms(20)	Largest Tenant(21)(24)(25)	SF	Expiration(23)
Loan	27	Texas Marriott & Hilton Portfolio		1,994,062	Fee Simple
Property	27.01	Homewood Suites Brownsville		999,142	Fee Simple			NAP	NAP	NAP
Property	27.02	Residence Inn Laredo		994,920	Fee Simple			NAP	NAP	NAP
Loan	28	Homewood Suites Philadelphia - Valley Forge		1,830,562	Fee Simple			NAP	NAP	NAP
Loan	29	Hilton Garden Inn - Valley Forge		1,682,030	Fee Simple			NAP	NAP	NAP
Loan	30	AC Marriott Downtown Tucson(2)	90,426	4,581,663	Leasehold	Various	No	NAP	NAP	NAP
Loan	31	Atlantic Gardens	21,310	1,194,364	Fee Simple			US Postal Service	4,782	06/30/2026
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)		1,841,450	Fee Simple			NAP	NAP	NAP
Loan	33	Compass Self Storage PA & FL Portfolio		1,357,091	Fee Simple
Property	33.01	Compass Self Storage Spring Hill		717,710	Fee Simple			NAP	NAP	NAP
Property	33.02	Route 8 Self Storage		639,381	Fee Simple			NAP	NAP	NAP
Loan	34	Meridian Tower	191,927	1,343,843	Fee Simple			Autobase, Inc.	20,829	12/31/2021
Loan	35	69 Clinton & 28 East 13th Street Portfolio	1,600	867,504	Fee Simple
Property	35.01	69 Clinton Street	600	497,385	Fee Simple			Ronin Stones	630	06/30/2030
Property	35.02	28 East 13th Street	1,000	370,119	Fee Simple			Blue Stripes	1,564	05/31/2028
Loan	36	8401 Melrose		1,625,590	Fee Simple			Marc Jacobs	3,950	08/31/2025
Loan	37	Huntsville Self Storage Portfolio		968,287	Fee Simple
Property	37.01	Hampton Cove		472,434	Fee Simple			NAP	NAP	NAP
Property	37.02	Safe & Secure		304,210	Fee Simple			NAP	NAP	NAP
Property	37.03	Mt. Carmel & Bell Factory		191,643	Fee Simple			NAP	NAP	NAP
Loan	38	Rosemont Commons Fee		956,480	Fee Simple			NAP	NAP	NAP
Loan	39	Walgreens - MA & NH		935,477	Fee Simple
Property	39.01	Walgreens - MA			Fee Simple			Walgreens	14,820	09/30/2082
Property	39.02	Walgreens - NH			Fee Simple			Walgreens	12,303	12/31/2082
Loan	40	116 University Place	2,626	776,005	Fee Simple			Ferrero U.S.A., Inc.	2,626	03/01/2028
Loan	41	Massman Ina Portfolio	45,503	848,099	Fee Simple
Property	41.01	Massman Drive			Fee Simple			Hearthside Food Solutions	145,800	03/31/2023
Property	41.02	West Ina Road			Fee Simple			Southern Arizona Urgent Care	5,817	10/31/2026
Loan	42	Colony Retail	75,862	937,550	Fee Simple			Floor & Décor	72,916	10/30/2031
Loan	43	161 Court Street	4,800	537,695	Fee Simple			Indochino Apparel (US) Inc.	3,200	10/31/2028
Loan	44	First Colony Self Storage		971,321	Fee Simple			NAP	NAP	NAP
Loan	45	I-10 & Haden Shopping Center	19,434	383,650	Fee Simple			GTE Mobilnet of South Texas	6,025	02/29/2024
Loan	46	South Port Apartments		358,686	Fee Simple			NAP	NAP	NAP

A-1-27

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Lease			Lease
Loan	ID	Property Name	2nd Largest Tenant(22)(24)	SF	Expiration(23)	3rd Largest Tenant(22)(24)(25)	SF	Expiration	4th Largest Tenant(24)	SF
Loan	1	3 Columbus Circle(2)(33)	Emerge 212 3CC LLC	57,359	02/29/2028	Nordstrom	46,991	07/31/2040	Jazz at Lincoln Center, Inc.	30,653
Loan	2	3 Park Avenue(2)(35)(36)	TransPerfect Translations	91,220	09/30/2019	P. Kaufmann Contract	57,000	12/31/2022	Return Path, Inc.	46,002
Loan	3	Saint Louis Galleria(2)(34)	H&M	12,913	01/31/2021	Victoria’s Secret	12,892	01/31/2026	Urban Outfitters	12,623
Loan	4	ARC Apartments(2)(33)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	9800 Wilshire(32)	The Gores Group	14,148	12/31/2034	NAP	NAP	NAP	NAP	NAP
Loan	6	5202 Ben White	The Consulate of Mexico	26,317	11/30/2032	NAP	NAP	NAP	NAP	NAP
Loan	7	101 California(2)(33)(35)	Cooley LLP	112,305	12/31/2020	Morgan Stanley	91,068	01/31/2028	Deutsche Bank	60,311
Loan	8	Soho Beach House(2)(34)(36)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	9	Pace Gallery HQ(2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	AT580 Multi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	Tailor Lofts	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	Embassy Suites Scottsdale(34)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	13	Flight(34)	The Nature Conservancy	6,154	08/17/2023	Taxi Recreation	5,760	05/31/2032	Ringsby Court	4,769
Loan	14	The Crossing at Katy Ranch	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	Dollar General Portfolio(34)
Property	15.01	Dollar General-Afton, NY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.02	Dollar General-Rogers City, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.03	Dollar General-Oakman, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.04	Dollar General-Attalla, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.05	Dollar General-Greenbush, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.06	Dollar General-Opelika, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.07	Dollar General-Ishpeming, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.08	Dollar General-Lisman, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.09	Dollar General-Verbena, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.10	Dollar General-Appleton, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.11	Dollar General-New York Mills, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.12	Dollar General-Barry, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.13	Dollar General-Thomaston, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.14	Dollar General-Coffeen, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.15	Dollar General-Payson, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.16	Dollar General-Garden City, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.17	Dollar General-Red Lake Falls, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.18	Dollar General-West Point, IA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.19	Dollar General-Backus, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.20	Dollar General-Erskine, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.21	Dollar General-Athens, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.22	Dollar General-Cullman, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.23	Dollar General-Pellston, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-28

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Lease			Lease
Loan	ID	Property Name	2nd Largest Tenant(22)(24)	SF	Expiration(23)	3rd Largest Tenant(22)(24)(25)	SF	Expiration	4th Largest Tenant(24)	SF
Property	15.24	Dollar General-Clinton, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.25	Dollar General-Sebeka, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.26	Dollar General-Detroit, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.27	Dollar General-Larchwood, IA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.28	Dollar General-New Market, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.29	Dollar General-Ramer, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.30	Dollar General-Pansey, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.31	Dollar General-Pennington, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.32	Dollar General-Waterloo, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.33	Dollar General-Arab, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Tulsa Office Portfolio(2)
Property	16.01	Exchange Tower	Arvest Bank	42,951	12/31/2022	Garmin International, Inc.	15,415	06/30/2021	Spectrio	8,000
Property	16.02	Towne Center	Oklahoma Wesleyan University	18,481	02/28/2021	Carrefour Associates, LLC	16,400	07/31/2020	Jeanmarie Creations, LLC	12,413
Property	16.03	Two Memorial Place	GSA/FBI	17,119	07/08/2030	IRS	17,050	02/28/2029	Tulsa Abstract & Title Co.	10,076
Property	16.04	Triad Center I	Progressive Casualty Insurance	7,951	02/28/2023	Triad Bank	7,311	07/31/2020	Petro-Chem Development Co.	6,676
Property	16.05	Corporate Place	Enacomm, Inc	8,392	09/30/2020	Megasys Hospitality Systems	4,256	02/28/2020	Precision Engineering Group	4,187
Property	16.06	The 51 Yale Building	Orthopedic Trauma Service OK	8,258	08/31/2023	Farmers National Company	8,099	MTM	Tulsa Ctr for Child Psychology	6,962
Property	16.07	Commerce Tower	Sisu Energy & Environmental	6,482	04/30/2021	City National Bank and Trust	5,057	12/31/2022	Jack Zurawik	4,928
Property	16.08	Riverbridge Office	Equus Environmental	5,846	06/30/2021	Integra Realty Resources	3,971	MTM	State of Texas	3,282
Property	16.09	Three Memorial Place	GSA/ONRR	7,561	10/31/2023	McClure Engineering Company	4,337	03/31/2022	Rural Enterprises of Oklahoma	2,671
Loan	17	Sharon Park Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	18	Spring Hollow Apartments(36)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	Atrium Two(2)(35)	Federal Home Loan Bank	78,794	09/30/2026	Kroger	74,365	09/30/2023	GSA - US Bankruptcy Court	40,112
Loan	20	The Landing Apartments(36)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	Union Bay Apartments(36)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	Baywood San Mateo(32)	Second Measure	6,417	12/31/2025	Core Power Yoga	4,064	03/14/2026	NAP	NAP
Loan	23	Liberty Station Retail(2)	Stone Brewing Co.	22,514	08/31/2027	Liberty Public Market	21,929	01/31/2026	828 Events	14,896
Loan	24	166 Geary Street	Mabrie Facial Cosmetic, Inc.	2,515	06/30/2022	Erevena, Inc.	2,461	10/31/2022	Paul-Ryan Lake, D.D.S.	2,062
Loan	25	Vie Portfolio(2)
Property	25.01	University Downs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	25.02	Ella Lofts	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	25.03	University View	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	25.04	Colonie	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	25.05	Hillcrest Oakwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	25.06	Southgate	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Roanoke Crossing Shopping Center	Chili’s - Brinkers TX, LP	5,555	01/31/2024	Anytime Fitness	4,200	02/29/2024	JP Morgan (Bank One)	4,148

A-1-29

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Lease			Lease
Loan	ID	Property Name	2nd Largest Tenant(22)(24)	SF	Expiration(23)	3rd Largest Tenant(22)(24)(25)	SF	Expiration	4th Largest Tenant(24)	SF
Loan	27	Texas Marriott & Hilton Portfolio
Property	27.01	Homewood Suites Brownsville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	27.02	Residence Inn Laredo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Homewood Suites Philadelphia - Valley Forge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Hilton Garden Inn - Valley Forge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	AC Marriott Downtown Tucson(2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	Atlantic Gardens	YokeyPokey	2,632	07/31/2022	Smile Direct	1,872	06/30/2024	Cloe Luv	1,602
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	Compass Self Storage PA & FL Portfolio
Property	33.01	Compass Self Storage Spring Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	33.02	Route 8 Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	Meridian Tower	Professional Data Management Again	19,195	05/31/2024	Digital Mobile Innovations, LLC	18,244	08/31/2024	Scotlynn USA Division, Inc.	15,326
Loan	35	69 Clinton & 28 East 13th Street Portfolio
Property	35.01	69 Clinton Street	Taqueria Diana	630	09/01/2027	NAP	NAP	NAP	NAP	NAP
Property	35.02	28 East 13th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	8401 Melrose	Plus 2 West Zero	1,900	06/30/2020	NAP	NAP	NAP	NAP	NAP
Loan	37	Huntsville Self Storage Portfolio
Property	37.01	Hampton Cove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	37.02	Safe & Secure	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	37.03	Mt. Carmel & Bell Factory	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	Rosemont Commons Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	Walgreens - MA & NH
Property	39.01	Walgreens - MA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	39.02	Walgreens - NH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	40	116 University Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	Massman Ina Portfolio
Property	41.01	Massman Drive	Ferguson Enterprises	24,800	12/31/2023	NAP	NAP	NAP	NAP	NAP
Property	41.02	West Ina Road	TitleMax	1,800	02/28/2022	Wingstop	1,300	07/31/2023	NAP	NAP
Loan	42	Colony Retail	Chair King	16,910	07/31/2027	NAP	NAP	NAP	NAP	NAP
Loan	43	161 Court Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	44	First Colony Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	45	I-10 & Haden Shopping Center	Mattress Pal Holding	3,200	01/31/2020	Sanaz Khavari DDS, PLLC.	2,462	12/31/2025	OneMain Financial of Texas, Inc	2,233
Loan	46	South Port Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-30

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									Upfront
			Lease			Lease		Occupancy	Replacement
Loan	ID	Property Name	Expiration(23)	5th Largest Tenant(24)	SF	Expiration	Occupancy(4)(21)(25)	As-of Date	Reserves($)(27)
Loan	1	3 Columbus Circle(2)(33)	04/30/2028	Josephson	22,742	12/31/2032	97.2%	01/01/2019
Loan	2	3 Park Avenue(2)(35)(36)	07/31/2025	Pira Energy Group	27,577	02/29/2020	85.5%	10/23/2018
Loan	3	Saint Louis Galleria(2)(34)	01/31/2021	Forever 21	11,798	01/31/2020	96.9%	09/30/2018
Loan	4	ARC Apartments(2)(33)	NAP	NAP	NAP	NAP	100.0%	12/31/2018
Loan	5	9800 Wilshire(32)	NAP	NAP	NAP	NAP	100.0%	01/31/2019
Loan	6	5202 Ben White	NAP	NAP	NAP	NAP	91.2%	12/06/2018
Loan	7	101 California(2)(33)(35)	12/31/2024	Winston & Strawn	52,235	10/31/2024	92.1%	12/31/2018
Loan	8	Soho Beach House(2)(34)(36)	NAP	NAP	NAP	NAP	90.2%	01/31/2019	2,500,000
Loan	9	Pace Gallery HQ(2)	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Loan	10	AT580 Multi	NAP	NAP	NAP	NAP	97.2%	01/04/2019
Loan	11	Tailor Lofts	NAP	NAP	NAP	NAP	99.5%	11/30/2018	7,461
Loan	12	Embassy Suites Scottsdale(34)	NAP	NAP	NAP	NAP	75.8%	11/30/2018
Loan	13	Flight(34)	05/31/2032	Lightshade	4,198	03/31/2024	96.2%	01/01/2019
Loan	14	The Crossing at Katy Ranch	NAP	NAP	NAP	NAP	94.7%	01/31/2019	6,625
Loan	15	Dollar General Portfolio(34)					100.0%	04/06/2019
Property	15.01	Dollar General-Afton, NY	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.02	Dollar General-Rogers City, MI	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.03	Dollar General-Oakman, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.04	Dollar General-Attalla, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.05	Dollar General-Greenbush, MN	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.06	Dollar General-Opelika, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.07	Dollar General-Ishpeming, MI	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.08	Dollar General-Lisman, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.09	Dollar General-Verbena, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.10	Dollar General-Appleton, MN	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.11	Dollar General-New York Mills, MN	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.12	Dollar General-Barry, IL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.13	Dollar General-Thomaston, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.14	Dollar General-Coffeen, IL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.15	Dollar General-Payson, IL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.16	Dollar General-Garden City, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.17	Dollar General-Red Lake Falls, MN	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.18	Dollar General-West Point, IA	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.19	Dollar General-Backus, MN	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.20	Dollar General-Erskine, MN	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.21	Dollar General-Athens, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.22	Dollar General-Cullman, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.23	Dollar General-Pellston, MI	NAP	NAP	NAP	NAP	100.0%	04/06/2019

A-1-31

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									Upfront
			Lease			Lease		Occupancy	Replacement
Loan	ID	Property Name	Expiration(23)	5th Largest Tenant(24)	SF	Expiration	Occupancy(4)(21)(25)	As-of Date	Reserves($)(27)
Property	15.24	Dollar General-Clinton, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.25	Dollar General-Sebeka, MN	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.26	Dollar General-Detroit, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.27	Dollar General-Larchwood, IA	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.28	Dollar General-New Market, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.29	Dollar General-Ramer, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.30	Dollar General-Pansey, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.31	Dollar General-Pennington, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.32	Dollar General-Waterloo, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Property	15.33	Dollar General-Arab, AL	NAP	NAP	NAP	NAP	100.0%	04/06/2019
Loan	16	Tulsa Office Portfolio(2)					76.6%	Various	302,513
Property	16.01	Exchange Tower	04/30/2021	Armor Energy, LLC	7,658	12/31/2020	95.8%	12/07/2018
Property	16.02	Towne Center	06/30/2023	Golden Fields Services	9,503	09/30/2019	78.2%	12/27/2018
Property	16.03	Two Memorial Place	09/30/2019	Triad Eye Institute	9,444	06/30/2020	83.4%	12/27/2018
Property	16.04	Triad Center I	04/30/2022	FDIC	5,927	07/31/2020	51.5%	11/30/2018
Property	16.05	Corporate Place	12/31/2022	JMARK Business Solutions, Inc	3,594	10/31/2019	75.1%	12/27/2018
Property	16.06	The 51 Yale Building	04/30/2019	Therapy 4 Kids	6,228	07/31/2022	91.4%	12/27/2018
Property	16.07	Commerce Tower	07/31/2019	Joshi Technologies Int’l., Inc	4,732	06/30/2020	78.0%	12/27/2018
Property	16.08	Riverbridge Office	10/31/2024	GSA/Trustee Amer Indians	2,236	04/30/2033	49.2%	12/27/2018
Property	16.09	Three Memorial Place	06/30/2019	Crescent Bank & Trust	2,530	09/30/2019	72.0%	12/27/2018
Loan	17	Sharon Park Apartments	NAP	NAP	NAP	NAP	95.0%	01/17/2019
Loan	18	Spring Hollow Apartments(36)	NAP	NAP	NAP	NAP	91.7%	12/16/2018
Loan	19	Atrium Two(2)(35)	05/24/2025	GSA - US Attorney’s Office	35,000	10/31/2021	94.2%	10/12/2018
Loan	20	The Landing Apartments(36)	NAP	NAP	NAP	NAP	94.8%	01/07/2019
Loan	21	Union Bay Apartments(36)	NAP	NAP	NAP	NAP	95.9%	01/29/2019
Loan	22	Baywood San Mateo(32)	NAP	NAP	NAP	NAP	100.0%	01/01/2019
Loan	23	Liberty Station Retail(2)	05/31/2029	Trader Joes	14,843	03/31/2022	92.4%	08/01/2018	4,074
Loan	24	166 Geary Street	09/30/2028	James Colgan Union Square	1,650	03/31/2024	92.7%	02/12/2019	572
Loan	25	Vie Portfolio(2)					90.0%	Various	25,738
Property	25.01	University Downs	NAP	NAP	NAP	NAP	86.0%	12/03/2018
Property	25.02	Ella Lofts	NAP	NAP	NAP	NAP	98.0%	12/05/2018
Property	25.03	University View	NAP	NAP	NAP	NAP	95.8%	12/11/2018
Property	25.04	Colonie	NAP	NAP	NAP	NAP	97.8%	12/11/2018
Property	25.05	Hillcrest Oakwood	NAP	NAP	NAP	NAP	85.1%	12/11/2018
Property	25.06	Southgate	NAP	NAP	NAP	NAP	92.1%	12/11/2018
Loan	26	Roanoke Crossing Shopping Center	08/31/2024	JBRE LLC	3,800	02/28/2023	90.7%	09/04/2018	982

A-1-32

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									Upfront
			Lease			Lease		Occupancy	Replacement
Loan	ID	Property Name	Expiration(23)	5th Largest Tenant(24)	SF	Expiration	Occupancy(4)(21)(25)	As-of Date	Reserves($)(27)
Loan	27	Texas Marriott & Hilton Portfolio					77.7%	12/31/2018
Property	27.01	Homewood Suites Brownsville	NAP	NAP	NAP	NAP	80.2%	12/31/2018
Property	27.02	Residence Inn Laredo	NAP	NAP	NAP	NAP	75.8%	12/31/2018
Loan	28	Homewood Suites Philadelphia - Valley Forge	NAP	NAP	NAP	NAP	80.1%	12/31/2018	17,855
Loan	29	Hilton Garden Inn - Valley Forge	NAP	NAP	NAP	NAP	77.5%	12/31/2018	20,375
Loan	30	AC Marriott Downtown Tucson(2)	NAP	NAP	NAP	NAP	82.7%	01/31/2019
Loan	31	Atlantic Gardens	05/31/2029	Midtown Florist	837	08/31/2029	100.0%	12/19/2018
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	NAP	NAP	NAP	NAP	78.8%	10/31/2018
Loan	33	Compass Self Storage PA & FL Portfolio					83.8%	Various
Property	33.01	Compass Self Storage Spring Hill	NAP	NAP	NAP	NAP	78.5%	01/01/2019
Property	33.02	Route 8 Self Storage	NAP	NAP	NAP	NAP	89.3%	11/30/2018
Loan	34	Meridian Tower	05/30/2027	Hokanson Companies, Inc.	9,822	07/31/2022	91.1%	12/01/2018
Loan	35	69 Clinton & 28 East 13th Street Portfolio					94.4%	01/01/2019
Property	35.01	69 Clinton Street	NAP	NAP	NAP	NAP	93.8%	01/01/2019
Property	35.02	28 East 13th Street	NAP	NAP	NAP	NAP	100.0%	01/01/2019
Loan	36	8401 Melrose	NAP	NAP	NAP	NAP	100.0%	11/05/2018
Loan	37	Huntsville Self Storage Portfolio					77.6%	Various
Property	37.01	Hampton Cove	NAP	NAP	NAP	NAP	69.5%	01/17/2019
Property	37.02	Safe & Secure	NAP	NAP	NAP	NAP	93.3%	01/18/2019
Property	37.03	Mt. Carmel & Bell Factory	NAP	NAP	NAP	NAP	87.0%	01/18/2019
Loan	38	Rosemont Commons Fee	NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	Walgreens - MA & NH					100.0%	04/01/2019
Property	39.01	Walgreens - MA	NAP	NAP	NAP	NAP	100.0%	04/01/2019
Property	39.02	Walgreens - NH	NAP	NAP	NAP	NAP	100.0%	04/01/2019
Loan	40	116 University Place	NAP	NAP	NAP	NAP	100.0%	04/01/2019	33
Loan	41	Massman Ina Portfolio					100.0%	01/25/2019
Property	41.01	Massman Drive	NAP	NAP	NAP	NAP	100.0%	01/25/2019
Property	41.02	West Ina Road	NAP	NAP	NAP	NAP	100.0%	01/25/2019
Loan	42	Colony Retail	NAP	NAP	NAP	NAP	100.0%	02/01/2019	1,123
Loan	43	161 Court Street	NAP	NAP	NAP	NAP	100.0%	02/01/2019
Loan	44	First Colony Self Storage	NAP	NAP	NAP	NAP	92.1%	12/15/2018
Loan	45	I-10 & Haden Shopping Center	03/31/2023	Batteries Plus Bulbs (ZPA Corporation)	1,685	09/30/2020	100.0%	01/15/2019	195
Loan	46	South Port Apartments	NAP	NAP	NAP	NAP	93.8%	11/30/2018

A-1-33

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront
			Replacement	TI/LC
Loan	ID	Property Name	Reserves ($)(28)(29)(30)	Reserves ($)(27)(31)
Loan	1	3 Columbus Circle(2)(33)	Springing
Loan	2	3 Park Avenue(2)(35)(36)	18,543
Loan	3	Saint Louis Galleria(2)(34)	Springing
Loan	4	ARC Apartments(2)(33)	8,981
Loan	5	9800 Wilshire(32)	Springing
Loan	6	5202 Ben White	5,096
Loan	7	101 California(2)(33)(35)	Springing
Loan	8	Soho Beach House(2)(34)(36)	Borrower is required to deposit the greater of (i) 1/12th of 4.0% of the Room and F&B revenue generated during the 12 month period ending on the last day of the most recent calendar quarter
Loan	9	Pace Gallery HQ(2)	Springing
Loan	10	AT580 Multi	3,750
Loan	11	Tailor Lofts	7,461	737
Loan	12	Embassy Suites Scottsdale(34)	Greater of (i) 4.0% of the actual Rents for the property for the 2nd prior month; (ii) the then-current amount required by the Management Agreement; (iii) the then-current amount required by the Franchise Agreement for Approved Capital Expenditures and the repair and replacement of the FF&E
Loan	13	Flight(34)	Springing
Loan	14	The Crossing at Katy Ranch	6,625
Loan	15	Dollar General Portfolio(34)	1,230
Property	15.01	Dollar General-Afton, NY
Property	15.02	Dollar General-Rogers City, MI
Property	15.03	Dollar General-Oakman, AL
Property	15.04	Dollar General-Attalla, AL
Property	15.05	Dollar General-Greenbush, MN
Property	15.06	Dollar General-Opelika, AL
Property	15.07	Dollar General-Ishpeming, MI
Property	15.08	Dollar General-Lisman, AL
Property	15.09	Dollar General-Verbena, AL
Property	15.10	Dollar General-Appleton, MN
Property	15.11	Dollar General-New York Mills, MN
Property	15.12	Dollar General-Barry, IL
Property	15.13	Dollar General-Thomaston, AL
Property	15.14	Dollar General-Coffeen, IL
Property	15.15	Dollar General-Payson, IL
Property	15.16	Dollar General-Garden City, AL
Property	15.17	Dollar General-Red Lake Falls, MN
Property	15.18	Dollar General-West Point, IA
Property	15.19	Dollar General-Backus, MN
Property	15.20	Dollar General-Erskine, MN
Property	15.21	Dollar General-Athens, AL
Property	15.22	Dollar General-Cullman, AL
Property	15.23	Dollar General-Pellston, MI

A-1-34

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront
			Replacement	TI/LC
Loan	ID	Property Name	Reserves ($)(28)(29)(30)	Reserves ($)(27)(31)
Property	15.24	Dollar General-Clinton, AL
Property	15.25	Dollar General-Sebeka, MN
Property	15.26	Dollar General-Detroit, AL
Property	15.27	Dollar General-Larchwood, IA
Property	15.28	Dollar General-New Market, AL
Property	15.29	Dollar General-Ramer, AL
Property	15.30	Dollar General-Pansey, AL
Property	15.31	Dollar General-Pennington, AL
Property	15.32	Dollar General-Waterloo, AL
Property	15.33	Dollar General-Arab, AL
Loan	16	Tulsa Office Portfolio(2)	19,231	3,750,000
Property	16.01	Exchange Tower
Property	16.02	Towne Center
Property	16.03	Two Memorial Place
Property	16.04	Triad Center I
Property	16.05	Corporate Place
Property	16.06	The 51 Yale Building
Property	16.07	Commerce Tower
Property	16.08	Riverbridge Office
Property	16.09	Three Memorial Place
Loan	17	Sharon Park Apartments	16,642
Loan	18	Spring Hollow Apartments(36)	10,542
Loan	19	Atrium Two(2)(35)	13,672
Loan	20	The Landing Apartments(36)	3,297
Loan	21	Union Bay Apartments(36)	1,542
Loan	22	Baywood San Mateo(32)	425
Loan	23	Liberty Station Retail(2)	4,074	27,159
Loan	24	166 Geary Street	572	2,862
Loan	25	Vie Portfolio(2)	25,738
Property	25.01	University Downs
Property	25.02	Ella Lofts
Property	25.03	University View
Property	25.04	Colonie
Property	25.05	Hillcrest Oakwood
Property	25.06	Southgate
Loan	26	Roanoke Crossing Shopping Center	984	6,548

A-1-35

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront
			Replacement	TI/LC
Loan	ID	Property Name	Reserves ($)(28)(29)(30)	Reserves ($)(27)(31)
Loan	27	Texas Marriott & Hilton Portfolio	Borrower is required to deposit the greater of (i) 1/12th of 4.0% of the greater of (x) the annual gross revenues for the hotel related operations at the Property for the immediately preceding calendar year as reasonably determined by Lender or (y) the projected annual gross revenues for the hotel related operations at the Property for the calendar year in which such Monthly Payment Date occurs as set forth in the Approved Annual Budget or (ii) the amount due under the franchise agreement.
Property	27.01	Homewood Suites Brownsville
Property	27.02	Residence Inn Laredo
Loan	28	Homewood Suites Philadelphia - Valley Forge	17,917
Loan	29	Hilton Garden Inn - Valley Forge	20,333
Loan	30	AC Marriott Downtown Tucson(2)	Greatest of (i) with respect to the first monthly payment date through and including the monthly payment date in January, 2021, 3% and (y) with respect to each monthly payment date from February, 2021 and for each monthly payment date thereafter, 4% of the projected Rents for the Hotel Property for the prior month as set forth in the most recent Approved Annual Budget (ii) the then-current amount required by the Management Agreement and (iii) the then-current amount required by the Franchise Agreement for Approved Capital Expenditures relating to the Hotel Property and the repair and replacement of the FF&E
Loan	31	Atlantic Gardens	677
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	The greater of (i) 4.0% of property rents for the month which occurred two months prior (ii) the then-current amount required by the Management Agreement and (iii) any amount required under any Franchise Agreement for FF&E Work
Loan	33	Compass Self Storage PA & FL Portfolio	1,715
Property	33.01	Compass Self Storage Spring Hill
Property	33.02	Route 8 Self Storage
Loan	34	Meridian Tower	2,379
Loan	35	69 Clinton & 28 East 13th Street Portfolio	410
Property	35.01	69 Clinton Street
Property	35.02	28 East 13th Street
Loan	36	8401 Melrose	Springing
Loan	37	Huntsville Self Storage Portfolio	3,150
Property	37.01	Hampton Cove
Property	37.02	Safe & Secure
Property	37.03	Mt. Carmel & Bell Factory
Loan	38	Rosemont Commons Fee
Loan	39	Walgreens - MA & NH	Springing
Property	39.01	Walgreens - MA
Property	39.02	Walgreens - NH
Loan	40	116 University Place	33	219
Loan	41	Massman Ina Portfolio
Property	41.01	Massman Drive
Property	41.02	West Ina Road
Loan	42	Colony Retail	1,123	450,000
Loan	43	161 Court Street	94
Loan	44	First Colony Self Storage	Springing
Loan	45	I-10 & Haden Shopping Center	195	46,800
Loan	46	South Port Apartments	2,815

A-1-36

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly
			TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other	Other
Loan	ID	Property Name	Reserves ($)(28)(29)(30)(31)	Reserves ($)(27)	Reserves ($)	Reserves($)(27)	Reserves ($)(28)	Reserve($)(27)	Reserves ($)(28)(29)(31)	Reserves ($)(27)(30)(31)
Loan	1	3 Columbus Circle(2)(33)	Springing		Springing		Springing		2,668,685	Springing
Loan	2	3 Park Avenue(2)(35)(36)	100,000	3,668,201	641,935		Springing
Loan	3	Saint Louis Galleria(2)(34)	Springing		Springing		Springing		1,675,345
Loan	4	ARC Apartments(2)(33)		31,756	7,939		Springing		5,393,065	Springing
Loan	5	9800 Wilshire(32)	Springing	52,099	52,099	37,007	4,626			Springing
Loan	6	5202 Ben White	Springing	28,215	14,108		Springing		9,349,134	11,799
Loan	7	101 California(2)(33)(35)	Springing		Springing		Springing		20,474,821
Loan	8	Soho Beach House(2)(34)(36)		159,972	26,662	340,170	48,596		1,000,000	Springing
Loan	9	Pace Gallery HQ(2)	Springing		Springing		Springing		6,792,677
Loan	10	AT580 Multi		35,010	12,407	23,868	1,989			Springing
Loan	11	Tailor Lofts	737	178,734	59,578		Springing
Loan	12	Embassy Suites Scottsdale(34)		84,465	21,116		Springing			400,000
Loan	13	Flight(34)	17,131		72,301		Springing		955,605
Loan	14	The Crossing at Katy Ranch		306,283	102,094		Springing
Loan	15	Dollar General Portfolio(34)	2,460	76,313	21,771		Springing		10,000	Springing
Property	15.01	Dollar General-Afton, NY
Property	15.02	Dollar General-Rogers City, MI
Property	15.03	Dollar General-Oakman, AL
Property	15.04	Dollar General-Attalla, AL
Property	15.05	Dollar General-Greenbush, MN
Property	15.06	Dollar General-Opelika, AL
Property	15.07	Dollar General-Ishpeming, MI
Property	15.08	Dollar General-Lisman, AL
Property	15.09	Dollar General-Verbena, AL
Property	15.10	Dollar General-Appleton, MN
Property	15.11	Dollar General-New York Mills, MN
Property	15.12	Dollar General-Barry, IL
Property	15.13	Dollar General-Thomaston, AL
Property	15.14	Dollar General-Coffeen, IL
Property	15.15	Dollar General-Payson, IL
Property	15.16	Dollar General-Garden City, AL
Property	15.17	Dollar General-Red Lake Falls, MN
Property	15.18	Dollar General-West Point, IA
Property	15.19	Dollar General-Backus, MN
Property	15.20	Dollar General-Erskine, MN
Property	15.21	Dollar General-Athens, AL
Property	15.22	Dollar General-Cullman, AL
Property	15.23	Dollar General-Pellston, MI

A-1-37

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly
			TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other	Other
Loan	ID	Property Name	Reserves ($)(28)(29)(30)(31)	Reserves ($)(27)	Reserves ($)	Reserves($)(27)	Reserves ($)(28)	Reserve($)(27)	Reserves ($)(28)(29)(31)	Reserves ($)(27)(30)(31)
Property	15.24	Dollar General-Clinton, AL
Property	15.25	Dollar General-Sebeka, MN
Property	15.26	Dollar General-Detroit, AL
Property	15.27	Dollar General-Larchwood, IA
Property	15.28	Dollar General-New Market, AL
Property	15.29	Dollar General-Ramer, AL
Property	15.30	Dollar General-Pansey, AL
Property	15.31	Dollar General-Pennington, AL
Property	15.32	Dollar General-Waterloo, AL
Property	15.33	Dollar General-Arab, AL
Loan	16	Tulsa Office Portfolio(2)	Springing	335,125	83,781		Springing	997,487	752,849
Property	16.01	Exchange Tower
Property	16.02	Towne Center
Property	16.03	Two Memorial Place
Property	16.04	Triad Center I
Property	16.05	Corporate Place
Property	16.06	The 51 Yale Building
Property	16.07	Commerce Tower
Property	16.08	Riverbridge Office
Property	16.09	Three Memorial Place
Loan	17	Sharon Park Apartments		73,548	24,516	98,678	19,736	86,710
Loan	18	Spring Hollow Apartments(36)		171,991	57,330	22,190	11,095		3,313,000
Loan	19	Atrium Two(2)(35)	51,175	1,148,336	164,048		Springing		946,486	Springing
Loan	20	The Landing Apartments(36)		58,934	29,467		Springing
Loan	21	Union Bay Apartments(36)	194	79,639	19,910	5,929	2,965		22,375	39
Loan	22	Baywood San Mateo(32)	Springing	49,376	16,459	3,313	1,656		49,985
Loan	23	Liberty Station Retail(2)	27,309	515,493	103,098		Springing		1,202,027
Loan	24	166 Geary Street	2,862		17,886	63,058	7,006	17,063	2,390,179
Loan	25	Vie Portfolio(2)		652,075	133,333		Springing	726,149	7,165,838	50,256.67 (first 15 payments only)
Property	25.01	University Downs
Property	25.02	Ella Lofts
Property	25.03	University View
Property	25.04	Colonie
Property	25.05	Hillcrest Oakwood
Property	25.06	Southgate
Loan	26	Roanoke Crossing Shopping Center	6,548	47,800	23,900		Springing		1,050,000

A-1-38

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly
			TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other	Other
Loan	ID	Property Name	Reserves ($)(28)(29)(30)(31)	Reserves ($)(27)	Reserves ($)	Reserves($)(27)	Reserves ($)(28)	Reserve($)(27)	Reserves ($)(28)(29)(31)	Reserves ($)(27)(30)(31)
Loan	27	Texas Marriott & Hilton Portfolio		93,762	23,440	17,918	8,959	4,000	2,135,522
Property	27.01	Homewood Suites Brownsville
Property	27.02	Residence Inn Laredo
Loan	28	Homewood Suites Philadelphia - Valley Forge		180,000	29,324	63,790	5,316		11,760	Springing
Loan	29	Hilton Garden Inn - Valley Forge		188,000	26,788	75,708	6,309			Springing
Loan	30	AC Marriott Downtown Tucson(2)		11,826	2,365		Springing			389
Loan	31	Atlantic Gardens	1,667	8,170	8,170		Springing	26,625	347,696
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)			18,406		Springing		227,513
Loan	33	Compass Self Storage PA & FL Portfolio			16,844		Springing
Property	33.01	Compass Self Storage Spring Hill
Property	33.02	Route 8 Self Storage
Loan	34	Meridian Tower	15,000	69,053	23,018		Springing	66,000	1,306,414
Loan	35	69 Clinton & 28 East 13th Street Portfolio		65,777	16,444	11,546	2,309	18,125	78,000
Property	35.01	69 Clinton Street
Property	35.02	28 East 13th Street
Loan	36	8401 Melrose	Springing		Springing		Springing			Springing
Loan	37	Huntsville Self Storage Portfolio		43,702	7,284	26,596	2,660	46,525	400,000
Property	37.01	Hampton Cove
Property	37.02	Safe & Secure
Property	37.03	Mt. Carmel & Bell Factory
Loan	38	Rosemont Commons Fee			Springing		Springing
Loan	39	Walgreens - MA & NH			Springing		Springing
Property	39.01	Walgreens - MA
Property	39.02	Walgreens - NH
Loan	40	116 University Place	219	22,447	7,482	13,399	Springing		23,606	Springing
Loan	41	Massman Ina Portfolio			8,831		Springing		25,000	7,672
Property	41.01	Massman Drive
Property	41.02	West Ina Road
Loan	42	Colony Retail		33,516	31,526		Springing	2,688
Loan	43	161 Court Street		11,583	3,861	5,169	1,034		309,087
Loan	44	First Colony Self Storage		17,014	8,507	18,084	1,808
Loan	45	I-10 & Haden Shopping Center	1,300	22,310	7,437		Springing			Springing
Loan	46	South Port Apartments		12,743	3,186	49,436	4,120	103,163

A-1-39

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Other
			Reserves
Loan	ID	Property Name	Description(30)
Loan	1	3 Columbus Circle(2)(33)	Outstanding TI/LC Reserve (Upfront: 1,820,891.36); Free Rent Reserve (Upfront: 847,793.62); Young & Rubicam Reserve (Monthly Springing: Excess Cash Flow)
Loan	2	3 Park Avenue(2)(35)(36)	Unfunded Obligations Guarantee
Loan	3	Saint Louis Galleria(2)(34)	Outstanding TI Reserve (Upfront: 1,593,050); Bridge Rents Reserve (Upfront: 82,295)
Loan	4	ARC Apartments(2)(33)	421(a) Reserve (Upfront: 4,872,343); Parking Equipment Funds (Upfront: 481,950); Condominium Reserve (Upfront: 38,771.81; Monthly: Springing)
Loan	5	9800 Wilshire(32)	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	6	5202 Ben White	Seller Renovation Credit (Upfront: 8,184,013.46); Gap Rent Reserve (Upfront: $1,153,321.56); Condo Assessment Reserve (Upfront: $11,798.67; Monthly: $11,798.67)
Loan	7	101 California(2)(33)(35)	Unfunded Obligations Reserve (Upfront: 10,474,821.10); Cooley Reserve (Upfront: 10,000,000)
Loan	8	Soho Beach House(2)(34)(36)	Seasonality Reserve
Loan	9	Pace Gallery HQ(2)	Core and Shell Work Reserve
Loan	10	AT580 Multi	Common Charges Reserve
Loan	11	Tailor Lofts
Loan	12	Embassy Suites Scottsdale(34)	Seasonal Working Capital Reserve (Monthly February-May: 400,000)
Loan	13	Flight(34)	Outstanding TI (Upfront: 842,417.95); Free Rent Reserve (Upfront: 113,186.75)
Loan	14	The Crossing at Katy Ranch
Loan	15	Dollar General Portfolio(34)	DG Gordon Reserve (Upfront: 10,000); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Property	15.01	Dollar General-Afton, NY
Property	15.02	Dollar General-Rogers City, MI
Property	15.03	Dollar General-Oakman, AL
Property	15.04	Dollar General-Attalla, AL
Property	15.05	Dollar General-Greenbush, MN
Property	15.06	Dollar General-Opelika, AL
Property	15.07	Dollar General-Ishpeming, MI
Property	15.08	Dollar General-Lisman, AL
Property	15.09	Dollar General-Verbena, AL
Property	15.10	Dollar General-Appleton, MN
Property	15.11	Dollar General-New York Mills, MN
Property	15.12	Dollar General-Barry, IL
Property	15.13	Dollar General-Thomaston, AL
Property	15.14	Dollar General-Coffeen, IL
Property	15.15	Dollar General-Payson, IL
Property	15.16	Dollar General-Garden City, AL
Property	15.17	Dollar General-Red Lake Falls, MN
Property	15.18	Dollar General-West Point, IA
Property	15.19	Dollar General-Backus, MN
Property	15.20	Dollar General-Erskine, MN
Property	15.21	Dollar General-Athens, AL
Property	15.22	Dollar General-Cullman, AL
Property	15.23	Dollar General-Pellston, MI

A-1-40

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Other
			Reserves
Loan	ID	Property Name	Description(30)
Property	15.24	Dollar General-Clinton, AL
Property	15.25	Dollar General-Sebeka, MN
Property	15.26	Dollar General-Detroit, AL
Property	15.27	Dollar General-Larchwood, IA
Property	15.28	Dollar General-New Market, AL
Property	15.29	Dollar General-Ramer, AL
Property	15.30	Dollar General-Pansey, AL
Property	15.31	Dollar General-Pennington, AL
Property	15.32	Dollar General-Waterloo, AL
Property	15.33	Dollar General-Arab, AL
Loan	16	Tulsa Office Portfolio(2)	Unfunded Tenant Obligation Reserve
Property	16.01	Exchange Tower
Property	16.02	Towne Center
Property	16.03	Two Memorial Place
Property	16.04	Triad Center I
Property	16.05	Corporate Place
Property	16.06	The 51 Yale Building
Property	16.07	Commerce Tower
Property	16.08	Riverbridge Office
Property	16.09	Three Memorial Place
Loan	17	Sharon Park Apartments
Loan	18	Spring Hollow Apartments(36)	Designated Replacement Reserve
Loan	19	Atrium Two(2)(35)	Unfunded Obligations Reserve (Upfront: 946,485.90); Lease Sweep Reserve (Monthly: Springing)
Loan	20	The Landing Apartments(36)
Loan	21	Union Bay Apartments(36)	Parking Reserve Funds (Upfront: 22,375.00); Commercial CapEx Reserve (Monthly: 38.77)
Loan	22	Baywood San Mateo(32)	Unfunded TI Allowance Reserve
Loan	23	Liberty Station Retail(2)	Outstanding TI/LC Reserve (Upfront: 970,683); Free Rent Reserve (Upfront: 231,344)
Loan	24	166 Geary Street	Outstanding Tenant Obligation Reserve
Loan	25	Vie Portfolio(2)	Planned Renovation Reserve (Upfront: 7,091,943; Monthly: 50,256.67 (first 15 payments only)); Prepaid Rent Reserve (196,818); Seasonality Reserve (Upfront: 61,875; Monthly: 12,375); Condo Assessment Reserve (12,020); Pre-Leasing Reserve (Monthly: Springing)
Property	25.01	University Downs
Property	25.02	Ella Lofts
Property	25.03	University View
Property	25.04	Colonie
Property	25.05	Hillcrest Oakwood
Property	25.06	Southgate
Loan	26	Roanoke Crossing Shopping Center	Taco Bueno Replacement Tenant Reserve

A-1-41

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Other
			Reserves
Loan	ID	Property Name	Description(30)
Loan	27	Texas Marriott & Hilton Portfolio	PIP Reserve
Property	27.01	Homewood Suites Brownsville
Property	27.02	Residence Inn Laredo
Loan	28	Homewood Suites Philadelphia - Valley Forge	Condominium Assessments Reserve Fund (Upfront: 11,760; Monthly: Springing); PIP Reserves (Monthly: Springing); Extension PIP Reserve (Monthly: Springing)
Loan	29	Hilton Garden Inn - Valley Forge	PIP Reserve
Loan	30	AC Marriott Downtown Tucson(2)	Retail Replacement Reserve
Loan	31	Atlantic Gardens	Free Rent Reserve (Upfront: 74,033); Prepaid Rent Reserve (Upfront: 33,600); Unfunded Obligations Reserve (Upfront: 240,063)
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	PIP Reserve
Loan	33	Compass Self Storage PA & FL Portfolio
Property	33.01	Compass Self Storage Spring Hill
Property	33.02	Route 8 Self Storage
Loan	34	Meridian Tower	Unfunded Obligations Reserve (Upfront: 906,414.09); Chiller Replacement Reserve (Upfront: 400,000)
Loan	35	69 Clinton & 28 East 13th Street Portfolio	Prepaid Rent Reserve
Property	35.01	69 Clinton Street
Property	35.02	28 East 13th Street
Loan	36	8401 Melrose	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	37	Huntsville Self Storage Portfolio	Economic Reserve
Property	37.01	Hampton Cove
Property	37.02	Safe & Secure
Property	37.03	Mt. Carmel & Bell Factory
Loan	38	Rosemont Commons Fee
Loan	39	Walgreens - MA & NH
Property	39.01	Walgreens - MA
Property	39.02	Walgreens - NH
Loan	40	116 University Place	Condominium Assessments Reserve (Upfront: 23,606); Free Rent Reserve (Monthly: Springing); Outstanding TI Reserve (Monthly: Springing)
Loan	41	Massman Ina Portfolio	Massman Monthly Rollover Reserve (Upfront: 25,000; Monthly: 2,843); Massman Monthly Capital Expenditures Reserve (Monthly: 2,986); Ina Meredith Monthly Rollover Reserve (Monthly: 1,635); Ina Meredith Monthly Capital Expenditure (Monthly: 208)
Property	41.01	Massman Drive
Property	41.02	West Ina Road
Loan	42	Colony Retail
Loan	43	161 Court Street	Free Rent Reserve
Loan	44	First Colony Self Storage
Loan	45	I-10 & Haden Shopping Center	Outstanding TI Reserve (Springing); Free Rent Reserve (Springing)
Loan	46	South Port Apartments

A-1-42

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Environmental			Franchise
			Report	Engineering		Expiration	Loan
Loan	ID	Property Name	Date(32)	Report Date	PML/SEL (%)	Date	Purpose	Sponsor(26)
Loan	1	3 Columbus Circle(2)(33)	01/22/2019	01/22/2019	NAP	NAP	Refinance	Joseph Moinian
Loan	2	3 Park Avenue(2)(35)(36)	10/18/2018	10/17/2018	NAP	NAP	Refinance	Charles Steven Cohen
Loan	3	Saint Louis Galleria(2)(34)	08/29/2018	08/28/2018	NAP	NAP	Refinance	BPR OP, LP (F/K/A GGP Operating Partnership, LP)
Loan	4	ARC Apartments(2)(33)	11/19/2018	02/07/2019	NAP	NAP	Refinance	Sayt Master Holdco LLC
Loan	5	9800 Wilshire(32)	05/16/2018	05/16/2018	8.0%	NAP	Refinance	Alec E. Gores
Loan	6	5202 Ben White	11/02/2018	11/05/2018	NAP	NAP	Acquisition	Joseph J. Sitt
Loan	7	101 California(2)(33)(35)	11/16/2018	11/27/2018	18.0%	NAP	Refinance	Hines Interests Limited Partnership
Loan	8	Soho Beach House(2)(34)(36)	11/07/2018	01/17/2019	NAP	NAP	Refinance	US AcquireCo, Inc.
Loan	9	Pace Gallery HQ(2)	12/18/2018	12/18/2018	NAP	NAP	Refinance	Samuel G. Weinberg
Loan	10	AT580 Multi	08/07/2018	08/06/2018	NAP	NAP	Refinance	Anthony W. Birkla; David B. Anderson
Loan	11	Tailor Lofts	11/06/2018	11/06/2018	NAP	NAP	Acquisition	Brian Nelson
Loan	12	Embassy Suites Scottsdale(34)	11/26/2018	11/26/2018	NAP	06/30/2036	Refinance	Robert Gustin; Mark Snyder
Loan	13	Flight(34)	11/28/2018	11/27/2018	NAP	NAP	Refinance	Kyle Zeppelin; Morton Zeppelin
Loan	14	The Crossing at Katy Ranch	01/30/2019	02/05/2019	NAP	NAP	Acquisition	Tanglewood Property Group; Gulf United Investments Corporation
Loan	15	Dollar General Portfolio(34)	Various	11/15/2018	NAP		Acquisition/Refinance	Erik Conrad
Property	15.01	Dollar General-Afton, NY	11/15/2018	11/15/2018	NAP	NAP
Property	15.02	Dollar General-Rogers City, MI	11/15/2018	11/15/2018	NAP	NAP
Property	15.03	Dollar General-Oakman, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.04	Dollar General-Attalla, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.05	Dollar General-Greenbush, MN	11/15/2018	11/15/2018	NAP	NAP
Property	15.06	Dollar General-Opelika, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.07	Dollar General-Ishpeming, MI	12/20/2018	11/15/2018	NAP	NAP
Property	15.08	Dollar General-Lisman, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.09	Dollar General-Verbena, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.10	Dollar General-Appleton, MN	11/15/2018	11/15/2018	NAP	NAP
Property	15.11	Dollar General-New York Mills, MN	11/15/2018	11/15/2018	NAP	NAP
Property	15.12	Dollar General-Barry, IL	11/15/2018	11/15/2018	NAP	NAP
Property	15.13	Dollar General-Thomaston, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.14	Dollar General-Coffeen, IL	04/02/2018	11/15/2018	NAP	NAP
Property	15.15	Dollar General-Payson, IL	05/29/2018	11/15/2018	NAP	NAP
Property	15.16	Dollar General-Garden City, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.17	Dollar General-Red Lake Falls, MN	11/15/2018	11/15/2018	NAP	NAP
Property	15.18	Dollar General-West Point, IA	05/18/2018	11/15/2018	NAP	NAP
Property	15.19	Dollar General-Backus, MN	11/15/2018	11/15/2018	NAP	NAP
Property	15.20	Dollar General-Erskine, MN	11/20/2018	11/15/2018	NAP	NAP
Property	15.21	Dollar General-Athens, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.22	Dollar General-Cullman, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.23	Dollar General-Pellston, MI	05/11/2018	11/15/2018	NAP	NAP

A-1-43

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Environmental			Franchise
			Report	Engineering		Expiration	Loan
Loan	ID	Property Name	Date(32)	Report Date	PML/SEL (%)	Date	Purpose	Sponsor(26)
Property	15.24	Dollar General-Clinton, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.25	Dollar General-Sebeka, MN	04/25/2018	11/15/2018	NAP	NAP
Property	15.26	Dollar General-Detroit, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.27	Dollar General-Larchwood, IA	05/02/2018	11/15/2018	NAP	NAP
Property	15.28	Dollar General-New Market, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.29	Dollar General-Ramer, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.30	Dollar General-Pansey, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.31	Dollar General-Pennington, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.32	Dollar General-Waterloo, AL	11/15/2018	11/15/2018	NAP	NAP
Property	15.33	Dollar General-Arab, AL	11/15/2018	11/15/2018	NAP	NAP
Loan	16	Tulsa Office Portfolio(2)	Various	Various	NAP		Acquisition	Raymond Massa
Property	16.01	Exchange Tower	11/13/2018	11/13/2018	NAP	NAP
Property	16.02	Towne Center	11/13/2018	11/13/2018	NAP	NAP
Property	16.03	Two Memorial Place	11/13/2018	11/13/2018	NAP	NAP
Property	16.04	Triad Center I	12/28/2018	12/21/2018	NAP	NAP
Property	16.05	Corporate Place	11/13/2018	11/13/2018	NAP	NAP
Property	16.06	The 51 Yale Building	11/13/2018	11/13/2018	NAP	NAP
Property	16.07	Commerce Tower	01/17/2019	11/13/2018	NAP	NAP
Property	16.08	Riverbridge Office	11/13/2018	11/13/2018	NAP	NAP
Property	16.09	Three Memorial Place	11/13/2018	11/13/2018	NAP	NAP
Loan	17	Sharon Park Apartments	01/15/2019	01/14/2019	NAP	NAP	Refinance	Omid M. Bolour; Yakov Albaz
Loan	18	Spring Hollow Apartments(36)	01/03/2019	01/04/2019	NAP	NAP	Acquisition	Shawn Stafford
Loan	19	Atrium Two(2)(35)	12/11/2018	11/02/2018	NAP	NAP	Acquisition	Frank J. Motter; Christopher Motter; Thomas Marmaros
Loan	20	The Landing Apartments(36)	12/07/2018	12/10/2018	NAP	NAP	Acquisition	Philip J. Salley
Loan	21	Union Bay Apartments(36)	12/06/2018	12/06/2018	8.0%	NAP	Refinance	The Robert and Marjorie Champion Trust
Loan	22	Baywood San Mateo(32)	01/17/2019	01/17/2019	13.0%	NAP	Refinance	Neal Yung
Loan	23	Liberty Station Retail(2)	Various	10/12/2018	19.0%	NAP	Acquisition	Seligman & Associates, Inc.
Loan	24	166 Geary Street	01/18/2019	01/18/2019	22.0%	NAP	Refinance	Avy Azeroual; Reuben Robin
Loan	25	Vie Portfolio(2)	Various	Various	NAP		Acquisition	Harold Rosenblum; Derrick Milam
Property	25.01	University Downs	12/04/2018	12/04/2018	NAP	NAP
Property	25.02	Ella Lofts	12/03/2018	11/26/2018	NAP	NAP
Property	25.03	University View	12/03/2018	12/03/2018	NAP	NAP
Property	25.04	Colonie	12/04/2018	12/01/2018	NAP	NAP
Property	25.05	Hillcrest Oakwood	Various	Various	NAP	NAP
Property	25.06	Southgate	11/30/2018	11/30/2018	NAP	NAP
Loan	26	Roanoke Crossing Shopping Center	12/19/2018	12/19/2018	NAP	NAP	Refinance	Alan C. Fox

A-1-44

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Environmental			Franchise
			Report	Engineering		Expiration	Loan
Loan	ID	Property Name	Date(32)	Report Date	PML/SEL (%)	Date	Purpose	Sponsor(26)
Loan	27	Texas Marriott & Hilton Portfolio	Various	01/11/2019	NAP		Acquisition/Refinance	Parminder Uppal
Property	27.01	Homewood Suites Brownsville	01/09/2019	01/11/2019	NAP	08/31/2030
Property	27.02	Residence Inn Laredo	01/08/2019	01/11/2019	NAP	02/19/2034
Loan	28	Homewood Suites Philadelphia - Valley Forge	12/20/2018	12/19/2018	NAP	04/18/2024	Refinance	Builders Acceptance Corp.
Loan	29	Hilton Garden Inn - Valley Forge	12/21/2018	12/20/2018	NAP	04/30/2030	Refinance	Builders Acceptance Corp.
Loan	30	AC Marriott Downtown Tucson(2)	11/13/2018	11/07/2018	NAP	09/21/2047	Refinance	David R. Dabdoub; Matthew Scott Stiteler; Paul Wilbur Chellgren
Loan	31	Atlantic Gardens	01/08/2019	01/08/2019	NAP	NAP	Refinance	Joseph J. Sitt
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	12/23/2018	12/23/2018	10.0%	01/17/2034	Acquisition	Invest West Financial Corporation
Loan	33	Compass Self Storage PA & FL Portfolio	Various	Various	NAP		Acquisition/Refinance	Robert J. Amsdell; Barry L. Amsdell
Property	33.01	Compass Self Storage Spring Hill	12/17/2018	12/17/2018	NAP	NAP
Property	33.02	Route 8 Self Storage	12/05/2018	12/05/2018	NAP	NAP
Loan	34	Meridian Tower	11/14/2018	11/19/2018	NAP	NAP	Refinance	Thomas Marmaros
Loan	35	69 Clinton & 28 East 13th Street Portfolio	01/21/2019	01/22/2019	NAP		Refinance	Mitchell Kahn; Martin Schwartz
Property	35.01	69 Clinton Street	01/21/2019	01/22/2019	NAP	NAP
Property	35.02	28 East 13th Street	01/21/2019	01/22/2019	NAP	NAP
Loan	36	8401 Melrose	12/17/2018	12/18/2018	22.0%	NAP	Refinance	Jamshid Shabani
Loan	37	Huntsville Self Storage Portfolio	Various	Various	NAP		Acquisition	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Property	37.01	Hampton Cove	12/28/2018	01/04/2019	NAP	NAP
Property	37.02	Safe & Secure	01/02/2019	01/05/2019	NAP	NAP
Property	37.03	Mt. Carmel & Bell Factory	12/27/2018	01/07/2019	NAP	NAP
Loan	38	Rosemont Commons Fee	01/17/2019	01/14/2019	NAP	NAP	Acquisition	Kawa Capital Partners LLC
Loan	39	Walgreens - MA & NH	Various	Various	NAP		Acquisition	Conthur Holdings II, LLC
Property	39.01	Walgreens - MA	12/31/2018	12/31/2018	NAP	NAP
Property	39.02	Walgreens - NH	12/27/2018	12/27/2018	NAP	NAP
Loan	40	116 University Place	10/23/2018	10/23/2018	NAP	NAP	Refinance	Charles Dubroff
Loan	41	Massman Ina Portfolio	Various	Various	NAP		Recapitalization	Kenneth Levy
Property	41.01	Massman Drive	12/20/2018	12/20/2018	NAP	NAP
Property	41.02	West Ina Road	12/18/2018	12/18/2018	NAP	NAP
Loan	42	Colony Retail	01/08/2019	01/08/2019	NAP	NAP	Acquisition	Hartman Short Term Income Properties XX, Inc.
Loan	43	161 Court Street	12/28/2018	01/02/2019	NAP	NAP	Refinance	Eli Hamway
Loan	44	First Colony Self Storage	01/16/2019	01/16/2019	NAP	NAP	Refinance	Richard A. Graham, Jr.
Loan	45	I-10 & Haden Shopping Center	01/22/2019	01/23/2019	NAP	NAP	Acquisition	Tony Ta; Thao Vu
Loan	46	South Port Apartments	12/19/2018	12/19/2018	NAP	NAP	Refinance	Joseph P. Sullivan; Martin J. Ford; Stephen M. Stewart

A-1-45

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan	ID	Property Name	Guarantor	Previous Securitization	Non-Trust Pari Passu Original Balance	Non-Trust Pari Passu Cut-off Date Balance
Loan	1	3 Columbus Circle(2)(33)	Joseph Moinian	CGCMT 2015-GC29	415,000,000	415,000,000
Loan	2	3 Park Avenue(2)(35)(36)	Charles Steven Cohen		122,000,000	122,000,000
Loan	3	Saint Louis Galleria(2)(34)	BPR OP, LP (F/K/A GGP Operating Partnership, LP)	COMM 2014-CCRE14	180,000,000	180,000,000
Loan	4	ARC Apartments(2)(33)	Sayt Master Holdco LLC		35,000,000	35,000,000
Loan	5	9800 Wilshire(32)	Alec E. Gores	MSBAM 2014-C18
Loan	6	5202 Ben White	Joseph J. Sitt
Loan	7	101 California(2)(33)(35)	NAP		487,000,000	487,000,000
Loan	8	Soho Beach House(2)(34)(36)	US AcquireCo, Inc.	WFCM 2014-LC16	15,000,000	15,000,000
Loan	9	Pace Gallery HQ(2)	Samuel G. Weinberg		50,000,000	50,000,000
Loan	10	AT580 Multi	Anthony W. Birkla; David B. Anderson
Loan	11	Tailor Lofts	Brian Nelson
Loan	12	Embassy Suites Scottsdale(34)	Robert Gustin; Mark Snyder	PFP 2015-2
Loan	13	Flight(34)	Kyle Zeppelin; Morton Zeppelin
Loan	14	The Crossing at Katy Ranch	Gulf United Investments Corporation
Loan	15	Dollar General Portfolio(34)	Erik Conrad
Property	15.01	Dollar General-Afton, NY
Property	15.02	Dollar General-Rogers City, MI
Property	15.03	Dollar General-Oakman, AL
Property	15.04	Dollar General-Attalla, AL
Property	15.05	Dollar General-Greenbush, MN
Property	15.06	Dollar General-Opelika, AL
Property	15.07	Dollar General-Ishpeming, MI
Property	15.08	Dollar General-Lisman, AL
Property	15.09	Dollar General-Verbena, AL
Property	15.10	Dollar General-Appleton, MN
Property	15.11	Dollar General-New York Mills, MN
Property	15.12	Dollar General-Barry, IL
Property	15.13	Dollar General-Thomaston, AL
Property	15.14	Dollar General-Coffeen, IL
Property	15.15	Dollar General-Payson, IL
Property	15.16	Dollar General-Garden City, AL
Property	15.17	Dollar General-Red Lake Falls, MN
Property	15.18	Dollar General-West Point, IA
Property	15.19	Dollar General-Backus, MN
Property	15.20	Dollar General-Erskine, MN
Property	15.21	Dollar General-Athens, AL
Property	15.22	Dollar General-Cullman, AL
Property	15.23	Dollar General-Pellston, MI

A-1-46

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan	ID	Property Name	Guarantor	Previous Securitization	Non-Trust Pari Passu Original Balance	Non-Trust Pari Passu Cut-off Date Balance
Property	15.24	Dollar General-Clinton, AL
Property	15.25	Dollar General-Sebeka, MN
Property	15.26	Dollar General-Detroit, AL
Property	15.27	Dollar General-Larchwood, IA
Property	15.28	Dollar General-New Market, AL
Property	15.29	Dollar General-Ramer, AL
Property	15.30	Dollar General-Pansey, AL
Property	15.31	Dollar General-Pennington, AL
Property	15.32	Dollar General-Waterloo, AL
Property	15.33	Dollar General-Arab, AL
Loan	16	Tulsa Office Portfolio(2)	Raymond Massa		20,000,000	19,979,976
Property	16.01	Exchange Tower			4,838,213	4,833,369
Property	16.02	Towne Center			3,759,630	3,755,866
Property	16.03	Two Memorial Place			3,266,564	3,263,293
Property	16.04	Triad Center I			1,664,099	1,662,433
Property	16.05	Corporate Place			1,664,099	1,662,433
Property	16.06	The 51 Yale Building			1,633,282	1,631,647
Property	16.07	Commerce Tower			1,325,116	1,323,789
Property	16.08	Riverbridge Office			1,016,949	1,015,931
Property	16.09	Three Memorial Place			832,049	831,216
Loan	17	Sharon Park Apartments	Omid M. Bolour; Yakov Albaz	WFRBS 2014-C25
Loan	18	Spring Hollow Apartments(36)	Shawn Stafford
Loan	19	Atrium Two(2)(35)	Frank J. Motter; Christopher Motter; Thomas Marmaros		30,000,000	30,000,000
Loan	20	The Landing Apartments(36)	Philip J. Salley
Loan	21	Union Bay Apartments(36)	The Robert and Marjorie Champion Trust
Loan	22	Baywood San Mateo(32)	Neal Yung
Loan	23	Liberty Station Retail(2)	Seligman & Associates, Inc.		97,000,000	97,000,000
Loan	24	166 Geary Street	Avy Azeroual; Reuben Robin
Loan	25	Vie Portfolio(2)	Harold Rosenblum; Derrick Milam		57,885,000	57,885,000
Property	25.01	University Downs			15,748,774	15,748,774
Property	25.02	Ella Lofts			11,548,589	11,548,589
Property	25.03	University View			11,018,767	11,018,767
Property	25.04	Colonie			7,298,493	7,298,493
Property	25.05	Hillcrest Oakwood			7,233,225	7,233,225
Property	25.06	Southgate			5,037,151	5,037,151
Loan	26	Roanoke Crossing Shopping Center	Alan C. Fox

A-1-47

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan	ID	Property Name	Guarantor	Previous Securitization	Non-Trust Pari Passu Original Balance	Non-Trust Pari Passu Cut-off Date Balance
Loan	27	Texas Marriott & Hilton Portfolio	Parminder Uppal
Property	27.01	Homewood Suites Brownsville		CSAIL 2015-C4
Property	27.02	Residence Inn Laredo		BX 2017-APPL
Loan	28	Homewood Suites Philadelphia - Valley Forge	Builders Acceptance Corp.
Loan	29	Hilton Garden Inn - Valley Forge	Builders Acceptance Corp.
Loan	30	AC Marriott Downtown Tucson(2)	David R. Dabdoub; Matthew Scott Stiteler; Paul Wilbur Chellgren		25,000,000	25,000,000
Loan	31	Atlantic Gardens	Joseph J. Sitt
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)	Invest West Financial Corporation	WFRBS 2014-C22
Loan	33	Compass Self Storage PA & FL Portfolio	Robert J. Amsdell; Barry L. Amsdell
Property	33.01	Compass Self Storage Spring Hill		GSMS 2014-GC20
Property	33.02	Route 8 Self Storage
Loan	34	Meridian Tower	Thomas Marmaros
Loan	35	69 Clinton & 28 East 13th Street Portfolio	Mitchell Kahn; Martin Schwartz
Property	35.01	69 Clinton Street
Property	35.02	28 East 13th Street
Loan	36	8401 Melrose	NAP
Loan	37	Huntsville Self Storage Portfolio	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Property	37.01	Hampton Cove
Property	37.02	Safe & Secure
Property	37.03	Mt. Carmel & Bell Factory
Loan	38	Rosemont Commons Fee	Kawa Capital Partners LLC
Loan	39	Walgreens - MA & NH	Conthur Holdings II, LLC
Property	39.01	Walgreens - MA
Property	39.02	Walgreens - NH
Loan	40	116 University Place	Charles Dubroff
Loan	41	Massman Ina Portfolio	Kenneth Levy
Property	41.01	Massman Drive
Property	41.02	West Ina Road
Loan	42	Colony Retail	Hartman Short Term Income Properties XX, Inc.
Loan	43	161 Court Street	Eli Hamway
Loan	44	First Colony Self Storage	Richard A. Graham, Jr.	WFRBS 2011-C3
Loan	45	I-10 & Haden Shopping Center	Tony Ta; Thao Vu
Loan	46	South Port Apartments	Joseph P. Sullivan; Martin J. Ford; Stephen M. Stewart

A-1-48

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan	ID	Property Name	Non-Trust Pari Passu Balloon Balance	Existing Additional Sub Debt Amount	Existing Additional Sub Debt Description	Future Debt Permitted Type
Loan	1	3 Columbus Circle(2)(33)	415,000,000	105,000,000	B Notes	NAP
Loan	2	3 Park Avenue(2)(35)(36)	122,000,000		None	Mezzanine
Loan	3	Saint Louis Galleria(2)(34)	164,016,873	23,466,243	Mezzanine Debt	NAP
Loan	4	ARC Apartments(2)(33)	35,000,000	92,000,000	$47,000,000 A2; $45,000,000 B Note	NAP
Loan	5	9800 Wilshire(32)			None	NAP
Loan	6	5202 Ben White			None	NAP
Loan	7	101 California(2)(33)(35)	487,000,000	228,000,000	B Notes	Mezzanine
Loan	8	Soho Beach House(2)(34)(36)	15,000,000	62,000,000	Mezzanine Debt	NAP
Loan	9	Pace Gallery HQ(2)	50,000,000		None	NAP
Loan	10	AT580 Multi			None	NAP
Loan	11	Tailor Lofts			None	NAP
Loan	12	Embassy Suites Scottsdale(34)		5,000,000	Mezzanine Debt	NAP
Loan	13	Flight(34)		11,694,750	Mezzanine Debt	NAP
Loan	14	The Crossing at Katy Ranch			None	NAP
Loan	15	Dollar General Portfolio(34)		3,500,000	Mezzanine Debt	NAP
Property	15.01	Dollar General-Afton, NY
Property	15.02	Dollar General-Rogers City, MI
Property	15.03	Dollar General-Oakman, AL
Property	15.04	Dollar General-Attalla, AL
Property	15.05	Dollar General-Greenbush, MN
Property	15.06	Dollar General-Opelika, AL
Property	15.07	Dollar General-Ishpeming, MI
Property	15.08	Dollar General-Lisman, AL
Property	15.09	Dollar General-Verbena, AL
Property	15.10	Dollar General-Appleton, MN
Property	15.11	Dollar General-New York Mills, MN
Property	15.12	Dollar General-Barry, IL
Property	15.13	Dollar General-Thomaston, AL
Property	15.14	Dollar General-Coffeen, IL
Property	15.15	Dollar General-Payson, IL
Property	15.16	Dollar General-Garden City, AL
Property	15.17	Dollar General-Red Lake Falls, MN
Property	15.18	Dollar General-West Point, IA
Property	15.19	Dollar General-Backus, MN
Property	15.20	Dollar General-Erskine, MN
Property	15.21	Dollar General-Athens, AL
Property	15.22	Dollar General-Cullman, AL
Property	15.23	Dollar General-Pellston, MI

A-1-49

Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan	ID	Property Name	Non-Trust Pari Passu Balloon Balance	Existing Additional Sub Debt Amount	Existing Additional Sub Debt Description	Future Debt Permitted Type
Property	15.24	Dollar General-Clinton, AL
Property	15.25	Dollar General-Sebeka, MN
Property	15.26	Dollar General-Detroit, AL
Property	15.27	Dollar General-Larchwood, IA
Property	15.28	Dollar General-New Market, AL
Property	15.29	Dollar General-Ramer, AL
Property	15.30	Dollar General-Pansey, AL
Property	15.31	Dollar General-Pennington, AL
Property	15.32	Dollar General-Waterloo, AL
Property	15.33	Dollar General-Arab, AL
Loan	16	Tulsa Office Portfolio(2)	16,580,894		None	NAP
Property	16.01	Exchange Tower	4,011,095
Property	16.02	Towne Center	3,116,902
Property	16.03	Two Memorial Place	2,708,128
Property	16.04	Triad Center I	1,379,612
Property	16.05	Corporate Place	1,379,612
Property	16.06	The 51 Yale Building	1,354,064
Property	16.07	Commerce Tower	1,098,580
Property	16.08	Riverbridge Office	843,096
Property	16.09	Three Memorial Place	689,806
Loan	17	Sharon Park Apartments			None	NAP
Loan	18	Spring Hollow Apartments(36)			None	NAP
Loan	19	Atrium Two(2)(35)	25,374,519		None	PACE Loan
Loan	20	The Landing Apartments(36)			None	NAP
Loan	21	Union Bay Apartments(36)			None	NAP
Loan	22	Baywood San Mateo(32)			None	NAP
Loan	23	Liberty Station Retail(2)	97,000,000		None	NAP
Loan	24	166 Geary Street			None	NAP
Loan	25	Vie Portfolio(2)	57,885,000		None	NAP
Property	25.01	University Downs	15,748,774
Property	25.02	Ella Lofts	11,548,589
Property	25.03	University View	11,018,767
Property	25.04	Colonie	7,298,493
Property	25.05	Hillcrest Oakwood	7,233,225
Property	25.06	Southgate	5,037,151
Loan	26	Roanoke Crossing Shopping Center			None	NAP

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Benchmark 2019-B10 ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan	ID	Property Name	Non-Trust Pari Passu Balloon Balance	Existing Additional Sub Debt Amount	Existing Additional Sub Debt Description	Future Debt Permitted Type
Loan	27	Texas Marriott & Hilton Portfolio			None	NAP
Property	27.01	Homewood Suites Brownsville
Property	27.02	Residence Inn Laredo
Loan	28	Homewood Suites Philadelphia - Valley Forge			None	NAP
Loan	29	Hilton Garden Inn - Valley Forge			None	NAP
Loan	30	AC Marriott Downtown Tucson(2)	22,310,373		None	NAP
Loan	31	Atlantic Gardens			None	NAP
Loan	32	Residence Inn Anaheim Hills Yorba Linda(35)			None	Mezzanine
Loan	33	Compass Self Storage PA & FL Portfolio			None	NAP
Property	33.01	Compass Self Storage Spring Hill
Property	33.02	Route 8 Self Storage
Loan	34	Meridian Tower			None	NAP
Loan	35	69 Clinton & 28 East 13th Street Portfolio			None	NAP
Property	35.01	69 Clinton Street
Property	35.02	28 East 13th Street
Loan	36	8401 Melrose			None	NAP
Loan	37	Huntsville Self Storage Portfolio			None	NAP
Property	37.01	Hampton Cove
Property	37.02	Safe & Secure
Property	37.03	Mt. Carmel & Bell Factory
Loan	38	Rosemont Commons Fee			None	NAP
Loan	39	Walgreens - MA & NH			None	NAP
Property	39.01	Walgreens - MA
Property	39.02	Walgreens - NH
Loan	40	116 University Place			None	NAP
Loan	41	Massman Ina Portfolio			None	NAP
Property	41.01	Massman Drive
Property	41.02	West Ina Road
Loan	42	Colony Retail			None	NAP
Loan	43	161 Court Street			None	NAP
Loan	44	First Colony Self Storage			None	NAP
Loan	45	I-10 & Haden Shopping Center			None	NAP
Loan	46	South Port Apartments			None	NAP

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Benchmark 2019-B10

FOOTNOTES TO ANNEX A-1

(1)	GACC—German American Capital Corporation or one of its affiliates; CREFI—Citi Real Estate Funding Inc. or one of its affiliates; JPMCB—JPMorgan Chase Bank, National Association or one of its affiliates.

(2)	With respect to the pari passu loans referenced below, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Beds) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the mezzanine debt and, in the case of any loans structured with A/B Notes, the secured subordinate debt. For additional information see “Description of the Mortgage Pool – The Whole Loans – General – Whole Loan Control Notes and Non-Control Notes” in this Preliminary Prospectus.

● Loan No. 1 – 3 Columbus Circle

● Loan No. 2 – 3 Park Avenue

● Loan No. 3 – Saint Louis Galleria

● Loan No. 4 – ARC Apartments

● Loan No. 7 – 101 California

● Loan No. 8 – Soho Beach House

● Loan No. 9 – Pace Gallery HQ

● Loan No. 16 – Tulsa Office Portfolio

● Loan No. 19 – Atrium Two

● Loan No. 23 – Liberty Station Retail

● Loan No. 25 – Vie Portfolio

● Loan No. 30 – AC Marriott Downtown Tucson

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut-off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

Loan No. 39 – Walgreens - MA & NH – The borrower was not required at origination to provide separate values for the Original Balance ($) and the Cut off Date Balance ($) of the individual Mortgaged Properties because the Mortgage Loan does not permit partial release of the individual Mortgaged Properties. The Original Balance ($) and the Cut off Date Balance ($) of each individual Mortgaged Property represent the product of (i) (A) the Appraised Value ($) of the applicable individual Mortgaged Property divided by (B) the Appraised Value ($) of the aggregate Mortgaged Properties, and (ii) the aggregate Original Balance ($) or Cut off Date Balance ($), as applicable, of the Mortgage Loan.

(4)

			Office			Retail			Multifamily			Hospitality
		Total
Loan		NRA	NRA		% of	NRA		% of			% of			% of
No.	Mortgage Loan	(sq. ft.)	(sq. ft.)	Occ.	GPR	(sq. ft.)	Occ.	GPR	Units	Occ.	GPR	Rooms	Occ.	GPR
1	3 Columbus Circle(1)	753,713	674,007	96.9%	66.4%	74,701	100.0%	27.7%
8	Soho Beach House(2)	101,933										49	90.2%	18.1%
9	Pace Gallery HQ(3)	74,563	74,563	100.0%	100.0%
22	Baywood San Mateo	25,506	21,442	100.0%	89.4%	4,064	100.0%	10.6%
23	Liberty Station Retail	327,704	45,912	91.1%	16.2%	281,792	92.6%	83.8%
31	Atlantic Gardens	30,677				14,177	92.8%	53.6%	24	100.0%	46.4%
35	69 Clinton & 28 East 13th Street Portfolio	9,676				2,824	100.0%	40.6%	18	94.4%	59.4%
43	161 Court Street	7,700				3,200	100.0%	62.8%	3	100.0%	37.2%

(1)	Total NRA (sq. ft.) for 3 Columbus Circle Property includes 4,687 sq. ft. or storage space and 218 sq. ft. of telecom space.

(2)	Total revenue at the Soho Beach House Property consists of five main components: food and beverage (49.0% of U/W Revenues), membership sales (23.6% of U/W Revenues), guestroom revenue (18.1% of U/W Revenues), parking and other sales (5.9% of U/W Revenues) and spa sales (3.4% of U/W Revenues).

(3)	The sole tenant, The Pace Gallery LLC, occupies 100.0% of the total NRA at the Mortgaged Property and utilizes the space as both office and gallery space.

Loan No. 10 – AT580 Multi – The Mortgaged Property includes 179 rentable units and one model unit. Most Recent Occupancy does not account for the model unit in its denominator.

Loan No. 30 – AC Marriott Downtown Tucson – The Mortgaged Property is comprised of hotel, retail and parking parcels. These components generate 71.0%, 7.8% and 5.1% of Most Recent EGI ($) respectively. The remainder of the revenue is generated by rebatements of sales tax income, which rebatements (i) in the case of the Rio Nuevo Multipurpose Facilities District, a special taxing district of the State of Arizona, are capped at an amount in the aggregate equal to the lesser of (A) the sum of (i) $4.3 million plus (ii) the costs incurred by the Mortgagor to renovate, refurbish and improve the retail portion of the Mortgaged Property and (B) $7.75 million, and (ii) in the case of the City of Tucson, is scheduled to expire in July 2025. The Units, Rooms, SF and Occupancy (%) relate to the hotel portion of the Mortgaged Property only.

Loan No. 36 – 8401 Melrose – The Mortgaged Property is 100.0% leased to retail tenants Marc Jacobs and Plus 2 West Zero. In addition, approximately 7.3% of Underwritten EGI ($) income is generated through a billboard leased to Van Wagner through 2022.

(5)	Loan No. 23 – Liberty Station Retail – The Mortgaged Property is situated within a site that previously served as a naval training center, which was subsequently redeveloped pursuant to a site plan approval by the City of San Diego. The site plan approval and certain Declaration of Covenants, Conditions, Restrictions and Reservation of Easements to which the Mortgaged Property are subject require that the Mortgaged Property be used in accordance with the aforementioned site plan approval and restrict the use of certain portions

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of the Mortgaged Property. For additional information, see “Description of the Mortgage Pool—Use Restrictions” in this Preliminary Prospectus.

Loan No. 26 – Roanoke Crossing Shopping Center – The Mortgaged Property is subject to a certain Amended and Restated Reciprocal Easement and Operation Agreement recorded on April 21, 2003, in the official records of Denton County, State of Texas, as amended, pursuant to which no portion of the Mortgaged Property may be used as a health spa or exercise facility. The 3rd Largest Tenant at the Mortgaged Property is Anytime Fitness. For additional information, see “Description of the Mortgage Pool—Use Restrictions” in this Preliminary Prospectus.

(6)	Loan No. 15 – Dollar General Portfolio – The related Mortgage Loan has an anticipated repayment date of January 6, 2029 (the “Anticipated Repayment Date” or “ARD”) and a Final Maturity Date of January 6, 2033. From and after the Anticipated Repayment Date, the related Mortgage Loan accrues interest at a rate that is equal to the greatest of (i) 5.15746575% plus 3.00000% and (ii) the 10-year swap yield as of the ARD plus 5.03800% per annum. Commencing on February 6, 2029 and on each payment date until the final maturity date, the related Mortgage Loan requires monthly payments of all excess cash flow for the preceding month after the payment of reserves, interest calculated at the initial Interest Rate, operating expenses and mezzanine debt service to be applied (i) first to the reduction of the principal balance of the related Mortgage Loan until repaid in full and (ii) second, after the Anticipated Repayment Date, to the payment of accrued interest on the related Mortgage Loan at the excess of the increased interest rate over the initial Interest Rate.

(7)	The Administrative Cost Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee, EU reporting administrator fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub-servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. See “Summary of Terms – Offered Certificates – Servicing and Administration Fees – Non-Serviced Whole Loans” in this Preliminary Prospectus.

(8)	Loan No. 3 – Saint Louis Galleria – The Underwritten NOI DSCR and Underwritten NCF DSCR are calculated using the sum of interest and principal payments over the first 12 months of the loan term following the interest only period based on the assumed principal payment schedule. For more information, please reference “Annex G – Saint Louis Galleria Assumed Principal Payment Schedule” in this Preliminary Prospectus.

Loan No. 15 – Dollar General Portfolio – The Underwritten NOI DSCR and Underwritten NCF DSCR are calculated using the sum of interest and principal payments over the first 12 months of the loan term following the interest only period, based on the assumed principal payment schedule. For more information, please reference “Annex H – Dollar General Portfolio Assumed Principal Payment Schedule” in this Preliminary Prospectus.

(9)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) except as described above for loans with planned amortization, with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date is shown based on the interest only payments during the 12 month period following the Cut off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

(10)	Loan No. 37 – Huntsville Self Storage Portfolio – The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the Cut-off Date Balance ($), net of a $400,000 economic reserve. The economic reserve will be disbursed upon satisfaction of the requirements in the Mortgage Loan documents, which include but are not limited to, (i) no event of default has occurred and is continuing and, (ii) the lender has received evidence that the debt yield equals or exceeds 8.75%. The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield calculated using the full Cut-off Date Balance ($) of $11,600,000 are 59.0%, 8.7% and 8.3%, respectively.

(11)	Hard” generally means each tenant is required to transfer its rent directly to the lender controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox.

(12)	”In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

(13)	With respect to the loans referenced below structured with A/B Notes, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Beds) ($) calculations exclude the subordinate secured debt.

● Loan No. 1 – 3 Columbus Circle

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● Loan No. 4 – ARC Apartments

● Loan No. 7 – 101 California

(14)	Loan No. 1 – 3 Columbus Circle – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to recent leasing and contractual rent steps at the Mortgaged Property.

Loan No. 2 – 3 Park Avenue - The increase from Most Recent NOI ($) to Underwritten NOI ($) was primarily due to five tenants executing leases since January 2018 for a total of $2,607,244. This is comprised of Merus Global Investments (lease start: January 12, 2018; underwritten base rent: $546,084), Robert Burke Associates (lease start: February 1, 2018; underwritten base rent: $20,410), Nicolas P. Chiara & Co., Inc. (lease start: June 1, 2018; underwritten base rent: $185,250), Scarinci & Hollenback (lease start: June 20, 2018; underwritten base rent: $372,000) and Zeta Global Holding Corp. (lease start: February 1, 2019; underwritten base rent: $1,483,500).

Loan No. 4 – ARC Apartments – The difference between Most Recent NOI ($) and Underwritten NOI ($) is primarily attributable to an increase in occupancy for the residential portion of the Mortgaged Property from 72.5% (average for 2018) to 100.0% as of December 31, 2018 and increased income from parking. Through December 2018, residents paid $195 per month per space, while non-residents paid $275. Starting in January 2019, residents were charged $275 per month per space.

Loan No. 6 – 5202 Ben White – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to new leasing at the Mortgaged Property following the gut renovation completed between 2017 and 2019 with the first tenant taking occupancy in December 2017. All outstanding free rent, gap rent and unfunded landlord obligations were reserved by the lender at origination.

Loan No. 7 – 101 California – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to recent leasing and contractual rent steps at the Mortgaged Property.

Loan No. 10 – AT580 Multi – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to the lease up and stabilization of the occupancy at the Mortgaged Property, which was developed and began lease up in August 2017.

Loan No. 16 – Tulsa Office Portfolio – The difference between Most Recent NOI ($) and Underwritten NOI ($) is primarily due to recently executed leases at the Mortgaged Property. Thirteen leases commenced between July 1, 2018 and December 31, 2018 accounting, for 43,756 sq. ft. and $785,036 of underwritten base rent. Five leases commenced between January 1, 2019 and May 1, 2019, accounting for 26,226 sq. ft. and $580,593 of underwritten base rent. Underwritten NOI ($) also includes $341,436 of contractual rent steps at the Mortgaged Property.

Loan No. 19 – Atrium Two – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase from Most Recent NOI ($) to Underwritten NOI ($) is because the Most Recent NOI ($) figure does not reflect the full year, but rather the annualized year to date September 30, 2018 cash flows at the Mortgaged Property.

Loan No. 20 – The Landing Apartments – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to the lease up and stabilization of the occupancy at the Mortgaged Property, which was developed and began lease up after June 2017, reaching stabilization by August 2018, according to the appraisal.

Loan No. 21 – Union Bay Apartments – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to the increased rental income following the $3,077,409 ($41,587 per unit) renovation at the Mortgaged Property completed in 2017. The renovation included upgrades that include but are not limited to new cabinetry and countertops, floor coverings (carpet and vinyl plank), kitchen appliances, plumbing fixtures, electric heating, painting and window coverings. Also, part of the renovation was the addition of a ground level studio unit.

Loan No. 24 – 166 Geary Street – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to recent leasing at the Mortgaged Property.

Loan No. 25 – Vie Portfolio – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to recent leasing at the Mortgaged Properties.

Loan No. 34 – Meridian Tower – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to new leasing at the Mortgaged Property following the June 2017 acquisition by the borrower sponsor. Since June 2017, six new leases, for a total of 35,472 sq. ft. (24.8% of NRA and 22.2% of gross potential rent) were signed at the Mortgaged Property.

(15)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A 1 to this Preliminary Prospectus.

Loan No. 26 – Roanoke Crossing Shopping Center – The Mortgage Loan documents provide the borrower with a grace period of five

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days for any payments due on a payment date. Such grace period applies to late charge payment as well as an event of default triggered under the Mortgage Loan documents by such failure to make payments on a payment date.

(16)	In certain cases, in addition to an “as-is” value, the appraisal states an “as complete” or “as-stabilized” or “hypothetical” value for the related Mortgaged Property that assumes that certain events will occur with respect to retenanting, construction, renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this Preliminary Prospectus. With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated using the related “as complete”, “as-stabilized” or “hypothetical” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth in the following table:

			Cut-off Date
Loan		% of Initial Pool	LTV Ratio	Appraised Value	Cut-off Date LTV	Appraised
No.	Mortgage Loan Name	Balance	(Other Than As-Is)	(Other Than As-Is)	Ratio (“As-Is”)	Value (“As-Is”)
4	ARC Apartments(1)	5.2%	N/A	N/A	32.0%	$297,000,000
5	9800 Wilshire(2)	4.8%	53.2%	$103,400,000	60.4%	$91,100,000
6	5202 Ben White(3)	3.7%	62.8%	$68,500,000	64.1%	$67,100,000
9	Pace Gallery HQ(4)	3.5%	50.0%	$180,000,000	52.9%	$170,000,000
10	AT580 Multi(5)	3.3%	74.3%	$51,800,000	74.3%	$51,800,000
18	Spring Hollow Apartments(6)	2.3%	70.1%	$38,500,000	82.6%	$32,700,000
24	166 Geary Street(7)	1.7%	73.6%	$25,800,000	80.9%	$23,500,000
26	Roanoke Crossing Shopping Center(8)	1.4%	N/A	N/A	66.6%	$24,900,000
30	AC Marriott Downtown Tucson(9)	1.3%	67.3%	$59,420,000	81.7%	$48,950,000
31	Atlantic Gardens(10)	1.3%	54.3%	$27,600,000	61.7%	$24,300,000
34	Meridian Tower(11)	1.1%	73.3%	$18,000,000	84.1%	$15,700,000
27.02	Texas Marriott & Hilton Portfolio - Residence Inn Laredo(12)	0.7%	68.0%	$12,100,000	75.2%	$9,800,000

(1) ARC Apartments - The Appraised Value (“As-Is”) includes $55.5 million identified as the present value of the anticipated 421(a) tax abatement which is expected to begin in July 2019.

(2) 9800 Wilshire - The Appraised Value (Other than As-Is) reflects the “Hypothetical Value With The Gores Group Master Lease” which assumes that The Gores Group master lease amendment is executed, which was completed in January 2019. The appraiser also determined a Dark Value of $81.1 million, which results in a 67.8% loan-to-dark-value.

(3) 5202 Ben White - The Appraised Value (Other than As-Is) reflects the “As Stabilized” value which assumes the Mortgaged Property immediately reaches stabilization upon completion of outstanding tenant improvements and all tenants are in place and paying rent. The Largest Tenant, City of Austin, which represents 80.4% of NRA and 85.7% of underwritten base rent, has three leases at the Mortgaged Property, pursuant to two of which leases (representing 56.1% of NRA and 60.8% of underwritten base rent), rent commences only upon completion of tenant improvements and other work. At origination, $8,184,013 was deposited by the seller of the Mortgaged Property into an escrow with the title company engaged with respect to the sale, for completion of such tenant improvements and other work and approximately $1,153,322 was deposited into escrow by such seller with the title company for gap rent and reimbursements through June 30, 2019. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this Preliminary Prospectus.

(4) Pace Gallery HQ - The Appraised Value (Other than As-Is) represents the “As Stabilized” value of $180,000,000, effective May 1, 2019, which assumes that the interior build-out of the space is completed for the Mortgaged Property. At origination, the lender reserved $6,792,677.38 for the estimated outstanding costs related to the interior build out. The borrower sponsor posted a $19,000,000 letter of credit, which is released upon the lender’s receipt of evidence that The Pace Gallery LLC has completed its interior build out and a temporary certificate of occupancy has been issued for the entire Mortgaged Property.

(5) AT580 Multi - The Appraised Value includes $9,209,760 attributable to the net present value of the tax abatement at the Mortgaged Property as described under “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this Preliminary Prospectus.

(6) Spring Hollow Apartments - The Appraised Value (Other than As-Is) represents the “as stabilized” value of $38,500,000, effective January 1, 2022, which assumes that the planned renovations are completed for the Mortgaged Property. At origination, the lender reserved $3,313,000 for the renovation.

(7) 166 Geary Street - The Appraised Value reflects an “prospective at stabilization” value as of September 1, 2019, which assumes the Largest Tenant, WeWork lease has commenced and is paying rent. The WeWork space was delivered on February 15, 2019. At origination, the borrowers reserved approximately $1,500,000 for certain outstanding tenant obligations and $560,959 for gap rent in connection with the WeWork lease.

(8) Roanoke Crossing Shopping Center - The Appraised Value (Other Than As-Is) reflects an “as is” plus the value of ground leases on seven pad sites as of December 19, 2018. The Appraised Value for each of the pad sites is (i) $1,200,000 for Wendy’s, (ii) $1,300,000 for Sonic, (iii) $1,500,000 for a vacant site previously occupied by Taco Bueno (with respect to which $1,050,000 was reserved at closing and will be held until a replacement tenant is found), (iv) $1,800,000 for JP Morgan Chase, (v) $2,100,000 for Wachovia (Wells Fargo), (vi) $1,300,000 for Chili’s and (vi) $1,800,000 Just Brakes (Pep Boys).

(9) AC Marriott Downtown Tucson - The Appraised Value (other than As-Is) reflects the sum of the “as-is” appraised values of the hotel/parking garage portion and the retail portion of the Mortgaged Property, inclusive of the contributory value of development incentives as described under “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this Preliminary

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Prospectus. The sum of the “as-is” appraised values of the hotel/parking garage portion and the retail portion of the Mortgaged Property (exclusive of the contributory value of development incentives) as of November 13, 2018 is $48,950,000.

(10) Atlantic Gardens - The Appraised Value (Other than As-Is) represents the “as is” value plus the value of air rights, totaling $27,600,000.

(11) Meridian Tower - The Appraised Value (Other than As-Is) is based on an “As-Stabilized” value, which assumes the expiration of the free rent periods for tenants Scottlynn and Digital Mobile Innovations. Such free rent periods are scheduled to expire June 1, 2019 and August 31, 2019 for Scottlynn and Digital Mobile Innovations, respectively, and have been reserved for at loan closing. As of December 1, 2018 the Mortgaged Property was 91.1% leased.

(12) Texas Marriott & Hilton Portfolio - Residence Inn Laredo - The Appraised Value (Other than As-Is) for the Residence Inn Laredo Property represents the “as complete” value of $12,100,000, effective January 7, 2021, which assumes completion of a scheduled PIP at the Mortgaged Property. At origination, the lender reserved $2,135,522 for the PIP.

(17)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio Mortgage Loan) under various circumstances, as described in this Preliminary Prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Property Releases” in this Preliminary Prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this Preliminary Prospectus.

(18)	Loan No. 1 – 3 Columbus Circle – The lockout period will be at least 25 payment dates beginning with and including the first payment date of April 11, 2019. Defeasance of the full $595.0 million 3 Columbus Circle Whole Loan is permitted after the date that is the earlier to occur of (i) April 11, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B10 securitization closing date in April 2019. The actual lockout period may be longer.

Loan No. 4 – ARC Apartments - The lockout period will be at least 25 payment dates beginning with and including the first payment date of April 1, 2019. Defeasance of the full $187.0 million ARC Apartments Whole Loan is permitted after the date that is earlier to occur of (i) February 8, 2023 and (ii) two years after the date of the last securitization involving any portion of or the interest in the ARC Apartments Whole Loan. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B10 securitization closing date in April 2019. The actual lockout period may be longer.

Loan No. 7 – 101 California – The borrowers are permitted to prepay the 101 California Whole Loan in full with the payment of a yield maintenance premium prior to the related open period and after the earlier to occur of (i) February 25, 2022 or (ii) the second anniversary of the date on which the entire 101 California Whole Loan intended for securitization (excluding any risk retention requirements) has been securitized.

Loan No. 8 – Soho Beach House – The lockout period will be at least 25 payment dates beginning with and including the first payment date of April 6, 2019. Defeasance of the full $55.0 million Soho Beach House Whole Loan is permitted after the date that is earlier to occur of (i) February 27, 2022 and (ii) two years after the date of the last securitization involving any portion of or interest in the Soho Beach House Whole Loan. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B10 securitization closing date in April 2019. The actual lockout period may be longer.

Loan No. 16 – Tulsa Office Portfolio - The lockout period will be at least 25 payment dates beginning with and including the first payment date of April 6, 2019. Defeasance of the full $48.675 million Tulsa Office Portfolio Whole Loan is permitted after the date that is earlier to occur of (i) February 26, 2022 and (ii) two years after the date of the last securitization involving any portion of or the interest in the Tulsa Office Portfolio Whole Loan. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B10 securitization closing date in April 2019. The actual lockout period may be longer.

Loan No. 19 – Atrium Two – The lockout period will be at least 28 payment dates beginning with and including the January 6, 2019 payment date. Defeasance of the full $55.5 million Atrium Two Whole Loan is permitted at any time after the earlier to occur of (i)

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November 27, 2021 or (ii) two years after the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 28 months is based on the expected Benchmark 2019-B10 securitization closing date in April 2019. The actual lockout period may be longer.

Loan No. 23 – Liberty Station Retail – The borrowers have the option to (i) prepay the full $117.0 million Liberty Station Retail Whole Loan after January 1, 2021, with payment of a yield maintenance premium, or (ii) defease the full $117.0 million Liberty Station Retail Whole Loan at any time after the date that is 24 months after the Closing Date.

(19)	Partial release in connection with a partial prepayment or partial defeasance or substitution or a free release is permitted for the following loans. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Partial Releases” in this Preliminary Prospectus for the terms of the releases.

● Loan No. 3 – Saint Louis Galleria

● Loan No. 12 – Embassy Suites Scottsdale

● Loan No. 15 – Dollar General Portfolio

● Loan No. 25 – Vie Portfolio

● Loan No. 35 – 69 Clinton & 28 East 13th Street Portfolio

● Loan No. 37 – Huntsville Self Storage Portfolio

● Loan No. 41 – Massman Ina Portfolio

(20)	Loan No. 2 – 3 Park Avenue - The borrower is both the ground lessee and ground lessor under a ground lease encumbering the Mortgaged Property.

Loan No. 23 – Liberty Station Retail – The collateral includes both fee and leasehold interests in the Mortgaged Property pursuant to 16 ground leases for the lots that make up the five parcels that collectively constitute the Mortgaged Property, ground leased by the Redevelopment Agency of the City of San Diego as the ground lessor. The base rent under each ground lease is $1, which was prepaid at the beginning of the term. The term of each ground lease expires on December 31, 2070.

Loan No. 30 – AC Marriott Downtown Tucson – Several parcels of the Mortgaged Property are encumbered by a land and improvements lease whereby the City of Tucson (“Hotel Landlord”) leased the hotel unit, the retail unit and the retail parcel to the predecessor in interest to the AC Marriott Downtown Tucson borrower, 5 North Fifth Hotel, LLC (“Tenant”) in order to effectuate certain tax savings at the Mortgaged Property. The Parking Unit is encumbered by a separate triple net government excise lease (the “Parking Ground Lease” and, collectively with the Hotel Ground Lease, the “Ground Leases”) whereby the Rio Nuevo Multipurpose Facilities District, a special taxing district of the State of Arizona (“Parking Landlord”) leased the Parking Unit to Tenant in order to effectuate certain tax savings at the Mortgaged Property. Please see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this Preliminary Prospectus for additional information.

Loan No. 31 – Atlantic Gardens – The Mortgaged Property’s collateral is inclusive of the respective air rights.

(21)	Loan No. 5 – 9800 Wilshire – The Mortgaged Property is 100.0% master leased by The Gores Group, a private equity firm that was founded by the borrower sponsor. The Gores Group occupied the entire Mortgaged Property from 2014 to late-2017, until relocating a portion of its office staff and subleasing 75.2% of NRA (42,820 sq. ft.) to Spring Place. The Gores Group continues to occupy and operate its global headquarters out of the remaining 24.8% of NRA (14,148 sq. ft.) of the Mortgaged Property.

Loan No. 10 – AT580 Multi – Eleven of the 179 units (6.1% of units and 6.6% of underwritten base rent) at the Mortgaged Property are operated under an exclusive partnership agreement and furnished revenue share agreement with National Corporate Housing (“NCH”), an executive leasing company that places temporary tenants. At the end of each month, the borrower and NCH are required to total up the revenue of each suite and (i) a 50%/50% (borrower/NCH) split, minus parking, will be calculated for units that are jointly furnished by the borrower and NCH and (ii) a 65%/35% (borrower/NCH) split, minus parking, will be calculated for units that are furnished by the borrower. According to the NCH agreement, the furnished revenue share agreement can be terminated by either party for any reason with at least 30 days written notice.

Loan No. 11 – Tailor Lofts – The Mortgaged Property is subject to a master lease between the Delaware Statutory Trust (“DST”) borrower, as the master lessor, and an affiliate of the borrower, as master tenant, to accommodate the borrower’s DST structure. The master tenant is responsible for leasing activities, maintenance and operation of the Mortgaged Property. See “Description of the Mortgage Pool—Delaware Statutory Trusts” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this Preliminary Prospectus for additional descriptions.

Loan No. 25 – Vie Portfolio – The entire Mortgaged Property is master leased from the borrowers, as the fee owners of the Mortgaged Property and the master lessor, to the borrowers’ affiliates, as master lessees, and subleased from such affiliates to another affiliate, as a master sublessee and the lessor to the end-user tenants, to comply with Shari’ah principles. The lender has received a mortgage on the fee interest in the Mortgaged Property. The master lease is subordinate to the mortgage, and the affiliates of the borrowers assigned their respective rights as landlords in the leased spaces to the borrower, which in turn assigned such rights to the lender.

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Loan No. 26 – Roanoke Crossing Shopping Center – The borrower sponsor and the Guarantor, Alan C. Fox, has entered into a master lease, as the master lessee, with the borrower, as the master lessor, with respect to one of the seven ground-leased pad sites previously occupied by Taco Bueno, which filed for bankruptcy in November 2018. Pursuant to the master lease, the Guarantor is paying rent at a rate of $105,000 per annum for the space where the previous tenant had paid rent at a rate of $108,900 per annum. In addition, the borrower was required at origination to reserve $1,050,000, which will be released upon the borrower depositing a letter of credit in an amount equal to $1,050,000. The master lease will terminate upon the occurrence of all of the following: (i) the borrower re-leases 100% of the Taco Bueno Space for a term of not less than five years; (ii) the tenant under such replacement lease is paying full unabated rent (or if the tenant is in an abated rent period, the borrower has reserved with the lender the total amount of such free rent); (iii) the borrower delivers a clean estoppel from such tenant; and (iv) at the time the borrower requests such release of funds (or letter of credit, as applicable), the Mortgaged Property is achieving a Debt Yield of no less than 9.35%. As of the origination, the borrower sponsor and Layne’s Chicken Fingers had executed a letter of intent, for a 15-year term at a rental rate of $40.86 per sq. ft., or $105,000 per annum, for lease years one through five, with 10% rent increases every five years.

Loan No. 42 – Colony Retail – The Mortgaged Property is subject to a master lease between the borrower, a Delaware Statutory Trust (“DST”), as the master lessor, and an affiliate of the borrower, as master tenant, to accommodate the borrower’s DST structure. The master tenant is responsible for leasing activities, maintenance and operation of the Mortgaged Property.

(22)	Loan No. 5 – 9800 Wilshire – The entire Mortgaged Property is master leased to The Gores Group, an affiliate of the borrower and non-recourse carveout guarantor through December 31, 2034. Approximately 24.8% of the NRA is occupied by the borrower sponsor affiliate and serves as The Gores Group headquarters, identified as the 2nd Largest Tenant. The remainder of the space (75.2% of the NRA and 72.9% of underwritten base rent,) is subleased to the Largest Tenant - Spring Place, a shared work space provider through June 30, 2028.

Loan No. 13 – Flight – The 3rd Largest Tenant, Taxi Recreation (4.2% of NRA), and the 4th Largest Tenant, Ringsby Court (3.5% of NRA), are both affiliated with the borrower.

Loan No. 30 - AC Marriott Downtown Tucson - The three largest retail tenants, which represent in the aggregate approximately 75.6% of the net rentable square footage of the Retail Parcel and 5.4% of total revenue at the Mortgaged Property, are affiliates of the borrower. The affiliated tenants entered into subordination agreements with the lender and the leases are each guaranteed by Matthew Scott Stiteler and David R. Dabdoub, two of the three AC Marriott Downtown Tucson Mortgage Loan guarantors, for the term of the leases (unless, subject to the lender’s consent, such affiliated lease is assigned to a non-affiliated third party tenant, in which case the guarantors will be released from its respective lease guaranty). Additionally, the Mortgage Loan is recourse for any losses if: (i) a default occurs under the affiliated leases, (ii) any such affiliated lease is terminated prior to expiration, (iii) any such affiliated lease is modified in any respect without the lender’s consent and (iv) if any specified affiliate lease condition set forth in the loan agreement is not satisfied. However, there can be no assurance that the guarantors will, or will be in a position to, fulfill their obligations with respect to any such losses.

(23)	Loan No. 2 – 3 Park Avenue - The Largest Tenant, Houghton Mifflin Harcourt, leases 101,421 sq. ft. of space that expires on December 31, 2027 and 400 sq. ft. of space that expires on May 31, 2019. The 4th Largest Tenant, Return Path, Inc., leases 23,280 sq. ft. of space that expires on July 31, 2025 and 22,722 sq. ft. of space that expires on February 29, 2020.

Loan No. 6 – 5202 Ben White – The Largest Tenant, City of Austin, leases 196,768 sq. ft. at the Mortgaged Property with various expiration dates, including 137,274 sq. ft. (69.8% of City of Austin’s space) with an expiration date on the 84th full calendar month following the commencement date, and 59,494 sq. ft. (30.2% of the City of Austin space) with an expiration date of May 31, 2025. The commencement date is the earlier to occur of (i) the date that certain tenant improvement work and other work is substantially complete and (ii) the date the tenant opens for business in the premises. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this Preliminary Prospectus.

Loan No. 13 – Flight – The 2nd Largest Tenant, The Nature Conservancy, leases 3,367 sq. ft. of space for which the lease term expires on August 17, 2023 and an additional 2,787 sq. ft. of space for which the lease term expires on August 17, 2028.

Loan No. 23 – Liberty Station Retail – The 4th Largest Tenant, 828 Events, leases 6,119 sq. ft. of space for which the lease term expires on April 30, 2030, and an additional 8,777 sq. ft. of space for which the lease term expires on May 31, 2029.

(24)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if the landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with such tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the NRA at the Mortgaged Property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.

Loan No. 6 – 5202 Ben White – The Largest Tenant, City of Austin, (80.4% of NRA), will terminate its lease in the event the City of Austin governing body does not appropriate, budget, and approve sufficient funding to cover the City of Austin’s monetary obligations

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under the lease and the lease will terminate automatically on the last day of the fiscal year for which sufficient funds were budgeted. The 2nd Largest tenant, The Consulate of Mexico (10.8% of NRA), will terminate its lease with three months’ notice, in the event the United States government orders or requires The Consulate of Mexico office in Austin, Texas to close or cease operating.

Loan No. 7 – 101 California – The Largest Tenant, Merrill Lynch, has a one-time right to terminate effective October 31, 2021 with a 12 months’ notice and the payment of unamortized costs. The 3rd Largest Tenant, Morgan Stanley, has a one-time right to terminate effective January 31, 2023 with a 12 months’ notice and the payment of unamortized costs.

Loan No. 13 – Flight – The second largest tenant, Nature Conservancy, has the one-time right to terminate the lease for its 3,367 sq. ft. space effective August 31, 2021, and the one-time right to terminate the lease for its 2,787 sq. ft. space effective August 31, 2023, in each case with 90 days’ prior written notice and payment of all amounts due under the related lease.

Loan No. 16 – Tulsa Office Portfolio – The Largest Tenant at the Towne Center Property, Tulsa Pain Consultants, has the one-time right to terminate its lease effective August 31, 2020 with at least 180 days’ written notice and payment of a termination fee equal to $420,000. The 2nd Largest Tenant at the Riverbridge Office Property, Equus Environmental, has the one-time right to terminate its lease after January 1, 2020 with two months’ written notice and payment of a termination fee equal to $7,933. The 5th Largest Tenant at the Riverbridge Office Property, GSA/Trustee Amer Indians, has the right to terminate its lease any time after April 30, 2028 with at least 90 days’ written notice. The Largest Tenant at the Three Memorial Place Property, GSA/DEA, may terminate its lease any time after January 22, 2023 with at least 120 days’ written notice. The Largest Tenant at the Corporate Place Property, OK Employment Security, may terminate its lease with at least 30 days’ written notice. The Largest Tenant at the Two Memorial Place Property, Finance of America Reverse, has the one-time right to terminate its lease effective January 31, 2022, with at least 180 days’ written notice and payment of a termination fee equal to $295,000. The 2nd Largest Tenant at the Two Memorial Place Property, GSA/FBI, may terminate its lease any time after July 8, 2020 with at least 60 days’ written notice. The 2nd Largest Tenant at the Triad Center I Property, Progressive Casualty Insurance, has the right to terminate its lease effective February 28, 2021 or at the end of any calendar month thereafter, with at least three months’ written notice and payment of a termination fee equal to four months’ base monthly rent and unamortized portion of construction allowance and brokers’ commissions. The 3rd Largest Tenant at the Triad Center I Property, Triad Bank, has the one-time right to terminate its lease at any time before July 31, 2020 with at least 120 days’ prior notice before the effective termination date.

Loan No. 19 – Atrium Two – The Largest Tenant, Cincinnati Bell, (36.6% of NRA), has a right to terminate a portion of its leased space of up to 40,124 sq. ft. (16.7% of tenant space and 6.1% of NRA) commencing October 1, 2019, upon payment of a termination fee generally equal to the unamortized cost of tenant improvements and leasing commissions for the terminated space. The 3rd Largest tenant, Kroger (11.3% of NRA), has a one-time termination option on September 30, 2021, upon 180 days’ notice and payment of a $250,000 termination fee. The 4th Largest Tenant, GSA – US Bankruptcy Court (6.1% of NRA), has the right to terminate its lease at any time after May 24, 2020 upon not less than 180 days’ notice. The 5th Largest Tenant, GSA – US Attorney’s Office (5.3% of NRA), has the right to terminate its lease at any time upon 90 days’ notice.

Loan No. 22 – Baywood San Mateo – The 3rd Largest Tenant, Core Power Yoga, has the right to terminate its lease at any time after March 15, 2021, but on or before October 14, 2021 with six months’ written notice provided to the landlord and payment of a termination fee equal to eight months of the minimum monthly rent and unamortized portion of the leasing commissions paid.

Loan No. 31 – Atlantic Gardens – The Largest Tenant, US Postal Service, has the one-time right to terminate its lease within 90 days following January 4, 2026 with no less than 180 days’ written notice to the landlord. The 3rd Largest Tenant, Smile Direct, may terminate its lease effective on the 36th full calendar month following the rent commencement date (the tenant has not commenced paying rent but is expected to by the end of March 2019) with 180 days’ written notice and payment of a termination fee equal to the unamortized amount of the landlord’s payment to the broker.

Loan No. 39 – Walgreens - MA & NH – The sole tenant at the Walgreens - NH Mortgaged Property has a termination option which will be effective as of October 31, 2032 or the last day of each subsequent five–year period until October 31, 2082, with at least a 12-months’ prior notice. The sole tenant at the Walgreens - MA Mortgaged Property has a termination option which is effective as of September 30, 2032, and the last day of any month thereafter until September 30, 2082, with at least a 12-months’ prior notice.

Loan No. 40 – 116 University Place – The sole tenant has the right to terminate its lease on February 1, 2025, which represents the first day of the month following the month in which the seventh anniversary of the lease commencement date occurs, with not less than 12 months’ written notice and the payment of a termination fee in an amount equal to the sum of (i) six months’ base rent and (ii) the unamortized portion of the brokerage commission paid by the landlord in connection with the lease.

(25)	Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. With respect to the largest 15 Mortgage Loans and certain tenants representing more than 25% of the NRA of a Mortgaged Property, see “Description of the Mortgage Pool—Tenant Issues—Other” in this Preliminary Prospectus.

The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

Loan No. 6 – 5202 Ben White – The Largest Tenant, City of Austin, which represents approximately 80.4% of NRA and 85.7% of underwritten base rent, is not yet in occupancy with respect to two of its three leases (representing 137,274 sq. ft. of space and 60.8% of underwritten rent). The seller of the Mortgaged Property is currently finishing the tenant buildout and other work with an estimated

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completion date for the work in April 2019. Rent for such two leases does not commence until the work is substantially completed or the tenant opens for business in the premises. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this Preliminary Prospectus.

Loan No. 9 – Pace Gallery HQ - The sole tenant at the Mortgaged Property, The Pace Gallery LLC, began paying rent on December 15, 2018, but is not yet in occupancy of its space. The Pace Gallery LLC is expected to take occupancy of its space in May 2019 after the interior build out is completed.

Loan No. 13 – Flight – The 3rd Largest Tenant, Taxi Recreation (4.2% of NRA), has executed a lease but is not yet in occupancy or paying rent for such space. The 4th Largest Tenant, Ringsby Court (3.5% of NRA), has executed a lease but is not yet in occupancy or paying rent for such space. Rent commencement for both Taxi Recreation and Ringsby Court will begin no later than June 1, 2019.

Loan No. 24 – 166 Geary Street – The Largest Tenant, WeWork (36.4% of NRA), has executed a lease but is not yet in occupancy or paying rent for such space. The WeWork space was delivered on February 15, 2019. At origination, the borrowers reserved approximately $1,500,000 for certain outstanding tenant obligations and $560,959 for gap rent in connection with the WeWork lease.

Loan No. 31 – Atlantic Gardens – The 3rd Largest Tenant, Smile Direct, which represents 13.2% of commercial NRA, has executed a lease effective March 1, 2019, but is not yet in occupancy or paying rent. The buildout is expected to be completed and rent commencement is expected to start by the end of March 2019. Smile Direct also received four months of free rent. The lender reserved $197,563 at origination for unfunded obligations and $57,000 for free rent (representing six months of free rent).

Loan No. 36 – 8401 Melrose – The Largest Tenant, Marc Jacobs, which represents 67.5% of NRA, does not utilize 1,950 sq. ft. of its space but pays full rent on the entire 3,950 sq. ft. through August 2025.

(26)	The following loans have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Tenancies-in-Common” in this Preliminary Prospectus for further information.

● Loan No. 1 – 3 Columbus Circle

● Loan No. 6 – 5202 Ben White

● Loan No. 17 – Sharon Park Apartments

● Loan No. 18 – Spring Hollow Apartments

● Loan No. 23 – Liberty Station Retail

● Loan No. 24 – 166 Geary Street

(27)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

Loan No. 13 – Flight – At origination, the borrower deposited with the lender the amount required to be deposited on the first payment date into (i) the Monthly Tax Reserves ($) and (ii) the Monthly TI/LC Reserves ($), in each of the foregoing cases, in advance of such first payment date.

Loan No. 14 – The Crossing at Katy Ranch – At origination, the borrower deposited with the lender the amount required to be deposited on the first payment date into (i) the Monthly Tax Reserves ($) and (ii) the Monthly Replacement Reserves ($), in each of the foregoing cases, in advance of such first payment date.

Loan No. 25 – Vie Portfolio – If, at any time, the amount on deposit with the lender for the Condominium Assessments Reserve Fund (as defined below) in the Upfront Other Reserves ($) does not equal the product of (i) 150% and (ii) one month of assessments due from the borrower to the condominium association (the “Condominium Association”) under the related condominium declaration (the product of the foregoing (i) and (ii), the “Condominium Assessments Reserve Fund”), then, on the immediately succeeding payment date, the borrower will be required to deposit with the lender the amount necessary to cause the amount on deposit to equal the Condominium Assessments Reserve Fund. The amount required to be deposited by the borrowers is determined by the lender based on the most recent monthly assessment amount and the annual budget of the Condominium Association provided to the lender in accordance with the Mortgage Loan documents.

(28)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

Loan No. 8 – Soho Beach House - Prior to January 1, 2020 and on January 1 of each calendar year thereafter during the term of the Soho Beach House Whole Loan, the lender is required to reassess the amount necessary to be held in the seasonality reserve account and to require the borrower to deposit an amount equal to 110% of the positive difference between (i) the actual aggregate operating income anticipated to be received by the borrower during the months of May, June, July, August, September and October as set forth in the approved annual budget for the calendar year immediately preceding the date of calculation and (ii) the amount necessary to ensure that the Mortgaged Property has a debt service coverage ratio of at least equal to 1.25x based on the Soho Beach House Whole Loan and the related mezzanine loan. The borrower is only required to deposit funds into the seasonality reserve on such monthly payment dates to the extent of sufficient excess cash and the balance will accrue and is required to be paid on each subsequent monthly payment date to the extent of excess cash until such balance is reduced to zero.

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Loan No. 12 – Embassy Suites Scottsdale – Seasonality Working Capital Reserve cap is revised annually and set to 110% of the total shortfall that occurred in the preceding year’s shortfall amount.

Loan No. 21 – Union Bay Apartments – The Replacement Reserves account for the residential portion of the Mortgaged Property is subject to a cap of $55,000, while the Replacement Reserves account for the commercial portion of the Mortgaged Property is subject to a cap of approximately $1,396.

Loan No. 22 – Baywood San Mateo – The TI/LC Reserve cap is $357,084 unless a renewal trigger cure event is in place, at which point the TI/LC Reserve cap is $204,048.

(29)	Loan No. 6 – 5202 Ben White - TI/LC escrows are waived until (i) May 31, 2023 or (ii) the occurrence of a trigger period.

Loan No. 13 – Flight – The borrower is required to make a deposit of $2,855.15 each month into the Monthly Replacement Reserve ($) commencing on the earlier of (i) the initial occurrence of a Cash Sweep Event and (ii) January 1, 2022. A “Cash Sweep Event” means (a) an event of default under the Mortgage Loan documents; (b) any bankruptcy action of the borrower or the property manager; (c) the debt service coverage ratio based on the immediately trailing three-month period being less than 1.10x; (d) with respect to the Largest Tenant, BOA Technology, Inc, among other things, (1) the failure of the lender to have received, among other requirements set forth in the Mortgage Loan documents, evidence reasonably satisfactory to the lender that the Largest Tenant, BOA Technology, Inc., has renewed its lease for a term of not less than five years, on or before the date that is 12 months prior to the expiration date under such lease, (2) BOA Technology, Inc. “goes dark” or gives notice that it intends to “go dark” for a period of more than five consecutive business days, (3) BOA Technology, Inc. sublets more than 20% of the space subject to the its lease; or (4) BOA Technology, Inc. terminates or gives notice that it intends to terminate its lease; or (e) an event of default under the related mezzanine loan documents.

Loan No. 22 – Baywood San Mateo – The borrower must deposit $8,502 into the TI/LC reserve on each monthly payment date commencing on the payment date in March 2021.

Loan No. 25 – Vie Portfolio – The borrowers are required to deposit into the Monthly Other Reserve ($), on each of the first 15 payment dates, $50,256.67 (for a total of $753,850.05, with $25,128.34 per month being available for certain planned capital improvements relating to the Colonie Mortgaged Property and $25,128.33 per month being available for planned capital improvements relating to the Southgate Mortgaged Property), which amounts are reasonably estimated by the lender based on the borrower’s budget to be due for completion of the planned capital improvements at these properties.

Loan No. 25 – Vie Portfolio – The borrowers are required to deposit into the Monthly Other Reserve ($), within two business days after receipt by any person, all rent (excluding any amounts constituting a security deposit or other security for all or any portion of the obligations under a lease) which has been paid more than one month in advance.

Loan No. 25 – Vie Portfolio – If (a) the debt service coverage ratio is less than 1.60x, and (b) the borrowers have failed to deliver evidence to the lender by (i) for calendar year 2019, May 1, 2019, and (ii) for calendar year 2020 and each calendar year thereafter, April 1 of such calendar year, that 55.0% of the beds at the Mortgaged Property have been leased for the next succeeding school year, the borrowers are required to deposit into the Monthly Other Reserve ($) (1) $352,500.00 for each of the payment dates occurring in May, June, July and August of 2019 (a total of $1,410,000.00), and (2) $282,000.00 for each of the payment dates occurring in April, May, June, July and August of any subsequent calendar year (a total of $1,410,000.00).

Loan No. 25 – Vie Portfolio – The borrowers were required at loan origination to deposit into the Monthly Other Reserve ($) (i) on March 1, April 1 and May 1 of 2019, $12,375.00, and (ii) thereafter, on each October 1, November 1, December 1, January 1, February 1, March 1, April 1 and May 1, commencing on October 1, 2019 (the “Seasonality Payment Period”), an amount determined by the lender on or before October 1 of each year (commencing on October 1, 2019) equal to the amount which, if added to net operating income of the Mortgaged Property for the immediately preceding period spanning June 1, July 1 and August 1 (the “Seasonality Disbursement Period”), would cause the debt service coverage ratio for such immediately preceding Seasonality Disbursement Period to equal 1.35x.

Loan Nos. 28 and 29 – Homewood Suites Philadelphia - Valley Forge and Hilton Garden Inn - Valley Forge – On the payment date following the date on which the quarterly financial statements are required to be delivered, if such quarterly financial statements show that the amount of the aggregate FF&E monthly deposit for such quarter was less than 4.0% of the gross income from operations of the Mortgaged Property for such quarter, the borrower will be required to deposit into the Monthly Replacement Reserves ($) an additional amount equal to the difference between (x) 4.0% of the gross income from operations of the Mortgaged Property for such quarter and (y) the aggregate amount of the FF&E monthly deposits deposited into the Replacement Reserves ($) during such quarter.

Loan No. 28 – Homewood Suites Philadelphia - Valley Forge – On the payment date that is 24 months prior to the expiration of the related franchise agreement (the “Extension PIP Deposit Commencement Date”) and on the next 23 payment dates thereafter, the borrower will be required to deposit into the Monthly Replacement Reserves ($) an amount of $76,875.00 (the “Extension PIP Monthly Deposit” and collectively, the “Extension PIP Deposit”) for replacements and repairs to be required under any property improvement plan required by the franchisor in connection with the extension of the franchise agreement or any replacement franchise agreement.

(30)	Loan No. 2 – 3 Park Avenue - On each Payment Date on which the balance in the TI/LC reserve is (i) below $2,000,000, the borrower is required to deposit an amount equal to $100,000; (ii) on each Payment Date on which the balance in the TI/LC reserve is equal to or greater than $2,000,000 and below $3,000,000, the borrower is required to deposit a monthly amount equal to $50,000 and (iii) if the

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balance in the TI/LC reserve account is equal to or greater than $3,000,000, the borrower is not required to make monthly deposits in to the TI/LC reserve account.

Loan No. 30 – AC Marriott Downtown Tucson – The borrower is required to deposit into the FF&E reserve account the greatest of (i) with respect to the first monthly payment date through and including the monthly payment date in January 2021, 3% and (y) with respect to each monthly payment date from February 2021 and for each monthly payment date thereafter, 4% of the projected rents for the hotel component for the prior month as set forth in the most recent approved annual budget (ii) the then-current amount required by the Management Agreement and (iii) the then-current amount required by the franchise agreement for approved capital expenditures relating to the hotel component and the repair and replacement of the FF&E.

Loan No. 12 – Embassy Suites Scottsdale – Ongoing seasonality reserves will trigger in February of every year during the loan term, until May, and payments of $400,000 per month are required to be deposited in the reserve subject to a cap of $1,500,000. Seasonality Reserve cap is revised annually and set to 110% of the total shortfall that occurred in the preceding year’s shortfall amount

(31)	Loan No. 2 – 3 Park Avenue - The borrower is required under the related loan documents to pay for and perform 100% of the unfunded landlord obligations ($1,523,458) and deferred maintenance ($28,500, which is the estimated cost according to the engineering report) at the Mortgaged Property. If an event of default has occurred and is continuing or the borrower has breached any requirements under the loan documents, the borrower is required to deliver cash or a letter of credit to the lender in the amount that the lender determines is necessary to complete all unfunded landlord obligations, deferred maintenance and any remaining unfunded free rent obligations.

Loan Nos. 28 and 29 – Homewood Suites Philadelphia - Valley Forge and Hilton Garden Inn - Valley Forge – A cash sweep event caused by the debt service coverage ratio based on the immediately trailing 12-month period being less than 1.25x (the “DSCR Trigger Event”) will not constitute a cash sweep event if the borrower (i) within five business days of the lender’s determination that a DSCR Trigger Event has occurred, deposit cash or a letter of credit in an amount equal to the excess cash flow that would have accumulated during the upcoming 12 months, assuming a debt service coverage ratio of 1.25x, or (ii) the borrower has, at any time during the immediately preceding 12-month period, deposited with the lender a deposit in the form of cash or a letter of credit in an amount equal to the excess cash flow that would have accumulated during the upcoming 12 months, assuming a debt service coverage ratio of 1.35x (such deposit, a “Lockbox DSCR Cure Deposit”). In addition, the borrower is permitted to deliver a Lockbox DSCR Cure Deposit to avoid triggering a lockbox event caused by the debt service coverage ratio based on the immediately trailing 12-month period being less than 1.35x (such event, a “Lockbox DSCR Trigger Event”), if the borrower delivers such Lockbox DSCR Cure Deposit within five business days of the lender’s determination that a Lockbox DSCR Trigger Event has occurred.

(32)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “Description of the Mortgage Pool – Mortgage Pool Characteristics – Environmental Considerations” in this Preliminary Prospectus.

		Mortgage	% of Initial
Loan		Loan Cut-off	Outstanding	Maximum	Premium Paid	Expiration
No.	Mortgage Loan	Date Balance	Pool Balance	Policy Amount	in Full	Date
5	9800 Wilshire	$55,000,000	4.8%	$1,000,000	Yes	1/25/2032
22	Baywood San Mateo	$21,000,000	1.8%	$1,000,000	Yes	2/20/2032

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									Total
							Total	Total	Senior
					Total		Senior	Mortgage	Notes	Total
				Total Mortgage	Senior	Total	Notes	Debt Cut-	U/W	Mortgage
				Debt Cut-off	Notes	Mortgage	Cut-off	off Date	NOI	Debt U/W
Loan		A-Note Cut-off	B-Note Cut-off	Date	U/W NCF	Debt U/W	Date	LTV	Debt	NOI Debt
No.	Mortgage Loan	Date Balance(2)	Date Balance(2)	Balance(1)(2)	DSCR	NCF DSCR	LTV	Ratio	Yield	Yield
1	3 Columbus Circle	$490,000,000	$105,000,000	$595,000,000	2.91x	2.40x	45.4%	55.1%	12.3%	10.2%
4	ARC Apartments	$95,000,000	$92,000,000	$187,000,000	3.48x	1.52x	32.0%	63.0%	14.7%	7.5%
7	101 California	$527,000,000	$228,000,000	$755,000,000	3.22x	2.07x	35.9%	51.5%	12.8%	8.9%
(1)	Total mortgage debt includes additional pari passu debt and excludes mezzanine debt.

(2)	The ARC Apartments Whole Loan is structured with $95,000,000 of senior debt and $92,000,000 of subordinate debt. The subordinate debt is comprised of an A2 Note with a Cut-off Date Balance of $47,000,000 and accrues interest at a rate of 5.10000% per annum and a B Note with a Cut-off Date Balance of $45,000,000 and accrues interest at a rate of 5.90000% per annum.

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								Total	Total
			% of Initial		Annual	Mezzanine		Debt Cut-	Debt	Total
		Mortgage Loan	Outstanding	Mezzanine	Interest Rate	Loan		off Date	U/W	Debt U/W
Loan		Cut-off Date	Pool	Debt Cut-off	on Mezzanine	Maturity	Intercreditor	LTV	NCF	NOI Debt
No.	Mortgage Loan	Balance	Balance	Date Balance	Loan	Date or ARD	Agreement	Ratio(1)	DSCR(1)	Yield(1)
3	Saint Louis Galleria(2)	$60,000,000	5.2%	$23,466,243	6.25000%	11/1/2028	Yes	56.6%	1.55x	10.3%

8	Soho Beach House	$40,000,000	3.5%	$62,000,000	7.25000%	2/6/2024	Yes	54.7%	1.88x	13.2%

12	Embassy Suites Scottsdale	$35,500,000	3.1%	$5,000,000	11.62500%	2/6/2029	Yes	57.5%	1.29x	10.4%

13	Flight	$33,163,800	2.9%	$11,694,750	8.00000%	3/1/2029	Yes	71.1%	1.22x	8.9%

15	Dollar General Portfolio(3)	$29,200,000	2.5%	$3,500,000	10.60000%	1/6/2029	Yes	81.3%	1.14x	8.1%

(1)	Calculated including any related pari passu companion loan(s), related subordinate companion loan (s) and mezzanine debt.

(2)	With respect to the Saint Louis Galleria Mortgage Loan DSCR is calculated using the sum of the first 12 whole loan principal and interest payments after the expiration of the whole loan interest-only period based on the assumed principal and interest payment schedule set forth in Annex G of this Preliminary Prospectus.

(3)	With respect to the Dollar General Portfolio Mortgage Loan DSCR is calculated using the sum of the first 12 whole loan principal and interest payments after the expiration of the whole loan interest-only period based on the assumed principal and interest payment schedule set forth in Annex H of this Preliminary Prospectus.

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		Mortgage Loan	% of Initial	Intercreditor	Combined		Combined
		Cut-off Date	Outstanding	Agreement	Minimum	Combined	Minimum Debt
Loan No.	Mortgage Loan	Balance	Pool Balance	Required	DSCR	Maximum LTV	Yield

2	3 Park Avenue	$60,000,000	5.2%	Yes	1.85x	49.0%	8.85%

7	101 California	$40,000,000	3.5%	Yes	N/A	51.5%	8.35%

19	Atrium Two	$25,500,000	2.2%	No	1.35x	78.8%	8.75%

32	Residence Inn Anaheim Hills Yorba Linda	$14,900,000	1.3%	Yes	2.34x	58.4%	11.5%

(36)	Loan No. 2 – 3 Park Avenue - Underwritten NOI DSCR, Underwritten NCF DSCR, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield, Underwritten NOI, Underwritten NCF and Occupancy include TransPerfect Translations (“TransPerfect”), (the 2nd Largest Tenant at the Mortgaged Property representing 13.7% of NRA and 15.0% of underwritten base rent with a lease expiration date of September 30, 2019). TransPerfect recently announced that it will be vacating its space at the Mortgaged Property upon lease expiration. Excluding the TransPerfect tenant, the Underwritten NOI is $13,287,938, the Underwritten NCF is $11,469,290, the Underwritten NCF DSCR is 1.31x and the occupancy is 71.9%.

Loan No. 8 – Soho Beach House - The Soho Beach House Mortgaged Property currently has 49 guestrooms. As part of the borrower sponsor’s planned renovations at the Soho Beach House Mortgaged Property for 2019 (for which the borrower deposited $2,500,000 into the FF&E reserve account on the origination date of the Soho Beach House Whole Loan), the borrower expects to convert the penthouse event space into a 1,500 sq. ft. guestroom. The upfront deposit of $2,500,000 is for budgeted or lender approved capital expenditures, property improvements and replacement FF&E at the Soho Beach House Mortgaged Property (funds on deposit may be released to the borrower upon satisfaction of specified disbursement conditions) and is not specifically earmarked for the penthouse renovation (estimated by the appraisal to cost approximately $765,000). Upon completion of the 2019 planned renovation, the Mortgaged Property is expected to have 50 operational guestrooms.

Loan No. 18 – Spring Hollow Apartments – The debt service coverage ratio trigger period is defined as 1.15x and if no debt service coverage ratio trigger period occurs during the first three years of the loan term the debt service coverage ratio trigger period will be defined as 1.10x.

Loan No. 20 – The Landing Apartments – The debt service coverage ratio trigger period is defined as 1.05x for the first four quarters . From and after the commencement of the second year of the term, the debt service coverage ratio trigger period will be defined as 1.10x.

Loan No. 21 – Union Bay Apartments – The debt service coverage ratio trigger period is defined as 1.20x after the first four quarters. There is no debt service coverage ratio trigger for the first year of the loan term.

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